                                                                    EXHIBIT 99.1

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                      among

                              CAMDEN PROPERTY TRUST
                                  as Borrower,

                            THE LENDERS NAMED HEREIN
                                   as Lenders,
                              BANK OF AMERICA, N.A.
                            as Administrative Agent,

                            JPMORGAN CHASE BANK, N.A.
                              as Syndication Agent,
                               WACHOVIA BANK, N.A.
                             WELLS FARGO BANK, N.A.
                            as Documentation Agents,
                         BANC OF AMERICA SECURITIES LLC
                   as Sole Lead Arranger and Joint Bookrunner,
                                       and
                           J.P. MORGAN SECURITIES INC.
                               as Joint Bookrunner
                                   Dated as of
                                JANUARY 14, 2005

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                                TABLE OF CONTENTS

ARTICLE 1 TERMS DEFINED.............................................................................     1
   SECTION 1.1. Definitions.........................................................................     1
   SECTION 1.2. Singular and Plural; Gender.........................................................    23
   SECTION 1.3. Substantive Definitions.............................................................    23
   SECTION 1.4. Money...............................................................................    23
   SECTION 1.5. Captions; References................................................................    23
   SECTION 1.6. Accounting Terms and Determinations.................................................    24

ARTICLE 2 COMMITMENT................................................................................    24
   SECTION 2.1. Commitment..........................................................................    24
   SECTION 2.2. Method of Borrowing under Credit Facility...........................................    25
   SECTION 2.3. Competitive Bid Loans...............................................................    26
   SECTION 2.4. Fees................................................................................    30
   SECTION 2.5. Disbursement and Performance by Lenders.............................................    32
   SECTION 2.6. Swingline Loan Subfacility..........................................................    33
   SECTION 2.7. Letters of Credit...................................................................    35
   SECTION 2.8. Letter of Credit Usage Absolute.....................................................    38

ARTICLE 3 TERMS OF THE CREDIT FACILITIES............................................................    39
   SECTION 3.1. Notes...............................................................................    39
   SECTION 3.2. Maturity; Mandatory Principal Reductions............................................    40
   SECTION 3.3. Interest Rate.......................................................................    40
   SECTION 3.4. Interest Payments...................................................................    41
   SECTION 3.5. Conversion of Advances and Interest Rate Elections..................................    41
   SECTION 3.6. Reduction of Commitment Amount; Consequential Loss..................................    42
   SECTION 3.7. Schedules on Notes..................................................................    43
   SECTION 3.8. General Provisions as to Payments...................................................    43
   SECTION 3.9. Application of Payments.............................................................    44
   SECTION 3.10. Post-Default Interest; Past Due Principal and Interest.............................    44
   SECTION 3.11. Computation of Interest and Fees...................................................    45
   SECTION 3.12. Lenders' Capital Adequacy..........................................................    45
   SECTION 3.13. Regulatory Changes; Indemnification for Failure to Pay When Due....................    45
   SECTION 3.14. Taxes..............................................................................    46
   SECTION 3.15. Extension Option...................................................................    49
   SECTION 3.16. Replacement of a Lender............................................................    49

ARTICLE 4 CONDITIONS TO CLOSING AND ADVANCES........................................................    50
   SECTION 4.1. Conditions To Closing...............................................................    50
   SECTION 4.2. Conditions To All Advances or Swingline Advances or Issuances of Letters of Credit..    52

ARTICLE 5 UNENCUMBERED PROPERTIES POOL AND GUARANTIES...............................................    52
   SECTION 5.1. Unencumbered Properties Pool........................................................    52
   SECTION 5.2. Negative Pledge Agreements..........................................................    54

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
   SECTION 5.3. Additional Guarantor Subsidiaries...................................................    54
   SECTION 5.4. Ownership of Guarantor Subsidiaries.................................................    54
   SECTION 5.5. Partnership Matters.................................................................    54
   SECTION 5.6. Guaranty Proceeds...................................................................    55

ARTICLE 6 REPRESENTATIONS AND WARRANTIES............................................................    55
   SECTION 6.1. Existence and Power of Borrower.....................................................    56
   SECTION 6.2. Existence and Power of Guarantor Subsidiaries.......................................    56
   SECTION 6.3. Authorization; Contravention........................................................    56
   SECTION 6.4. Enforceable Obligations.............................................................    56
   SECTION 6.5. Financial Information...............................................................    57
   SECTION 6.6. Litigation..........................................................................    57
   SECTION 6.7. ERISA...............................................................................    57
   SECTION 6.8. Taxes and Filing of Tax Returns.....................................................    58
   SECTION 6.9. Ownership of Assets.................................................................    58
   SECTION 6.10. Business; Compliance...............................................................    58
   SECTION 6.11. Licenses, Permits..................................................................    59
   SECTION 6.12. Compliance with Law................................................................    59
   SECTION 6.13. Utilities and Access...............................................................    59
   SECTION 6.14. Full Disclosure....................................................................    59
   SECTION 6.15. Environmental Matters..............................................................    60
   SECTION 6.16. Purpose of Credit..................................................................    60
   SECTION 6.17. Governmental Regulations...........................................................    61
   SECTION 6.18. Insurance..........................................................................    61
   SECTION 6.19. Solvency...........................................................................    61

ARTICLE 7 AFFIRMATIVE COVENANTS.....................................................................    61
   SECTION 7.1. Information From Borrower...........................................................    61
   SECTION 7.2. Business of Borrower; REIT Status; NYSE Listing.....................................    63
   SECTION 7.3. Right of Inspection; Confidentiality................................................    63
   SECTION 7.4. Maintenance of Insurance............................................................    64
   SECTION 7.5. Maintenance and Use.................................................................    64
   SECTION 7.6. Payment of Taxes, Impositions and Claims............................................    65
   SECTION 7.7. Compliance with Laws and Documents..................................................    65
   SECTION 7.8. Environmental Law Compliance and Indemnity..........................................    65
   SECTION 7.9. Covenant Compliance.................................................................    66
   SECTION 7.10. Quantity and Quality of Documents..................................................    66
   SECTION 7.11. Use of Proceeds....................................................................    67
   SECTION 7.12. Additional Documents...............................................................    67

ARTICLE 8 NEGATIVE COVENANTS........................................................................    67
   SECTION 8.1. Minimum Net Worth...................................................................    67
   SECTION 8.2. Liabilities to Assets Ratios........................................................    67
   SECTION 8.3. Interest Coverage Ratio.............................................................    68
   SECTION 8.4. Fixed Charge Coverage Ratio.........................................................    68
   SECTION 8.5. Debt Limitations....................................................................    68

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
   SECTION 8.6. Limitation on Sale or Transfer of Assets............................................    68
   SECTION 8.7. Permitted Liens.....................................................................    68
   SECTION 8.8. Consolidations, Mergers, and Maintenance............................................    68
   SECTION 8.9. Management of Property..............................................................    69
   SECTION 8.10. Intentionally Deleted..............................................................    69
   SECTION 8.11. Limitation on Distributions........................................................    69
   SECTION 8.12. Investments........................................................................    69
   SECTION 8.13. Negative Pledge....................................................................    70
   SECTION 8.14. Transactions with Affiliates.......................................................    70
   SECTION 8.15. Employee Plans.....................................................................    70
   SECTION 8.16. Use Violations.....................................................................    71
   SECTION 8.17. Exceptions to Covenants............................................................    71
   SECTION 8.18. Fiscal Year and Accounting Methods.................................................    71
   SECTION 8.19. Governmental Regulations...........................................................    71
   SECTION 8.20. Treasury Stock.....................................................................    71

ARTICLE 9 DEFAULTS AND REMEDIES.....................................................................    72
   SECTION 9.1. Events of Default...................................................................    72
   SECTION 9.2. Notice and Cure.....................................................................    75
   SECTION 9.3. Remedies............................................................................    75
   SECTION 9.4. Rights of Set-Off...................................................................    75
   SECTION 9.5. Remedies Cumulative, Concurrent and Non-Exclusive...................................    76
   SECTION 9.6. No Conditions Precedent to Exercise Remedies........................................    76
   SECTION 9.7. Waivers.............................................................................    77
   SECTION 9.8. Discontinuance of Proceedings.......................................................    77
   SECTION 9.9. Application of Proceeds.............................................................    77
   SECTION 9.10. Actions in Respect of Letters of Credit............................................    77

ARTICLE 10 AGENTS AND THE LENDERS...................................................................    79
   SECTION 10.1. Appointment and Authorization of Agents............................................    79
   SECTION 10.2. Possession of Instruments by Administrative Agent..................................    81
   SECTION 10.3. Expenses...........................................................................    81
   SECTION 10.4. Delegation of Duties; Reliance; Consultation.......................................    82
   SECTION 10.5. Limitation of Liability............................................................    82
   SECTION 10.6. Default............................................................................    83
   SECTION 10.7. Lenders' Decisions.................................................................    84
   SECTION 10.8. Limitation of Liability of Lenders.................................................    84
   SECTION 10.9. Relationship of Lenders............................................................    85
   SECTION 10.10. Debtor-Creditor Relationship......................................................    85
   SECTION 10.11. Credit Decisions..................................................................    85
   SECTION 10.12. Removal of any Agent..............................................................    85
   SECTION 10.13. Resignation by any Agent..........................................................    86
   SECTION 10.14. Sharing of Payments and Setoffs...................................................    86
   SECTION 10.15. Non-Advancing Lenders.............................................................    87
   SECTION 10.16. Benefit of Lenders................................................................    88
   SECTION 10.17. Roles of Agents...................................................................    88

                                       iii
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
ARTICLE 11 MISCELLANEOUS............................................................................    88
   SECTION 11.1. Continuing Agreement...............................................................    88
   SECTION 11.2. Notices............................................................................    88
   SECTION 11.3. No Waivers.........................................................................    89
   SECTION 11.4. Expenses; Documentary Taxes; Indemnification.......................................    89
   SECTION 11.5. Amendments, Waivers and Consents...................................................    90
   SECTION 11.6. Survival...........................................................................    90
   SECTION 11.7. Prior Understandings; No Defenses; Release; No Oral Agreements.....................    90
   SECTION 11.8. Limitation on Interest.............................................................    91
   SECTION 11.9. Invalid Provisions.................................................................    92
   SECTION 11.10. Lender Assignments and Participations.............................................    92
   SECTION 11.11. Binding Effect....................................................................    94
   SECTION 11.12. Senior Debt; Borrower Subordination...............................................    94
   SECTION 11.13. Nonliability of Agent and Lender..................................................    95
   SECTION 11.14. Payment Set Aside.................................................................    95
   SECTION 11.15. Construction......................................................................    95
   SECTION 11.16. Time of Essence...................................................................    95
   SECTION 11.17. Inconsistent Provisions...........................................................    95
   SECTION 11.18. Consolidated Group................................................................    96
   SECTION 11.19. Submission To Jurisdiction; Service of Process....................................    96
   SECTION 11.20. JURY TRIAL WAIVER.................................................................    96
   SECTION 11.21. APPLICABLE LAW....................................................................    96
   SECTION 11.22. Counterparts......................................................................    97

                             SCHEDULES AND EXHIBITS

SCHEDULE I      AGENTS, JOINT BOOKRUNNERS, LENDERS AND BORROWER

SCHEDULE II     LIBOR MARGIN; VARIABLE RATE MARGIN; FACILITY FEE PERCENTAGE

SCHEDULE III    ORGANIZATIONAL CHART

EXHIBIT A-1     FORM OF NOTE

EXHIBIT A-2     FORM OF COMPETITIVE BID NOTE

EXHIBIT A-3     FORM OF SWINGLINE NOTE

EXHIBIT B       ADVANCE/LETTER OF CREDIT REQUEST

EXHIBIT C       COMPLIANCE CERTIFICATE

EXHIBIT D       ASSIGNMENT AND ACCEPTANCE

EXHIBIT E-1     COMPETITIVE BID QUOTE REQUEST

EXHIBIT E-2     INVITATION FOR COMPETITIVE BID QUOTE

EXHIBIT E-3     COMPETITIVE BID QUOTE

EXHIBIT F       FORM OF GUARANTY AGREEMENT

EXHIBIT G       CONTRIBUTION AGREEMENT

                      AMENDED AND RESTATED CREDIT AGREEMENT

      THIS AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of the 14th day of January, 2005 by and among CAMDEN PROPERTY TRUST, a Texas real estate investment trust, as borrower, BANK OF AMERICA, N.A., as administrative agent, JPMORGAN CHASE BANK, N.A., as syndication agent, WACHOVIA BANK, N.A. and WELLS FARGO BANK, N.A., as documentation agents, and the financial institutions and other entities designated as "Lenders" on Schedule I hereto, as Schedule I may be modified or supplemented from time to time.

                              PRELIMINARY STATEMENT

      Camden Property Trust ("Borrower") currently has a credit facility in an amount equal to Five Hundred Million and No/100 Dollars ($500,000,000) pursuant to the Existing Credit Agreement (as herein defined). Borrower has requested that Agents, Sole Lead Arranger and Joint Bookrunners (each as herein defined) arrange a credit facility in the amount of Six Hundred Million and No/100 Dollars ($600,000,000), with the ability to further increase such credit facility up to Seven Hundred Fifty Million and No/100 Dollars ($750,000,000). Upon and subject to the terms of this Agreement and the other Loan Documents, Agents and the Lenders are willing to fund such credit facility. Accordingly, in consideration of the mutual covenants contained herein, Borrower, the Guarantor Subsidiaries, Agents and the Lenders (each as herein defined) agree as follows:

                                    ARTICLE 1
                                  TERMS DEFINED

      SECTION 1.1. Definitions. The following terms, as used herein, have the following meanings:

      ADJUSTED LIBOR RATE means on the applicable Effective Date, with respect to a LIBOR Rate Advance, a rate per annum equal to the sum of (a) the quotient of (i) the LIBOR Rate on the applicable Effective Date, divided by (ii) the remainder of 1.00 minus the LIBOR Reserve Requirement, if any, on the applicable Effective Date, plus (b) the LIBOR Margin in effect on such date.

      ADMINISTRATIVE AGENT means Bank of America, N.A., a national banking association, in its capacity as administrative agent for the Lenders hereunder, or any successor administrative agent pursuant to Section 10.12 or Section 10.13.

      ADVANCE means an advance made by the Lenders (including advances under Competitive Bid Notes) to Borrower under the Credit Facility pursuant to the terms and conditions of this Agreement.

      ADVANCE/LETTER OF CREDIT REQUEST has the meaning set forth in Section 2.2(a).

      AFFILIATE means, as to any Person, any Subsidiary of such Person, or any Person which, directly or indirectly, controls, is controlled by, or is under common control with such Person. For the purposes of this definition, "control" means the possession of the power to direct or

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)             PAGE 1
cause the direction of management and policies of such Person, whether through the ownership of voting securities or other equity interests, by contract or otherwise.

      AGENTS means Administrative Agent, Syndication Agents, Documentation Agents, Managing Agents and Co-Agents.

      AGGREGATE LOAN PERCENTAGE means, with respect to each Lender, the fraction, expressed as a percentage, obtained by dividing (a) the sum of the aggregate principal amount outstanding on the date of determination under the Note and the Competitive Bid Note payable to such Lender plus the amounts such Lender is required to fund under the Swingline Advance, by (b) the aggregate principal amount outstanding on the date of determination under all of the Notes, Competitive Bid Notes and Swingline Note.

      AGREEMENT means this Credit Agreement, including the Schedules and Exhibits hereto, together with all renewals, extensions, modifications, amendments, supplements, rearrangements and restatements thereof.

      APPLICABLE DEBT RATING means at any time the Moody's Rating and the S&P Rating if equivalent, and the higher of the Moody's Rating and the S&P Rating if such ratings are not equivalent; provided, that, if the Moody's Rating and the S&P Rating are not equivalent and one of the two ratings is two or more categories lower than the other, then the rating classification used for the purpose hereof shall be the category next below that of the higher of the two ratings.

      APPLICABLE ENVIRONMENTAL LAWS has the meaning set forth in Section 7.8.

      APPLICABLE LENDING OFFICE means with respect to each Lender, such Lender's domestic lending office (as designated by such Lender) for Variable Rate Advances and Competitive Bid Fixed Rate Loans and such Lender's Eurodollar lending office (as designated by such Lender) for LIBOR Rate Advances, Competitive Bid Advances and Competitive Bid Pricing Loans.

      APPLICABLE RATE means at any time, (a) with respect to a Variable Rate Advance, a rate per annum equal to the Variable Rate, and (b) with respect to a LIBOR Rate Advance, a rate per annum equal to the Adjusted LIBOR Rate.

      ASSIGNMENT AND ACCEPTANCE has the meaning set forth in Section 11.10.

      AUTHORIZED OFFICER means, as to Borrower or any other Person, any of its Chairman, Vice-Chairman, Chief Executive Officer, President, Executive Vice President(s), Chief Financial Officer, Chief Accounting Officer, Treasurer or Assistant Treasurer, who is duly authorized by the Board of Directors or other governing board of such Person to execute the Loan Documents or any other documents or certificates to be executed by such Person hereunder or in connection with any Advance or Swingline Advance or any reporting requirements hereunder.

      BASE RATE means, on any date of determination, the greater of (a) the rate of interest per annum most recently announced by Administrative Agent as its prime rate in effect at its principal office automatically fluctuating upward and downward until and at the time specified in each such announcement without special notice to Borrower or any other Person, which prime

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)             PAGE 2
rate may not necessarily represent the lowest or best rate actually charged to a customer or (b) the sum of the Federal Funds Rate plus 100 basis points.

      BORROWER means Camden Property Trust, a Texas real estate investment trust, and its successors.

      BORROWER CONTROL GROUP means a management group which includes the President, the Chief Executive Officer, the Chief Financial Officer, and such other officers and Trust Managers approved by the President, the Chief Executive Officer and Chief Financial Officer.

      BORROWING DATE means the date on which an Advance or Swingline Advance is made under this Agreement.

      BUSINESS DAY means (a) for all purposes other than as covered by clause
(b) of this definition, any day of the week, other than Saturday, Sunday or other day Administrative Agent or any Lender is required or authorized by law or executive order to close, and (b) with respect to all requests, notices and determinations in connection with LIBOR Rate Advances and Competitive Bid Pricing Loans, a day that is a Business Day described in clause (a) of this definition and that is a day other than a day on which banks are required or authorized to close in the London interbank market.

      CAMDEN L.P. means Camden Operating L.P., a Delaware limited partnership, and its successors.

      CAMDEN REALTY means Camden Realty, Inc., a Delaware corporation, and its successors.

      CAMDEN USA means Camden USA, Inc., a Delaware corporation, and its successors.

      CAPITAL EXPENDITURES means expenditures by Borrower or any of its Consolidated Subsidiaries for fixed or capital assets, including without limitation expenditures for maintenance and repairs.

      CASH EQUIVALENTS means, as to any Person, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (b) time deposits and certificates of deposit of any commercial bank organized under the laws of the United States, any State thereof or the District of Columbia having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof, or the District of Columbia having, capital, surplus and undivided profits aggregating in excess of $200,000,000 and having a long-term unsecured debt rating of at least "A" or the equivalent thereof from S&P, or "A2" or the equivalent thereof from Moody's, with maturities of not more than six months from the date of acquisition by such Person, (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above, (d) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and in each case maturing not more than six months after the date of acquisition by such Person,

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)             PAGE 3

(e) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (d) above.

      CHANGE IN CONTROL means the acquisition by a person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act) (other than Borrower Control Group) of the beneficial ownership of issued and outstanding shares of the voting stock or similar ownership interests of Borrower, the result of which acquisition is that such person or such group possess in excess of 30% of the combined voting power of all the issued and outstanding voting stock or other similar ownership interests of Borrower.

      CLOSING DATE means the effective date of execution of this Agreement as designated in the first paragraph of this Agreement.

      CO-AGENT means AmSouth Bank; Bank of China, New York Branch; The Governor and Company of the Bank of Ireland; U.S. Bank National Association and Credit Suisse First Boston, acting through its Cayman Islands Branch, each in its capacity as co-agent for the Lenders hereunder.

      CODE means the Internal Revenue Code of 1986, as amended.

      COMMITMENT means, with respect to each Lender, the amount indicated as the Commitment for such Lender on Schedule I, as such amount (a) may be reduced or increased from time to time as a result of a reduction in the Total Commitment pursuant to Section 3.6 or an increase in the Total Commitment pursuant to
Section 2.1(b), or as otherwise provided herein, or (b) may be adjusted from time to time to account for any assignment of a Lender's interest as provided in
Section 11.10 of this Agreement, or pursuant to Section 3.16 or otherwise.

      COMMITMENT FEES means the Initial Commitment Fee and any commitment or upfront fees to be paid to any Lenders upon any increase in the Total Commitment as determined at the time of such increase.

      COMMITMENT PERCENTAGE means, with respect to each Lender, the percentage indicated for such Lender as its Commitment Percentage on Schedule I, as such percentage may be adjusted from time to time as a result of reduction or increase in the Total Commitment as provided herein, or to account for any assignments of a Lender's interest as provided in Section 11.10, or pursuant to
Section 3.16 or otherwise.

      COMPETITIVE BID ACCEPTANCE NOTICE has the meaning set forth in Section 2.3(f).

      COMPETITIVE BID ADVANCE means a borrowing hereunder consisting of the aggregate amount of the Competitive Bid Loans made on the same Borrowing Date by some or all of the Lenders to Borrower on the same terms pursuant to Section 2.3.

      COMPETITIVE BID AUCTION means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Margins and/or Competitive Bid Fixed Rates pursuant to Section 2.3.

      COMPETITIVE BID AUCTION FEE has the meaning set forth in Section 2.4(d).

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)             PAGE 4

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      COMPETITIVE BID FIXED RATE means a rate per annum equal to the Base Rate plus or minus a margin, or other fixed interest rate, offered by a Lender for a Competitive Bid Fixed Rate Loan.

      COMPETITIVE BID FIXED RATE LOAN means a Competitive Bid Loan made by a Lender pursuant to Section 2.3, which bears interest at a Competitive Bid Fixed Rate selected by Borrower.

      COMPETITIVE BID LOAN means either a Competitive Bid Pricing Loan or a Competitive Bid Fixed Rate Loan.

      COMPETITIVE BID MARGIN means the margin above or below, as applicable, the applicable Adjusted LIBOR Rate offered for a Competitive Bid Pricing Loan, expressed as a percentage (rounded to the nearest 1/100 of 1%).

      COMPETITIVE BID NOTE means a promissory note in substantially the form of Exhibit A-2, with appropriate insertions, evidencing Competitive Bid Loans made by a Lender, duly executed and delivered by Borrower and payable to the order of each Lender, each in the principal face amount equal to 50% of the Total Commitment (provided, that, in no event shall the aggregate amount funded under all Competitive Bid Notes ever exceed 50% of the Total Commitment), as such notes may be amended, renewed or extended from time to time, and all notes given in amendment, replacement or restatement thereof, in whole or in part, including without limitation in connection with an assignment of a Lender's interest hereunder or the addition of a new Lender hereunder.

      COMPETITIVE BID PRICING LOAN means a Competitive Bid Loan made by a Lender pursuant to Section 2.3, which bears interest at a Eurodollar Bid Rate selected by Borrower.

      COMPETITIVE BID QUOTE means a Competitive Bid Quote substantially in the form of Exhibit E-3 hereto completed and delivered by a Lender to Administrative Agent in accordance with Section 2.3.

      COMPETITIVE BID QUOTE REQUEST means a Competitive Bid Quote Request substantially in the form of Exhibit E-1 hereto completed and delivered by Borrower to Administrative Agent in accordance with Section 2.3.

      COMPLIANCE CERTIFICATE means a certificate to be delivered by Borrower to Administrative Agent as a condition to closing pursuant to Section 4.1(e), and quarterly thereafter as required under Section 7.1(c), each such Compliance Certificate to be in the form of Exhibit C hereto, with appropriate information for the period covered thereby.

      CONSEQUENTIAL LOSS has the meaning set forth in Section 3.6(b).

      CONSOLIDATED OR COMBINED means with reference to any term defined herein, that term as applied to the accounts of Borrower and its Subsidiaries, consolidated or combined in accordance with GAAP.

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)             PAGE 5

      CONSOLIDATED ASSETS means the aggregate book value of all assets of Borrower and its Consolidated Subsidiaries, prior to any deductions for accumulated depreciation, and after deducting assets classified as intangible assets, all as determined in accordance with GAAP.

      CONSOLIDATED EBITDA means, for any period, determined in accordance with GAAP on a consolidated basis for Borrower and its Consolidated Subsidiaries, an amount equal to the sum of consolidated net income before taxes, extraordinary gains or losses, and preferred dividends (as determined in accordance with GAAP), plus depreciation, plus amortization, plus interest expense, each as deducted in determining such consolidated net income before taxes, for such period, as adjusted for (i) any non-recurring items during such period, and (ii) the addition of any acquisitions and the deletion of any dispositions of Real Estate during such period.

      CONSOLIDATED INTEREST EXPENSE means, for any period, the interest expense (including capitalized interest) that is incurred and required to be shown as such on the financial statements of Borrower and its Subsidiaries, on a consolidated basis, prepared in accordance with GAAP.

      CONSOLIDATED LIABILITIES means the amount of liabilities shown on the consolidated balance sheet of Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP.

      CONSOLIDATED NET WORTH means, as of any date, Consolidated Assets minus Consolidated Liabilities.

      CONSOLIDATED SUBSIDIARY means at any date any Subsidiary of Borrower the accounts of which, in accordance with GAAP, would be consolidated with the accounts of Borrower on the consolidated financial statements of Borrower as of such date.

      CONTINGENT OBLIGATION of any Person means any obligation, contingent or otherwise, of such Person (a) with respect to any Debt, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect, thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto, including, without limitation, any obligation
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreements to keep-well, to purchase any Real Estate or other assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions, by "comfort letter" or other similar undertaking of support or otherwise), or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), (b) creating any exposure, contingent or otherwise, directly or indirectly, under any forward equity type products, derivatives or any other exposure considered or treated as debt by any Ratings Agency, or (c) assuring any creditor or purchaser from such Person against loss, including without limitation, any recourse obligation with respect to loans or other receivables sold with recourse to such Person, provided that the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

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      CONTRIBUTION AGREEMENT means the Contribution Agreement in the form attached hereto as Exhibit G, to be dated of even date herewith, executed by and among Borrower and the Guarantor Subsidiaries as of the Closing Date, and by each other Person that becomes a Guarantor Subsidiary after the Closing Date, which joinder may be by a supplement thereto, or any separate new or replacement Contribution Agreement signed by one or more Guarantor Subsidiaries after the Closing Date, and all amendments, supplements, replacements and restatements thereof.

      CREDIT FACILITY means the revolving line of credit created pursuant to this Agreement in an amount equal to $600,000,000 as of the Closing Date, subject to increase up to $750,000,000 as provided in Section 2.1(b).

      CREDIT PERIOD means the period commencing on the date of this Agreement and ending on the Termination Date.

      DEBT of any Person means at any date, without duplication, (a) all indebtedness, obligations and liabilities of such Person which, in accordance with GAAP and practices thereof, would be included in determining liabilities as shown in the liability section of the balance sheet of such Person, including, without limitation, the Obligations and all other indebtedness, obligations and liabilities evidenced by bonds, debentures, notes or other similar instruments, whether recourse or non-recourse and whether secured or unsecured, but excluding trade payables, accounts payable, accrued interest and expenses, prepaid rents, security deposits and other accruals, (b) all other indebtedness (including capitalized lease obligations) of such Person on which interest charges are customarily paid or accrued, (c) all obligations for indebtedness in respect of Contingent Obligations of such Person and obligations under interest rate swaps, hedge agreements and other similar agreements, (d) the unfunded or unreimbursed portion of all letters of credit issued for the account of such Person, (e) all obligations to purchase under agreements to acquire, or otherwise to contribute money with respect to Development Properties, and (f) without duplication of any other Debt, all personal liability of such Person as a general partner or joint venturer of a partnership or joint venture for obligations of such partnership or joint venture of the nature described in (a) through (e) preceding.

      DEBTOR RELIEF LAWS means any applicable Laws pertaining to liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization, receivership, composition, extension or adjustment of debt, or similar Laws, domestic or foreign, affecting the rights or remedies of creditors generally, in effect from time to time.

      DEFAULT means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

      DEFAULT RATE means the fluctuating per annum rate of interest equal to the lesser of (a) four percent (4.0%) plus the Base Rate, or (b) the Maximum Lawful Rate.

      DESIGNATED SUCCESSOR AGENT means, at any given time, the Lender (other than Administrative Agent) which has the largest Commitment, or if the Lenders have no further commitment to lend hereunder, the largest Aggregate Loan Percentage; provided, however, if

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two or more such Lenders have the same Commitment or Aggregate Loan Percentage, as the case may be, at such time, then the Designated Successor Agent shall be such of those Lenders having the same Commitment or Aggregate Loan Percentage, as the case may be, which has the largest net worth; and, provided further, that if the Required Lenders object to the newly named Designated Successor Agent, or if any Lender determined to be a Designated Successor Agent declines to serve as successor Administrative Agent in writing delivered to the outgoing Administrative Agent, within seven (7) Business Days after such Designated Successor Agent is determined, then the Lender other than Administrative Agent or such rejected or declining Designated Successor Agent which has the next largest Commitment or Aggregate Loan Percentage, as the case may be, shall be the Designated Successor Agent. For each such Lender that is a member of a bank holding company, its net worth shall be deemed to be the consolidated net worth of its bank holding company.

      DEVELOPMENT PROPERTIES means Real Estate comprised of multi-family projects under construction, or in pre-construction phases of the development process, but not yet completed.

      DIDMCA means the Depositary Institutions Deregulation and Monetary Control Act of 1980, Public Law 96-221, as amended, codified at 12 U.S.C. Section 1735f-7.

      DISTRIBUTION by any Person, means (a) with respect to any stock of any class issued by such Person or any partnership, joint venture or other beneficial ownership or equity interest of such Person, the retirement, redemption, repurchase, or other acquisition for value of such stock, partnership, joint venture or other equity interest, (b) the declaration or payment (without duplication) of any dividend or other distribution, whether monetary or in kind, on or with respect to any stock, partnership, joint venture or other equity interest of any Person, and (c) any other payment or distribution of assets of a similar nature or in respect of an equity investment.

      DOCUMENTATION AGENT means Wachovia Bank, National Association and Wells Fargo Bank, N.A., each in its capacity as documentation agent for the Lenders hereunder, or any successor documentation agent pursuant to Section 10.12 or
Section 10.13.

      EFFECTIVE DATE means the date selected by Borrower to be the first day of the applicable Interest Period related to a LIBOR Rate Advance or a Competitive Bid Pricing Loan.

      ELIGIBLE ASSIGNEE means (a) a Lender; (b) an Affiliate of a Lender; and
(c) any other Person approved by Administrative Agent and, so long as no Default is in existence and no Event of Default has occurred and is continuing, by Borrower (which approval by Borrower and Administrative Agent shall not be unreasonably withheld or delayed); provided, however, that none of Borrower nor any Affiliate of Borrower shall qualify as an Eligible Assignee.

      ELIGIBLE GROUND LEASE means a lease meeting at least the following requirements: (a) a remaining term (including renewal options exercisable at lessee's sole option) of at least thirty (30) years, (b) the leasehold interest is transferable and assignable either without the landlord's prior consent or with such consent, which, however, will not be unreasonably withheld by landlord, and (c) the ground lease contains customary lender protection provisions acceptable to Administrative Agent in that, among other things, it provides or allows for, without further consent from the landlord, (i) notice and right to cure to lessee's lender, (ii) a right of the lessee

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)             PAGE 8
to pledge or mortgage the leasehold interest, (iii) recognition of a foreclosure of the leasehold interest including entering into a new lease with the lender, and (iv) no right of landlord to terminate without consent of lessee's lender except after a default which remains uncured after notice and opportunity to cure given to lessee's lender. Each of the following shall be an Eligible Ground Lease notwithstanding that any of the following may not comply with the requirements of this definition: (a) property in Corpus Christi, Nueces County, Texas, containing 7.494 and 4.841 acres, respectively, subject to ground leases from Texas A&M University to Borrower as lessee, consisting of two tracts, and commonly known as Camden Miramar Apartments; (b) property in Louisville, Kentucky, subject to a ground lease from Alice A. Boden, Trustee, Philip Arterburn and Nancy A. Branch, commonly known as Camden Oxmoor; and (c) property in Phoenix, Maricopa County, Arizona, subject to a ground lease from the City of Phoenix, to Camden USA, as lessee, commonly known as Camden Copper Square.

      EMPLOYEE PLAN means at any time an employee benefit plan as defined in
Section 3(3) of ERISA that is now or was previously maintained, sponsored or contributed to by Borrower or any Guarantor Subsidiary or any ERISA Affiliate of Borrower or any Guarantor Subsidiary.

      EQUITY INTERESTS has the meaning set forth in Section 8.13.

      EQUITY OFFERING means the issuance and sale by Borrower or any Consolidated Subsidiary subsequent to the Closing Date of any equity securities of Borrower or any Consolidated Subsidiary.

      ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all regulations issued pursuant thereto.

      ERISA AFFILIATE means any person that is treated as a single employer with Borrower or any Guarantor Subsidiary under Section 414 of the Code.

      ERISA REPORTABLE EVENT means a reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

      EURODOLLAR BID RATE means, with respect to a Competitive Bid Pricing Loan made by a given Lender for the relevant Interest Period, the sum of (a) the Adjusted LIBOR Rate (less the LIBOR Margin), and (b) the Competitive Bid Margin offered by such Lender and accepted by Borrower pursuant to Section 2.3.

      EVENT OF DEFAULT has the meaning set forth in Section 9.1.

      EXCESS OUTSTANDINGS means the amount (if any) by which the then outstanding aggregate principal balances of all the Notes, the Competitive Bid Notes and the Swingline Note plus the Letter of Credit Usage exceed the Maximum Available Amount, as determined on any date during the term of this Agreement.

      EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)             PAGE 9

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      EXISTING CREDIT AGREEMENT means the Credit Agreement dated as of August
15, 2002, executed by Borrower, Administrative Agent and the lenders which are parties thereto.

      EXISTING LETTERS OF CREDIT means the letters of credit listed on Schedule IV which were issued by the Fronting Bank for the account of Borrower under the Existing Credit Agreement and which shall be Letters of Credit under this Agreement.

      EXTENSION FEE has the meaning set forth in Section 3.15(d).

      EXTENSION OPTION has the meaning set forth in Section 3.15.

      FACILITY FEE means the non-refundable annual fee equal to the product of
(a) the applicable percentage in effect based on the Applicable Debt Rating as shown in Schedule II, times (b) the Total Commitment, irrespective of usage, calculated and payable as provided in Section 2.4(b).

      FEDERAL FUNDS RATE means, for any day, the rate per annum (rounded upwards if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Administrative Agent on such day on such transactions from three Federal funds brokers of recognized standing.

      FEE LETTERS means the various letter agreements to be executed by Borrower, Administrative Agent and delivered to each Lender setting forth various fees payable by Borrower to such Lender relating to the Credit Facility and all amendments, modifications and supplements thereto and any restatements or replacements thereof.

      FISCAL YEAR means any fiscal year of Borrower commencing on January 1 and ending on December 31.

      FIXED CHARGES means with respect to Borrower and its Consolidated Subsidiaries for any period, the sum of all interest expense incurred (including capitalized interest), and all scheduled principal payments (excluding balloon payments) made or to have been made during such period, plus any Distributions made during such period with respect to any stock or other similar ownership interests other than common stock (or ownership interests equivalent to common stock), plus a capital improvement reserve equal to $250 per year multiplied by the weighted average of the number of apartment units in all Properties, for the applicable period.

      FRONTING BANK shall mean Bank of America, N.A or such other Lender which is approved as Fronting Bank by Borrower and Administrative Agent.

      FUNDS FROM OPERATIONS means the term "Funds from Operations" as such term is defined by the National Association of Real Estate Investment Trusts, as such term may be modified,

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)            PAGE 10
revised or redefined from time to time by said association, or if said association no longer exists or no longer promulgates a definition for such term, then such other meaning as is selected by Administrative Agent in its reasonable determination.

      GAAP means principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of Borrower or any of its Subsidiaries adopting the same principles; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

      GENERAL PARTNER means CPT-GP, Inc., a Delaware corporation, the sole general partner of Camden L.P., and its successors.

      GOVERNMENTAL AUTHORITY means any government, any state or other political subdivision thereof, any court, any governmental body, agency or instrumentality, or any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, or any arbitration authority.

      GROSS ASSET VALUE means on any date of determination, the sum of the following, without duplication: (a) all cash and Cash Equivalents of Borrower and the Consolidated Subsidiaries, including without limitation restricted cash and escrow deposits (as shown on Borrower's consolidated balance sheet), plus
(b) the aggregate cost book value determined in accordance with GAAP (as shown on Borrower's consolidated balance sheet) of all Development Properties until the earlier of, for each Development Property, (i) eighteen (18) months following the date on which such Development Property was completed, or (ii) the first fiscal quarter in which the occupancy rate for the average number of units (computed on a weighted average basis) in such Development Property is at least 90%, plus (c) the aggregate cost book value determined in accordance with GAAP (as shown on Borrower's consolidated balance sheet) of all developed Real Estate acquired by Borrower or any Consolidated Subsidiary, until, for each piece of acquired Real Estate, the one-year anniversary of the date of acquisition of such Real Estate, plus (d) the quotient obtained by dividing (i) Consolidated EBITDA from completed and stabilized Real Estate as of the last day of the immediately preceding calendar quarter, and then annualized, but excluding from the calculation thereof any income from Development Properties included under clause (b) above and any income from acquired Real Estate included under clause
(c) above, by (ii) a capitalization rate equal to 7.50% per annum, plus (d) the book value determined in accordance with GAAP (all as are shown on Borrower's consolidated balance sheet) of (i) all undeveloped Real Estate, (ii) Investments of Borrower and its Consolidated Subsidiaries in joint ventures and partnerships, (iii) notes, mortgages and other evidences of indebtedness held by Borrower or any Consolidated Subsidiary, and (iv) accounts receivable of Borrower and its Consolidated Subsidiaries. In computing Gross Asset Value, once the aggregate of all Investments by Borrower and its Consolidated Subsidiaries in any joint ventures, partnerships or other Subsidiary (other than a Consolidated Subsidiary) exceeds the lesser of (x) two and one-half percent (2.5%) of Gross Asset Value or (y) $150,000,000, then all such Investments shall be treated on a pro rata basis such that Borrower shall be credited with a pro rata share of income and investment and will be charged with a pro rata share of the applicable expense and liability,

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)            PAGE 11
with respect to such Investments, as if such Investments were reflected on a consolidated basis. The pro rata treatment of such Investments shall continue only so long as the aggregate amount of such Investments is greater than the lesser of (x) two and one-half percent (2.5%) of Gross Asset Value or (y) $150,000,000.

      GROSS ASSET VALUE OF UNENCUMBERED PROPERTIES means on any date of determination the sum of the following, without duplication, provided that such values shall be determined and included with respect only to Property that qualifies as an Unencumbered Property and is in the Pool at such date: (a) the aggregate cost book value determined in accordance with GAAP (as shown on Borrower's consolidated balance sheet) of all Development Properties until the earlier of, for each Development Property, (i) eighteen (18) months following the date on which such Development Property was completed, or (ii) the first fiscal quarter in which the occupancy rate for the average number of units (computed on a weighted average basis) in such Development Property is at least 90%, plus (b) the aggregate cost book value determined in accordance with GAAP (as shown on Borrower's consolidated balance sheet) of all developed Real Estate acquired by Borrower or any Consolidated Subsidiary, until, for each piece of acquired Real Estate, the one-year anniversary of the date of acquisition of such Real Estate, plus (c) the quotient obtained by dividing (i) Unencumbered Adjusted NOI from completed and stabilized Real Estate as of the last day of the immediately preceding calendar quarter, and then annualized, but excluding from the calculation thereof any income from Development Properties included under clause (a) above and any income from acquired Real Estate included under clause
(b) above, by (ii) a capitalization rate equal to 7.50% per annum.

      GROUND-LEASED QUALIFYING PROPERTIES means Real Estate in which the interest of Borrower or the respective Guarantor Subsidiary is a leasehold interest pursuant to an Eligible Ground Lease.

      GUARANTEED PENSION PLAN means any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

      GUARANTOR SUBSIDIARIES means initially Camden USA, Camden Operating L.P., Camden Realty, Inc. and each Consolidated Subsidiary of Borrower that becomes a Guarantor Subsidiary after the date hereof pursuant to Section 5.3 (including Camden Summit Partnership L.P.) or otherwise, and their respective successors and assigns.

      GUARANTY AGREEMENT means the Guaranty Agreement of even date herewith executed by each of Camden USA, Camden L.P., Camden Realty and each Guaranty Agreement executed by a Guarantor Subsidiary subsequent to the date hereof pursuant to Section 5.3 or otherwise, in favor of Administrative Agent, for the ratable benefit of the Lenders (subject, however, to the provisions in favor of Senior Debt holders included in Section 5.6), guaranteeing full payment and performance of the Obligations, as it may be amended, modified, supplemented, replaced or restated from time to time, each such Guaranty Agreement to be substantially in the form attached hereto as Exhibit F.

      GUARANTY PROCEEDS has the meaning set forth in Section 5.6.

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)            PAGE 12

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      IMPOSITIONS means all real estate and personal property taxes; charges for any easement, license or agreement maintained for the benefit of any of the real property of Borrower or any Guarantor Subsidiary, or any part thereof; and all other taxes, charges and assessments and any interest, costs or penalties with respect thereto, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever, which at any time prior to or after the execution hereof may be assessed, levied or imposed upon any of the Real Estate, or any part thereof, or the ownership, use, sale, occupancy or enjoyment thereof, in each case which, if not timely paid or otherwise discharged, would materially and adversely affect (a) such ownership, use, sale, occupancy or enjoyment, or (b) the financial condition of Borrower or any Consolidated Subsidiary.

      IMPROVEMENTS means all improvements now or at any time hereafter located on any of the Real Estate (or any designated part thereof).

      INITIAL COMMITMENT FEE has the meaning set forth in Section 2.4(a).

      INITIAL UNENCUMBERED PROPERTIES means those Unencumbered Properties comprising the Pool on the Closing Date, as set forth in the initial Compliance Certificate attached hereto as Schedule C.

      INTEREST ADJUSTMENT DATE means the earlier of either the last day of an Interest Period or the Termination Date.

      INTEREST PERIOD means, with respect to a LIBOR Rate Advance, or Competitive Bid Pricing Loan, a period selected by Borrower of seven (7) days, fourteen (14) days or of one month, two months, three months, four months, five months, six months or twelve months, commencing on the Effective Date of such LIBOR Rate Advance or the Borrowing Date with respect to a Competitive Bid Loan; provided that (a) any Interest Period related to, and ending on a date later than, the Termination Date, shall be deemed to end on the Termination Date; (b) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall end on the next succeeding Business Day, except that if the next Business Day would fall in the next calendar month, the Interest Period shall end on the immediately preceding Business Day; (c) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of such calendar month; and (d) with respect to a Competitive Bid Pricing Loan, an Interest Period shall not be seven (7) days or twelve months.

      INVESTMENTS means with respect to any Person, all shares of capital stock, evidences of Debt and other securities issued by any other Person, all loans, advances, or extensions of credit to, or contributions to the capital of, any other Person, all purchases of the securities or business or integral part of the business of any other Person and commitments and binding options to make such purchases, all interests in real property, and all other investments; provided, however, that the term "Investment" shall not include (i) equipment, inventory and other tangible personal property acquired in the ordinary course of business, or (ii) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any investment represented as a guaranty shall be taken at

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)            PAGE 13
not less than the principal amount of the obligations guaranteed and still outstanding, but without duplication if such Investment is included elsewhere in this definition; (b) there shall be included as an Investment all interest accrued with respect to Debt constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investment any decrease in the value thereof.

      INVITATION FOR COMPETITIVE BID QUOTES means an Invitation for Competitive Bid Quotes substantially in the form of Exhibit E-2 hereto, completed and delivered by Administrative Agent to the Lenders in accordance with Section 2.3(c).

      JOINT BOOKRUNNERS means Banc of America Securities LLC and J.P. Morgan Securities, Inc.

      LAWS means all constitutions, treaties, statutes, laws, ordinances, codes, regulations, rules, orders, decisions, writs, injunctions, or decrees of the United States of America or any other Governmental Authority, now in effect and hereafter amended, issued, promulgated, or otherwise coming into effect.

      LEGAL REQUIREMENTS means (a) any and all present and future judicial decisions, laws, permits, licenses or certificates, of any Governmental Authority in any way applicable to Borrower or any Consolidated Subsidiary, (b) the presently or subsequently effective bylaws and articles or certificate of incorporation, partnership agreement and any other form of business association agreement of Borrower or any Consolidated Subsidiary, (c) any and all covenants, conditions or restrictions applicable to the Real Estate or the ownership, use or occupancy thereof, and (d) any and all leases or contracts (written or oral) of any nature that relate in any way to any Property or any portion thereof, or to which Borrower or any Consolidated Subsidiary may be bound, and in each case which, if violated, would materially and adversely affect (i) the present or potential ownership, use, sale, occupancy or possession of the Property or any material part thereof, by Borrower or any Consolidated Subsidiary, or (ii) the financial condition of Borrower or any Consolidated Subsidiary.

      LENDERS means the financial institutions and other entities listed as a "Lender" on Schedule I attached hereto, as Schedule I may be modified, amended or supplemented from time to time.

      LETTER(S) OF CREDIT has the meaning provided in Section 2.7.

      LETTER OF CREDIT COLLATERAL has the meaning provided in Section 9.10.

      LETTER OF CREDIT COLLATERAL ACCOUNT has the meaning provided in Section 9.10.

      LETTER OF CREDIT DOCUMENTS has the meaning provided in Section 2.8.

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)            PAGE 14

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      LETTER OF CREDIT USAGE means at any time the sum of (a) the aggregate maximum amount available to be drawn under the Letters of Credit then outstanding, assuming compliance with all requirements for drawing referred to therein, and (b) the aggregate amount of Borrower's unpaid obligations under this Agreement in respect of the Letters of Credit.

      LIBOR MARGIN means the applicable margin based on the Applicable Debt Rating described in, and determined pursuant to, Schedule II.

      LIBOR RATE means, with respect to a LIBOR Rate Advance for the Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary, to the nearest 1/1000 of 1%) equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by Administrative Agent from time to time) at approximately 11:00 a.m. (London time) two Business Days prior to commencement of such Interest Period, for U.S. Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the term "LIBOR Rate" for such Interest Period shall be the rate determined by Administrative Agent to be the rate at which deposits in U.S. Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the applicable LIBOR Rate Advance and with a term equivalent to such Interest Period would be offered by Administrative Agent's London branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

      LIBOR RATE ADVANCE means an Advance under the Credit Facility (including Competitive Bid Pricing Loans) which bears interest computed with reference to the LIBOR Rate.

      LIBOR RATE PRINCIPAL means any portion or portions of the outstanding principal balance of the Notes which bears interest at an applicable LIBOR Rate at the time in question.

      LIBOR RESERVE REQUIREMENT means, on any day, that percentage (expressed as a decimal fraction) which is in effect on such date, as provided by the Federal Reserve System for determining the maximum reserve requirements generally applicable to financial institutions regulated by the Federal Reserve Board comparable in size and type to Administrative Agent (including, without limitation, basic supplemental, marginal and emergency reserves) under Regulation D with respect to "Eurocurrency liabilities" as currently defined in Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding (or, if reserves for Eurocurrency liabilities are not separately stated in such regulations, the other applicable category of liabilities which includes deposits by reference to which the interest rate on a LIBOR Rate Advance is determined). Each determination by Administrative Agent of the LIBOR Reserve Requirement, shall, in the absence of manifest error, be conclusive and binding.

      LIEN means with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)            PAGE 15

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to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

      LITIGATION means any proceeding, claim, suit, action, arbitration, mediation, case or investigation by, before or involving any Governmental Authority.

      LOAN DOCUMENTS means this Agreement, the Notes, the Competitive Bid Notes, the Swingline Note, the Guaranty Agreements, the Contribution Agreement, the Fee Letters, the Letter of Credit Documents and all other agreements, statements, certificates, documents or instruments evidencing, securing or pertaining to the Credit Facility or the Notes or otherwise executed and/or delivered from time to time pursuant to or in connection with this Agreement, as the same may be supplemented, modified, amended, renewed, extended, rearranged, restated or replaced from time to time.

      MANAGING AGENT means Citicorp North America, Inc.; Commerzbank AG, New York and Grand Cayman Branches; Deutsche Bank Trust Company Americas; EuroHypo AG, New York Branch; PNC Bank, National Association; and SunTrust Bank; each in its capacity as managing agent for the Lenders herewith.

      MANDATORY SWINGLINE ADVANCE has the meaning set forth in Section 2.6 hereof.

      MARGIN REGULATIONS mean Regulations T, U and X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

      MARGIN STOCK means "margin stock" as defined in Regulation U.

      MATERIAL ADVERSE EFFECT means an effect resulting from any circumstance or event of whatever nature (including the filing of, or any adverse determination in, any Litigation) which does, or could reasonably be expected to, (i) impair the validity or enforceability of any Loan Document, (ii) materially and adversely affect the condition (financial or otherwise), operations, business, management or assets of Borrower or the Guarantor Subsidiaries, (iii) materially impair the ability of Borrower and the Guarantor Subsidiaries, taken as a whole, to fulfill any material part of the Obligations, or (iv) cause a Default or an Event of Default.

      MAXIMUM AVAILABLE AMOUNT means the maximum aggregate principal balances of the Notes, all Competitive Bid Notes and the Swingline Note that may be outstanding at the time in question without resulting in a breach of the requirements and covenants of this Agreement, including without limitation those set forth in Section 5.1 and Section 8.2.

      MAXIMUM LAWFUL RATE means the maximum rate (or, if the context so permits or requires, an amount calculated at such rate) of interest which, at the time in question would not cause the interest charged on the Credit Facility at such time to exceed the maximum amount which Lenders would be allowed to contract for, charge, take, reserve, or receive under applicable federal or state law after taking into account, to the extent required by applicable law, any and all relevant payments, fees or charges under the Loan Documents. For purposes of determining the Maximum Rate under the applicable Laws of the State of Texas, the applicable rate ceiling shall be the "weekly ceiling" from time to time in effect under Chapter 1D of the Texas Credit Title, as amended or supplemented; provided that to the extent permitted by

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

applicable Laws and subject to any notice or other requirements under applicable Laws, Administrative Agent may from time to time change the rate ceiling. If under applicable law there is no legal limitation on the amount or rate of interest that may be charged on amounts outstanding under the Credit Facility, there shall be no Maximum Lawful Rate, notwithstanding any reference thereto herein or in any of the Loan Documents.

      MINIMUM NOTICE REQUIREMENT has the meaning set forth in Section 3.5(b).

      MOODY'S means Moody's Investors Service, Inc., or, if Moody's no longer publishes ratings, such other ratings agency reasonably acceptable to Administrative Agent.

      MOODY'S RATING means the most recently announced rating from time to time of Moody's assigned to any class of long-term senior, unsecured liability securities issued by Borrower, as to which no letter of credit, guaranty, or third party credit support is in place, regardless of whether all or any part of such liability has been issued at the time such rating was issued.

      NON-RECOURSE INDEBTEDNESS means Debt of Borrower or any Consolidated Subsidiary which is secured by one or more parcels of Real Estate and related personal property or interests therein and is not a general obligation of Borrower or any Consolidated Subsidiary, the holder of such Debt having recourse solely to the Real Estate securing such Debt, the Improvements thereon, related personal property and leases thereon, and the rents and profits thereof securing such Debt (other than recourse for standard so-called "carve-outs").

      NON-U.S. LENDER has the meaning set forth in Section 3.14(d).

      NOTES means the promissory notes substantially in the form of Exhibit A-1 hereto with appropriate insertions evidencing Advances under the Credit Facility other than Competitive Bid Advances, executed by Borrower, payable to the order of each Lender, each in the principal face amount of the respective Lender's Commitment, as such notes may be amended, renewed or extended from time to time, and all notes given in amendment, replacement or restatement thereof, in whole or in part, including without limitation in connection with an assignment of a Lender's interest hereunder or the addition of a new Lender hereunder.

      OBLIGATIONS means all present and future indebtedness, obligations and liabilities, or any part thereof, of Borrower or any Guarantor Subsidiary now or hereafter existing or arising under or in connection with this Agreement, the Notes, the Competitive Bid Notes, the Swingline Note or any other of the Loan Documents (specifically including, without limitation, the principal amount outstanding under the Notes, the Competitive Bid Notes and the Swingline Note, and the Letter of Credit Usage), together with: (a) all interest accrued thereon; (b) all reasonable costs, expenses, and attorneys' fees of counsel to Administrative Agent and of counsel to any Lender (subject to any limitations set forth in Section 11.4) incurred in the documentation of any amendments, waivers or extensions of the Loan Documents or administration, enforcement or collection thereof (specifically including, without limitation, any of the foregoing incurred in connection with any bankruptcy or other insolvency proceedings of Borrower or any Guarantor Subsidiary or any other Consolidated Subsidiary); (c) the reimbursement and payment of all sums which might be advanced by Administrative Agent or any Lender to pay or satisfy amounts required to be paid by Borrower or any Guarantor Subsidiary under this Agreement or under any

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

other Loan Document; (d) all liability which Borrower or any Guarantor Subsidiary may incur with respect to any interest rate swap or hedge agreements between Borrower or any Guarantor Subsidiary and any Lender pertaining to the Advances under the Credit Facility and the Swingline Advances; and (e) all costs, charges, reasonable commissions, reasonable attorneys' fees and expenses owing and to become owing in connection with the documentation, administration, enforcement and collection of the foregoing obligations and indebtedness, and those owing or to become owing in connection with the repossession, operation, maintenance, preservation or foreclosure of any collateral that may ever be given for the obligations and indebtedness hereunder; regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several or joint and several. The Obligations shall include all renewals, extensions, modifications, rearrangements and replacements of any of the above-described obligations and indebtedness.

      PARTICIPANT has the meaning set forth in Section 11.10(d).

      PARTIALLY-OWNED QUALIFYING PROPERTIES means Real Estate in which Borrower or Guarantor Subsidiaries own no less than 66 2/3% of the legal and beneficial interest in such Real Estate or 66 2/3% of the Voting Interests in the Person which directly owns such Real Estate and Borrower or Guarantor Subsidiaries have the unrestricted right and ability to make all decisions regarding the sale, leasing or other disposition of such Real Estate, the ability to put a Lien on such Real Estate and the ability to obtain any financing secured by, or related to, such Real Estate.

      PBGC means the Pension Benefit Guaranty Corporation, or its successors.

      PENSION PLAN means any Employee Plan that is now or was previously covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

      PERMITTED LIENS means (a) Liens granted to Administrative Agent for the benefit of the Lenders to secure the Obligations, (b) pledges or deposits made to secure payment of worker's compensation (or to participate in any fund in connection with worker's compensation insurance), unemployment insurance, pensions or social security programs, (c) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such items do not materially impair the use of such property for the purposes intended and none of which is violated in any material respect by existing or proposed structures or land use, (d) Liens for taxes, assessments and governmental charges not yet due and payable or that are being contested in good faith by appropriate proceedings diligently conducted, and for which reserves in accordance with GAAP or otherwise reasonably acceptable to Administrative Agent have been provided, or Liens imposed by mandatory provisions of law such as for materialmen's, mechanics', warehousemen's and other similar Liens arising in the ordinary course of business, securing payment of any liability whose payment is not yet due, (e) Liens on Property where Borrower is insured against such Liens by title insurance, (f) Liens securing assessments or charges payable to a property owner association or similar entity, which assessments are not yet due and payable or that are being contested in good faith by appropriate proceedings diligently conducted, and for which reserves in accordance with GAAP or otherwise reasonably acceptable to Administrative Agent have been provided, (g) Liens securing assessment bonds, so long as Borrower is not in default under the terms thereof, or (h) Liens

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)            PAGE 18
filed by mechanics and materialmen which are being diligently contested in good faith, for which appropriate reserves have been established on the books of Borrower or the appropriate Subsidiary as required by GAAP, and which, if reasonably requested by Administrative Agent, have been bonded or insured around in full in form and by a surety commonly accepted in the industry.

      PERSON means an individual, a corporation, a limited liability company, a partnership, a joint venture, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      POOL means collectively all Unencumbered Properties meeting all requirements of Article 5 at the time in question.

      POOL VIOLATION means a violation of any provision in Article 5 or any other covenants in this Agreement related to the Pool or the Unencumbered Properties taken as a whole which would occur if an Unencumbered Property were excluded from the Pool because there existed a condition related thereto which violates a particular representation, warranty or covenant contained in this Agreement.

      PORTFOLIO ACQUISITION means the acquisition by Borrower or any Guarantor Subsidiary from a Person or related Persons in a single transaction, or a series of related transactions, of the legal and beneficial interests of two or more tracts of improved property which, upon their acquisition, shall be part of the Real Estate.

      PROPERTY means, collectively, the Real Estate, the Improvements, and all other real or personal property and assets, and any interests therein, owned at any time by Borrower or any of its Consolidated Subsidiaries.

      RATINGS AGENCY means S&P or Moody's, or any other ratings agency replacing either of S&P or Moody's as provided in the definitions thereof.

      REAL ESTATE means all real property and Improvements at any time owned or leased (as lessee or sublessee) by Borrower or any of its Consolidated Subsidiaries.

      REGISTER has the meaning set forth in Section 11.10(b).

      REGULATION U means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time and shall include any successor or other regulation or official interpretation of the Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks that is applicable to member banks of the Federal Reserve System.

      REGULATORY CHANGE shall mean the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority charged with the administration thereof.

      REPRESENTATIVES has the meaning set forth in Section 10.4.

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)            PAGE 19

      REQUIRED LENDERS means:

            (a)   All Lenders in order to make any amendment or modification to
(i) change the definitions of Commitment, Commitment Percentage or Aggregate Loan Percentage, (ii) extend the due date for, decrease the amount or rate of calculation of, or waive the late or non-payment of, any scheduled payment or mandatory prepayment of principal or interest on any of the Notes, the Competitive Bid Notes or the Swingline Note or under this Agreement or any fees payable to the Lenders under the Loan Documents, except, in each case, any adjustments or reductions expressly contemplated hereby or in any Loan Document,
(iii) increase the amount of the Total Commitment except as provided in Section 2.1(b), (iv) reinstate any of the Notes and other indebtedness pursuant to the provisions in Section 9.3, (v) release Borrower or, except as otherwise provided in this Agreement, any Guarantor Subsidiary from its liability for payment of the Obligations, or (vi) change this definition of Required Lenders.

            (b) Except as provided in paragraph (a) above, Lenders whose Commitments at the time in question in the aggregate equal or exceed 66-2/3% of the Total Commitment; provided, however, that if the Termination Date has occurred, or the Lenders have no commitment to lend hereunder, or an Event of Default is in existence, then it shall mean the Lenders holding Notes, Competitive Bid Notes and the Swingline Note with an aggregate unpaid principal balance equal to or greater than 66-2/3% of the aggregate unpaid principal balance of all the Notes and all the Competitive Bid Notes at the time in question (provided, that in the case of the Swingline Loan, the amount of each Lender's participation interest in the Swingline Loan shall be considered for the purposes hereof as if it were a direct loan and not a participation interest, and the aggregate amount of the Swingline Loan owing to the Swingline Lender shall be considered for purposes hereof as reduced by the amount of such funded participation interests).

      RIGHTS means rights, remedies, powers, privileges and benefits.

      S&P means Standard & Poor's Rating Group, a division of McGraw Hill, Inc., a New York corporation, or if S&P no longer publishes ratings, then such other ratings agency reasonably acceptable to Administrative Agent.

      S&P RATING means the most recently announced rating from time to time of S&P assigned to any class of long-term senior, unsecured liability securities issued by Borrower, as to which no letter of credit, guaranty, or third party credit support is in place, regardless of whether all or any part of such liability has been issued at the time such rating was issued.

      SEC means the federal Securities and Exchange Commission, and its successors.

      SECURED INDEBTEDNESS means Debt of Borrower and its Consolidated Subsidiaries that is directly or indirectly secured by a Lien on any Real Estate, including (without duplication) all Contingent Obligations associated with such Debt.

      SECURED RECOURSE DEBT means all Secured Indebtedness that is not Non-Recourse Indebtedness.

      SOLE LEAD ARRANGER means Banc of America Securities LLC, and its successors.

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)            PAGE 20

      SENIOR DEBT has the meaning set forth in Section 5.6.

      SUBSIDIARY means, for any Person, any corporation, partnership, association, trust or other business entity (a) of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (including that of a general partner) is at the time directly or indirectly owned by, or the management is otherwise controlled by, such Person and any Subsidiaries of such Person, or (b) the accounts of which would be consolidated with the accounts of Borrower on Borrower's consolidated financial statements prepared in accordance with GAAP. The term Subsidiary shall include Subsidiaries of Subsidiaries (and so on). Unless otherwise qualified, references to "Subsidiary" or "Subsidiaries" herein shall refer to those of Borrower and its Subsidiaries.

      SUMMIT ACQUISITION means (i) the merger of Summit Properties, Inc., a Maryland corporation with and into Camden Summit, Inc., a Delaware corporation and (ii) the conversion of limited partnership interests in Summit Properties Partnership, L.P. into limited partnership interests in Camden Summit Partnership, L.P.

      SWINGLINE ADVANCE has the meaning set forth in Section 2.6.

      SWINGLINE COMMITMENT has the meaning set forth in Section 2.6.

      SWINGLINE LENDER means Bank of America, N.A., in its capacity as Swingline Lender hereunder, and its permitted successors in such capacity in accordance with the terms of this Agreement.

      SWINGLINE LOAN means the loan made by the Swingline Lender pursuant to
Section 2.6.

      SWINGLINE NOTE means a promissory note in substantially the form of Exhibit A-3, evidencing the Swingline Loan, duly executed and delivered by Borrower, and payable to the order of Swingline Lender, as such note may be amended, renewed or extended from time to time, and any note or notes given in amendment, replacement or restatement thereof, in whole or in part.

      SYNDICATION AGENT means JPMorgan Chase Bank, N.A., in its capacity as syndication agent for the Lenders hereunder, or any successor syndication agent pursuant to Section 10.12 or Section 10.13.

      TAXES means all taxes, assessments, filing or other fees, levies, imposts, duties, deductions, withholdings, stamp taxes, interest equalization taxes, capital transaction taxes, foreign exchange taxes or other charges of any nature whatsoever, from time to time or at any time imposed by law or any federal, state or local governmental agency. "Tax" means any one of the foregoing.

      TELERATE SCREEN means the display designated as Screen 3750 (as to Dollars) on the Telerate System or such other screen on the Telerate System as shall display the London interbank offered rates for deposits in U.S. dollars quoted by selected banks.

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)            PAGE 21

      TERMINATION DATE means January 14, 2008, as the same may be extended from time to time in accordance with this Agreement.

      TOTAL COMMITMENT means, at any time, the sum of the Commitments of all of the Lenders.

      TOTAL CONSOLIDATED DEBT at any time of determination, without duplication, means the sum of (a) consolidated Debt of Borrower and its Consolidated Subsidiaries which would be reflected on the consolidated balance sheet of Borrower prepared in accordance with GAAP if such balance sheet were prepared as of such date of determination, plus (b) the unfunded obligations of Borrower or any Consolidated Subsidiary under outstanding letters of credit, plus (c) the amount of any Contingent Obligations that are reasonably quantifiable by Borrower (as confirmed by Administrative Agent) and which do not duplicate any amounts otherwise included under this definition of Total Consolidated Debt.

      TOTAL UNSECURED DEBT means Total Consolidated Debt excluding all Secured Indebtedness, which includes, without limitation, the aggregate outstanding principal balance of the Notes and the Competitive Bid Notes.

      UCC means the Uniform Commercial Code in effect under the laws of the State of Texas, as amended, or, if stated with reference to another jurisdiction, the Uniform Commercial Code as adopted in the relevant jurisdiction.

      UNENCUMBERED ADJUSTED NOI means for any period the aggregate net operating income from all the Unencumbered Properties in the Pool (as calculated by Borrower in a manner reasonably acceptable to Administrative Agent), as adjusted
(a) for any non-recurring items during such period, (b) for the deletion of any dispositions or additions of any acquisitions of Unencumbered Properties during such period, and (c) to include in expenses property supervision expenses and a capital improvement reserve for the Unencumbered Properties for such period in the amount of $250 per year multiplied by the weighted average of the number of apartment units in all of the Unencumbered Properties for the applicable period.

      UNENCUMBERED PROPERTIES means the Ground-Leased Qualifying Properties, the Partially-Owned Qualifying Properties, and other Real Estate that is owned one hundred percent (100%) in fee simple by Borrower or a Guarantor Subsidiary, and which in each case satisfies all of the following conditions:

            (a) each Unencumbered Property shall be free and clear of all Liens other than Permitted Liens;

            (b) no Unencumbered Property shall have any material environmental, structural, title, survey or other defects that would give rise to a materially adverse effect as to the value, use of, or ability to develop, lease, sell or refinance such property; and

            (c) each Unencumbered Property shall consist solely of Real Estate located in the United States of America (i) that is a Development Property, or
(ii) is fully operational as a multi-family residential apartment community (specifically excluding, without limitation, assisted living facilities, low income housing or any federally subsidized housing facility) and

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)            PAGE 22
with respect to which all necessary valid certificates of occupancy for all improvements thereon have been issued and are in full force and effect.

      VARIABLE RATE means a fluctuating rate of interest equal to the Base Rate plus the Variable Rate Margin.

      VARIABLE RATE ADVANCE shall mean an Advance under the Credit Facility which bears interest computed with reference to the Variable Rate.

      VARIABLE RATE MARGIN means the applicable margin based on the Applicable Debt Rating of Borrower as described in, and determined pursuant to, Schedule II.

      VOTING INTERESTS means stock or similar ownership interests, of any class or classes (however designated) the holders of which are at the time entitled, as such holders, (a) to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, partnership, limited liability company, trust or other business entity involved, or (b) to control, manage, or conduct the business of the corporation, partnership, limited liability company, association, trust or other business entity involved.

      WORK means the furnishing of labor, materials, components, furniture, furnishings, fixtures, appliances, machinery, equipment, tools, power, water, fuel, lubricants, supplies, goods and/or services with respect to any part of the Property.

      SECTION 1.2. Singular and Plural; Gender. Each term defined in the singular form in Section 1.1 shall mean the plural thereof when the plural form of such term is used in this Agreement, and each term defined in the plural form in Section 1.1 shall mean the singular thereof when the singular form of such term is used in this Agreement. Words of any gender shall include each other gender where appropriate.

      SECTION 1.3. Substantive Definitions. The terms, provisions and agreements set forth in the definitions contained in Section 1.1 shall be substantive terms of this Agreement and fully binding on the parties hereto.

      SECTION 1.4. Money. Unless stipulated otherwise, all references herein or in any of the Loan Documents to "Dollars," "$," "money," "payments" or other similar financial or monetary terms are references to lawful money of the United States of America.

      SECTION 1.5. Captions; References. The captions in this Agreement and in the table of contents hereof are for convenience of reference only and shall not define, affect or limit any of the terms or provisions hereof. All references herein to Articles and Sections are, unless specified otherwise, references to articles and sections of this Agreement. Unless specifically indicated otherwise, all references herein to an "Exhibit," "Annex" or "Schedule" are references to exhibits, annexes or schedules attached hereto, all of which are incorporated herein and made a part hereof for all purposes, the same as if set forth fully herein, it being understood that if any exhibit, annex or schedule attached hereto which is to be executed and delivered contains blanks, the same shall be completed correctly and in accordance with this Agreement prior to or at the time of the execution and delivery thereof. The words "herein," "hereof," "hereunder" and other

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)            PAGE 23
similar compounds of the word "here" when used in this Agreement shall refer to the entire Agreement and not to any particular provision or section unless specifically indicated otherwise.

      SECTION 1.6. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP.

                                   ARTICLE 2
                                   COMMITMENT

      SECTION 2.1. Commitment. Subject to and upon the terms, covenants and conditions of this Agreement:

            (a) Advances. Each Lender severally agrees to make in the manner set forth in Section 2.2, its pro rata part (based on its Commitment Percentage) of one or more Advances under the Credit Facility (excluding Competitive Bid Loans) to refinance all or a part of the indebtedness evidenced by the Existing Credit Agreement, for the acquisition and development of multi-family properties, working capital and general corporate purposes, which, subject to the terms hereby and the other Loan Documents, Borrower may borrow, repay, and reborrow under this Agreement; provided that, (i) each such Advance must occur on a Business Day and no later than the Business Day immediately preceding the Termination Date, (ii) each such Advance must be in an amount not less than the limitations provided in Section 2.2, and (iii) on any date of determination, the sum of the outstanding principal balance of the Credit Facility (including the outstanding balance of all Competitive Bid Loans and the Swingline Loan) plus the Letter of Credit Usage shall never exceed the lesser of (A) the Maximum Available Amount, or (B) the Total Commitment. Except as provided in Section 2.3 hereof, in no event shall any Lender be required to make any Advances in excess of its Commitment Percentage of the amount required to be advanced by the Lenders under the above provisions of this Section 2.1 or which would cause any Lender to have made Advances (excluding under Competitive Bid Loans), and to be responsible for such Lender's Commitment Percentage of the Swingline Loan and Letter of Credit Usage, in the aggregate, in excess of such Lender's Commitment. The amount outstanding under the Credit Facility set forth on the books and records of Administrative Agent maintained in the ordinary course of business shall be presumptive evidence of the principal amount thereof owing and unpaid from time to time, but the failure to record any such amount shall not limit or affect the Obligations.

            (b) Increase in Total Commitment. So long as no Default or Event of Default shall have occurred and be continuing, Borrower shall have the right from time to time within twenty-four months from the Closing Date, upon not less than ten (10) days prior written notice to Administrative Agent, to increase the Total Commitment to an amount up to but not exceeding $750,000,000, by the addition of one or more new Lenders hereunder and/or by an increase in any one or more of the then existing Lender's Commitments hereunder (as identified by the Joint Bookrunners, or either one of them, and approved by Borrower and Administrative Agent) (provided that in no event shall any Lender be obligated at any time to increase its Commitment, nor shall any Lender be entitled to an increase in its Commitment, in connection with any increase in the Total Commitment under this Section 2.1(b), any such increase to be allocated to

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)            PAGE 24
existing or new Lenders in such amounts as Borrower and Joint Bookrunners determine in their sole and absolute discretion with the concurrence only of Administrative Agent); subject to and upon the following terms and conditions:

                  (1) No Event of Default shall have occurred and be continuing, and no Default shall be in existence at the time Borrower elects to increase the Total Commitment as provided herein or on the effective date of such increase.

                  (2) Any new Lender pursuant to this Section 2.1(b) shall be an Eligible Assignee and shall be subject to the consent of Administrative Agent, which consent shall not be unreasonably withheld.

                  (3) This Agreement will be amended to reflect the addition of any new Lender hereunder, and Administrative Agent will deliver an updated Schedule I to Borrower and each of the Lenders, reflecting the revised Total Commitment and the Commitment and Commitment Percentage of each of the Lenders (including any new Lender(s)) upon such increase.

                  (4) The outstanding Advances under the Notes will be reallocated on the effective date of such increase among the Lenders in accordance with their revised Commitment Percentages (and Borrower shall pay any and all costs required pursuant to Section 3.6(b) in connection with such reallocation as if such reallocation were a prepayment) (provided, that, any such reallocation shall be applied to the extent possible to avoid any Consequential Loss), and Borrower will deliver a Note to each new Lender in the amount of its Commitment and, if applicable, to any existing Lender in the amount of its increased Commitment, and Borrower shall deliver new Competitive Bid Notes to all Lenders, each in the principal face amount equal to 50% of the Total Commitment as increased.

                  (5) From and after the effective date of any increase in the Total Commitment pursuant to this Section 2.1(b), all references herein to the Total Commitment and, to the extent applicable, the Commitments and Commitment Percentages of each Lender, shall mean such amounts as increased or adjusted hereunder.

                  (6) Borrower shall pay to Administrative Agent for the account of the applicable Lenders any Commitment Fees to be paid in connection with any such increase.

      SECTION 2.2. Method of Borrowing under Credit Facility. Subject to the terms and conditions of this Agreement, Borrower shall be entitled to obtain Advances (other than Competitive Bid Advances) under the Credit Facility from Lenders pursuant to Section 2.1 in the following manner:

            (a) Request for Advance. Borrower shall request an Advance by delivering to Administrative Agent an irrevocable written request (an "Advance/Letter of Credit Request") in the form of Exhibit B, duly executed by Borrower not later than 11:00 a.m. (Dallas time), (i) at least one (1) Business Day before each Variable Rate Advance and (ii) at least three (3) Business Days before each LIBOR Rate Advance, of its intention to borrow, specifying (A) the date of

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)            PAGE 25
such Advance, which shall be a Business Day, (B) the amount of such Advance, which shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to LIBOR Rate Advances and $1,000,000 or a whole multiple of $100,000 in excess thereof with respect to Variable Rate Advances, (C) whether such Advance is to be a LIBOR Rate Advance or Variable Rate Advance, and (D) in the case of a LIBOR Rate Advance, the duration of the Interest Period applicable thereto. Notices received after 11:00 a.m. (Dallas time), shall be deemed received on the next Business Day.

            (b) Notice To Lenders. Administrative Agent shall promptly notify Lenders of each Advance/Letter of Credit Request received from Borrower. Each Lender shall, not later than 11:00 (a.m.) Dallas, Texas time, on the requested Borrowing Date for any such Advance, deliver to Administrative Agent, at its address set forth herein, such Lender's Commitment Percentage of such Advance, in immediately available funds in accordance with Administrative Agent's instructions. Prior to 2:00 p.m., Dallas, Texas time, on the date of any Advance hereunder Administrative Agent shall, subject to satisfaction of the conditions set forth in Article IV, disburse the amounts made available to Administrative Agent by the Lenders by (i) transferring such amounts by wire transfer pursuant to Borrower's instructions, or (ii) in the absence of such instructions, crediting such amounts to the account of Borrower maintained with Administrative Agent. All Advances under the Credit Facility shall be made by each Lender according to its Commitment Percentage.

            (c) Advance Assumed. Absent contrary written notice from a Lender, Administrative Agent may assume that each Lender has made its Commitment Percentage of the requested Advance available to Administrative Agent on the applicable Borrowing Date, and Administrative Agent may, in reliance upon such assumption (but is not required to), make available to Borrower a corresponding amount. If a Lender fails to make its Commitment Percentage of any requested Advance available to Administrative Agent on the applicable Borrowing Date, Administrative Agent shall seek to recover the applicable amount on demand (i) from that Lender, together with interest at the Federal Funds Rate, for the period commencing on the date the amount was made available to Borrower by Administrative Agent and ending on (but excluding) the date Administrative Agent recovers the amount from that Lender, or (ii) if that Lender fails to pay its amount upon demand, then from Borrower, together with interest at an annual interest rate equal to the rate applicable to the requested Advance for the period commencing on the Borrowing Date and ending on (but excluding) the date Administrative Agent recovers the amount from Borrower. No Lender is responsible for the failure of any other Lender to make its Commitment Percentage of any Advance.

      SECTION 2.3. Competitive Bid Loans.

            (a) Competitive Bid Advances. In addition to Advances pursuant to Sections 2.1 and 2.2, but subject to all of the terms and conditions of this Agreement (including, without limitation, the limitation set forth in Section
2.1 as to the maximum aggregate principal amount of all outstanding Advances under the Credit Facility), so long as the Applicable Debt Rating is not less than BBB-/Baa3, Borrower may, in accordance with this Section 2.3, prior to the Termination Date from time to time, request the Lenders to make offers to make Competitive Bid Advances to Borrower. Each Lender may, but shall have no obligation to, make such offers and Borrower may, but shall have no obligation to, accept any such offers in the manner set forth

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in this Section 2.3. Competitive Bid Advances shall be evidenced by the
Competitive Bid Notes. In no event shall the aggregate amount of Competitive Bid Loans outstanding at any time exceed an amount equal to fifty percent (50%) of the Total Commitment.

            (b) Competitive Bid Quote Request. When Borrower wishes to request offers to make Competitive Bid Loans under this Section 2.3, Borrower shall transmit to Administrative Agent by telecopy a Competitive Bid Quote Request (in form as attached hereto as Exhibit E-1) to be received no later than 11:00 a.m., Dallas time, at least five (5) Business Days prior to the Borrowing Date proposed therein in the case of a Competitive Bid Pricing Loan and three (3) Business Days prior to the Borrowing Date proposed therein in the case of a Competitive Bid Fixed Rate Loan, specifying in accordance with all of the terms of this Agreement:

                  (i) the proposed Borrowing Date for the proposed Competitive Bid Advance;

                  (ii) the aggregate principal amount of such Competitive Bid Advance (which must be at least $10,000,000 or a larger multiple of $1,000,000);

                  (iii) the Interest Period applicable thereto in the case of a
            Competitive Bid Pricing Loan (provided that the seven (7) day and the twelve (12) month Interest Period options shall not be available in the case for Competitive Bid Pricing Loans) or the term in the case of Competitive Bid Fixed Rate Loan (which term must be not shorter than fourteen (14) days and not longer than six (6) months), and in the case of any Competitive Bid Loan such Interest Period or term, as the case may be, shall not extend past the Termination Date;

                  (iv) whether such request is for a Competitive Bid Pricing Loan or a Competitive Bid Fixed Rate Loan; and

                  (v) whether a Competitive Bid Auction Fee is due in connection with such Competitive Bid Quote Request and, if so, an agreement to pay same.

Borrower may request offers to make Competitive Bid Loans for more than one Interest Period and term and for both Competitive Bid Pricing Loans and Competitive Bid Fixed Rate Loans in a single Competitive Bid Quote Request. No Competitive Bid Quote Request shall be given within five (5) Business Days (or upon reasonable prior notice to the Lenders, such other number of days as Borrower and Administrative Agent may agree) of any other Competitive Bid Quote Request. Each Competitive Bid Quote Request shall be in a minimum amount of $10,000,000 or a larger multiple of $1,000,000. Borrower shall not be entitled to have more than four (4) Competitive Bid Loans outstanding at any time. A Competitive Bid Quote Request that does not conform substantially to the format of Exhibit E-1 hereto, or for which any Competitive Bid Auction Fee, if applicable, is not timely paid, shall be rejected, and Administrative Agent shall promptly notify Borrower of such rejection by telecopy.

            (c) Invitation for Competitive Bid Quotes. Promptly upon receipt of a Competitive Bid Quote Request that is not rejected pursuant to Section 2.3(b), Administrative Agent shall send to each of the Lenders by telecopy an Invitation for Competitive Bid Quotes (in

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

form as attached hereto as Exhibit E-2) which shall constitute an invitation by Borrower to each Lender to submit Competitive Bid Quotes (in form as attached hereto as Exhibit E-3) offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this Section 2.3.

            (d)   Submission and Contents of Competitive Bid Quotes.

                  (i) Each Lender may, in its sole discretion, submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this Section 2.3 and must be submitted to Administrative Agent by telecopy at its offices specified in or pursuant to Section 11.2 not later than 10:00 a.m., Dallas time, at least three (3) Business Days prior to the proposed Borrowing Date in the case of a Competitive Bid Pricing Loan and two (2) Business Days prior to the proposed Borrowing Date in the case of a Competitive Bid Fixed Rate Loan (or upon reasonable prior notice to the Lenders, such other time and date as Borrower and Administrative Agent may agree). Any Competitive Bid Quote so made shall be irrevocable except with the written consent of Borrower.

                  (ii)  Each Competitive Bid Quote shall in any case specify:
            (1) the proposed Borrowing Date, which shall be the same as that set forth in the applicable Invitation for Competitive Bid Quotes; (2) the principal amount of the Competitive Bid Loan for which each such offer is being made, (x) which principal amount may be greater than, less than or equal to the Commitment of the quoting Lender, but in no case greater than an amount which would cause the sum of the then outstanding Advances under the Credit Facility, the outstanding balances of all Competitive Bid Loans and the Swingline Loan, plus the Letter of Credit Usage to exceed the Total Commitment or the Maximum Available Amount, (y) which principal amount must be at least $5,000,000 and an integral multiple of $1,000,000, and (z) which principal amount may not exceed the principal amount of Competitive Bid Loans for which offers were requested; (3) whether the quote is for a Competitive Bid Pricing Loan or a Competitive Bid Fixed Rate Loan if quotes are being requested for both types of Advances in the same Competitive Bid Quote Request; (4) the Competitive Bid Margin offered for each such Competitive Bid Pricing Loan; (5) the minimum or maximum amount, if any, of each Competitive Bid Loan which may be accepted by Borrower; (6) the applicable Interest Period or term of each Competitive Bid Loan; and (7) the identity of the quoting Lender.

                  (iii) Administrative Agent shall reject any Competitive Bid
            Quote that: (1) is not substantially in the form of Exhibit E-3 hereto or does not specify all of the information required by
            Section 2.3(d)(ii); (2) contains qualifying, conditional or similar language, other than any such language contained in Exhibit E-3 hereto; (3) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes, except as contemplated by Section 2.3(d)(ii); or (4) arrives after the time set forth in Section 2.3(d)(i).

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

                  (iv) If any Competitive Bid Quote shall be rejected pursuant to Section 2.3(d)(iii), then Administrative Agent shall notify the applicable Lender of such rejection as soon as practicable.

                  (v) If Administrative Agent, in its capacity as a Lender, elects to submit a Competitive Bid Quote for any Competitive Bid Quote Request, it shall submit its Competitive Bid Quote directly to Borrower at least one-half hour earlier than the latest time at which the Lenders are required to submit a Competitive Bid Quote under this Section 2.3(d).

            (e) Notice to Borrower. Administrative Agent shall promptly notify Borrower of (1) the terms of any Competitive Bid Quote submitted by a Lender that is in accordance with this Section 2.3 and (2) if not disregarded by Administrative Agent in accordance with the immediately succeeding sentence, of any Competitive Bid Quote that is in accordance with this Section 2.3 which amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by Administrative Agent unless such subsequent Competitive Bid Quote specifically states that it is submitted solely to correct a manifest error in such former Competitive Bid Quote. Administrative Agent's notice to Borrower shall specify the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period and/or term specified in the related Competitive Bid Quote Request and the respective principal amounts and Competitive Bid Margins and/or fixed interest rates so offered.

            (f) Acceptance and Notice by Borrower. Subject to the receipt of the notice from Administrative Agent referred to in this Section 2.3, not later than 11:00 a.m. (Dallas time) at least three (3) Business Days prior to the proposed Borrowing Date in the case of a Competitive Bid Pricing Loan and two (2) Business Days prior to the proposed Borrowing Date in the case of a Competitive Bid Fixed Rate Loan, Borrower shall notify Administrative Agent of Borrower's acceptance or rejection of each offer received by it pursuant to this Section 2.3; provided, however, that the failure by Borrower to give such notice to Administrative Agent shall be deemed to be a rejection by Borrower of all such offers. In the case of acceptance, such notice (a "Competitive Bid Acceptance Notice") shall specify the aggregate principal amount of offers for each Interest Period or term that are accepted. Borrower may accept or reject any Competitive Bid Quote in whole or in part (subject to the terms of this Section 2.3); provided that:

                  (i) the aggregate principal amount of each Competitive Bid Advance may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;

                  (ii) acceptance of offers may only be made on the basis of ascending Competitive Bid Margins or fixed interest rates with respect to comparable Interest Periods or terms (provided, that, Borrower may, in its sole discretion, select between Competitive Bid Margins and fixed interest rates); and

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

                  (iii) Borrower may not accept any offer of the type described in this Section 2.3 that otherwise fails to comply with the requirements of this Agreement for the purpose of obtaining a Competitive Bid Loan under this Agreement.

            (g) Allocation by Administrative Agent. If offers are made by two or more Lenders with the same Competitive Bid Margins or the same fixed interest rate for a greater aggregate principal amount than the amount in respect of which offers are permitted to be accepted for the related Interest Period or term, as the case may be, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by Administrative Agent among such Lenders as nearly as possible (in such multiples as Administrative Agent may deem appropriate) in proportion to the aggregate principal amount of such offers; provided, however, that Administrative Agent shall endeavor to allocate each Competitive Bid Advance so that no Lender shall be allocated a portion of any Competitive Bid Advance which is less than $5,000,000. Allocations by Administrative Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error. Administrative Agent shall promptly, but in any event on the same Business Day, notify each Lender of its receipt of a Competitive Bid Acceptance Notice and the aggregate principal amount of each Competitive Bid Advance allocated to that participating Lender.

            (h) Funding of Competitive Bid Loans. If Borrower accepts one or more offers made by any Lender or Lenders pursuant to Section 2.3(f), each such Lender shall, not later than 11:00 a.m. (Dallas, Texas time) on the applicable Borrowing Date, make the funds under its applicable Competitive Bid Loan available to Borrower by wire transfer of the full amount of such funds to Administrative Agent pursuant to Administrative Agent's wire transfer instructions (or as otherwise directed by Administrative Agent) in funds that are available for immediate use by Administrative Agent. The amount so received by Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to Borrower on the applicable Borrowing Date by depositing same, in immediately available funds, not later than 2:00 p.m. (Dallas, Texas time) in an account that Borrower maintains with Administrative Agent.

            (i) Commitment to Lend Not Reduced. The agreement of a Lender to make a Competitive Bid Loan hereunder shall not reduce such Lender's obligation to fund other Advances under the Credit Facility to the extent of such Lender's Commitment, it being expressly acknowledged and agreed that the agreement to make a Competitive Bid Loan is optional on the part of such Lender and in addition to its Commitment. The amount of Competitive Bid Loans shall not reduce the Commitment of any Lender.

      SECTION 2.4. Fees.

            (a) Commitment Fees. In consideration for the commitment of each Lender to make Advances under the Credit Facility upon the terms and conditions set forth in this Agreement and the reserving of sufficient funds by each Lender from which to make disbursement of the Advances under the Credit Facility, Borrower shall pay to Administrative Agent, for the benefit and account of each Lender, on the Closing Date, a one-time non-refundable commitment fee (the "Initial Commitment Fee") in the amount for each Lender determined in accordance with each Lender's Fee Letter. The Initial Commitment Fee has been

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

earned in full. Upon the addition of a new Lender or the increase of an existing Lender's Commitment in connection with an increase in the Total Commitment under
Section 2.1(b), Borrower shall pay to Administrative Agent, for the account of the applicable Lenders, any Commitment Fees agreed to in connection with any such addition or increase.

            (b) Facility Fee. Throughout the Credit Period, Borrower shall pay to Administrative Agent the Facility Fee for the account of each Lender in accordance with each Lender's Commitment Percentage, such annual fee to be due and payable in quarterly installments in arrears, with the first payment thereof to be due on April 1, 2005, for the period from the Closing Date through such date (prorated for such period), and subsequent payments to be made on the first day of each fiscal quarter for the previous quarter and on the Termination Date in an amount equal to the prorated portion of any fee which has accrued since the last payment thereof.

            (c) Extension Fee. Borrower shall pay the Extension Fee to Administrative Agent (for the benefit of the Lenders) in the amount and manner set forth in Section 3.15(d) at the time Borrower delivers to Administrative Agent notice of its election to exercise the Extension Option.

            (d) Competitive Bid Auction Fee. In consideration for Administrative Agent's services in administering the auctions for all Competitive Bid Loans, Borrower shall pay to Administrative Agent a fee (a "Competitive Bid Auction Fee") in the amount of $2,500 for each Competitive Bid Auction in excess of two such auctions in each calendar month, with such Competitive Bid Auction Fee to be paid at the time of submission by Borrower of each Competitive Bid Quote Request after the second Competitive Bid Auction in the applicable calendar month, which fee shall be non-refundable (even if Borrower cancels the proposed Competitive Bid Auction or no offers are made by the Lenders).

            (e) Letter of Credit Fee. Prior to the Termination Date, Borrower shall pay to Administrative Agent, for the account of Lenders in proportion to their interests in respect of issued and undrawn Letters of Credit, a fee (a "Letter of Credit Fee") in an amount, provided that no Event of Default shall have occurred and be continuing, equal to a rate per annum equal to the then LIBOR Margin, on the daily average of such issued and undrawn Letters of Credit, which fee shall be payable, in arrears, on each January 1, April 1, July 1 and October 1 prior to the Termination Date and on the Termination Date in an amount equal to the prorated portion of any fee which has accrued since the last payment thereof. From the occurrence, and during the continuance, of an Event of Default, such fee shall be increased to be equal to four percent (4%) per annum on the daily average of such issued and undrawn Letters of Credit.

            (f) Fronting Bank Fee. Borrower shall pay any Fronting Bank, for its own account, a fee (a "Fronting Bank Fee") equal to the greater of (i) .10% per annum of the issued and undrawn amount of the Letters of Credit issued by such Fronting Bank and (ii) $1,500 per Letter of Credit, which fee shall be in addition to and not in lieu of, the Letter of Credit Fee. The Fronting Bank Fee shall be payable in arrears on each January 1, April 1, July 1 and October 1 prior to the Termination Date and on the Termination Date in an amount equal to the prorated portion of any fee which has accrued since the last scheduled payment date.

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      SECTION 2.5. Disbursement and Performance by Lenders.

            (a) If Borrower fails to pay or perform any of the Obligations when due and there exists any Event of Default which is continuing, or Borrower has requested Administrative Agent to make an Advance to pay such Obligation, refrain from making an Advance or take any action, Administrative Agent, in Borrower's name or in its own name, shall have the right but not the obligation, to pay or perform such Obligation, including (i) payment to any Governmental Authority of taxes, assessments and other charges with respect to any of the Property; (ii) payment to insurers to maintain insurance; (iii) payment to the holder of any unpermitted lien or encumbrance against the Unencumbered Properties to remove same; (iv) performing any other Obligation including payment to any third party Administrative Agent deems necessary or advisable in connection with any Work or expenses incident to the Property or the Credit Facility; and (v) taking any action and paying any amounts Administrative Agent deems necessary or advisable to protect and preserve Borrower's title to the Property, or any security that may at any time be given for the Obligations. Borrower hereby assigns and pledges the proceeds of the Credit Facility to Administrative Agent and the Lenders for such purpose. No such action, payment or disbursement or failure to act, pay or disburse, shall cure or waive any Default or Event of Default or waive any right or remedy of Administrative Agent or the Lenders.

            (b) Any funds of the Lenders paid or used for any of the purposes referred to in Section 2.5(a) shall constitute an Advance and be a part of the Obligations, even if in excess of the Total Commitment, and the Lenders' obligation to make future Advances shall be correspondingly reduced. Administrative Agent and the Lenders may rely on any statement, invoice, claim or notice without inquiry into the validity or accuracy thereof, and without liability for the sufficiency or adequacy of any such action or payment except for the gross negligence or willful misconduct of Administrative Agent or the Lenders. Upon making any such payment the Lenders shall be subrogated to all rights of the Person receiving such payment. The amount and nature of any such expense or expenditure and the time when paid shall be presumptively established by the statement of Administrative Agent of the amount and nature thereof.

            (c) All costs, expenses and disbursements incurred by Administrative Agent or the Lenders under this Section 2.5, in connection with any Default or Event of Default, to protect or preserve the Property, or which are reimbursable by Borrower under any provision of this Agreement or any Loan Document shall be a part of the Obligations, even if in excess of the Total Commitment. Except as provided otherwise in the Loan Documents, if incurred before the Termination Date, such costs, expenses and disbursements shall be paid or reimbursed to Lenders upon demand and shall bear interest until paid (i) from the date incurred or paid until the date ten (10) days after demand, at the per annum rate equal to the lesser of the Maximum Lawful Rate or the Variable Rate, provided that if at any time the Variable Rate would exceed the Maximum Lawful Rate then the Variable Rate shall be limited to the Maximum Lawful Rate, but, to the extent permitted by applicable Laws, any subsequent reductions in the Variable Rate shall not reduce the Variable Rate below the Maximum Lawful Rate until the total amount of interest accrued at the Maximum Lawful Rate equals the amount of interest which would have accrued if the Variable Rate had not been limited by the Maximum Lawful Rate, and (ii) from and after the date ten (10) days after demand, at the per annum rate equal to the lesser of the

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Maximum Lawful Rate or the Default Rate. Except as provided otherwise in the
Loan Documents, if incurred after the Termination Date, all such costs and expenses shall be reimbursed by Borrower to Lenders upon demand by Administrative Agent and shall bear interest until paid at the per annum rate equal to the lesser of the Maximum Lawful Rate or the Default Rate.

      SECTION 2.6. Swingline Loan Subfacility.

            (a) Swingline Commitment. Subject to the terms and conditions of this Section 2.6, the Swingline Lender, in its individual capacity, agrees to make a revolving credit loan available to Borrower (the "Swingline Loan"), which shall be advanced (each a "Swingline Advance" and collectively, the "Swingline Advances") from time to time during the term hereof; provided, however, that the aggregate amount of Swingline Advances outstanding at any time shall not exceed the lesser of (i) FIFTY MILLION DOLLARS ($50,000,000), and (ii) an amount equal to the Total Commitments less the sum of all Advances (including Competitive Bid Loans and the Swingline Loan then outstanding plus the Letter of Credit Usage) (the "Swingline Commitment"). Subject to the limitations set forth herein, any amounts repaid in respect of Swingline Advances may be reborrowed.

            (b)   Swingline Advances.

                  (i) Advance/Letter of Credit Request. With respect to any Swingline Advance, Borrower shall give Swingline Lender and Administrative Agent notice in writing in the form attached hereto as Exhibit B, which shall be received by Swingline Lender and Administrative Agent not later than 1:00 p.m. (Dallas time) on the proposed date of such Swingline Advance (and confirmed by telephone by such time), specifying (A) that a Swingline Advance is being requested, (B) the amount of such Swingline Advance, (C) the proposed date of such Swingline Advance, which shall be a Business Day and (D) stating that no Default or Event of Default has occurred and is continuing both before and after giving effect to such Swingline Advance. Such notice shall be irrevocable.

                  (ii) Minimum Amounts. Each Swingline Advance shall be in a minimum principal amount of $1,000,000, or an integral multiple of $100,000 in excess thereof.

                  (iii) Repayment of Swingline Loan. Each Swingline Advance
            shall be due and payable on demand, or if no demand is made, on the earliest of (A) five (5) Business Days from the date of the applicable Swingline Advance, (B) the date of the next Advance or
            (C) the Termination Date. In addition, in no event shall any Swingline Advance be outstanding for more than ten (10) days in any calendar month. If, and to the extent, any Swingline Advance shall be outstanding on the date of any Advance, such Swingline Advance shall first be repaid from the proceeds of such Advance prior to the disbursement of the same to Borrower. If, and to the extent, an Advance is not requested prior to the Termination Date or the end of the five (5) Business Day period after a Swingline Advance and such Swingline Advance remains outstanding, Borrower shall be deemed to have

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

            requested a Variable Rate Advance in the amount of the applicable Swingline Advance then outstanding, the proceeds of which shall be used to repay such Swingline Advance to Swingline Lender. In addition, the Swingline Lender may, at any time, in its sole discretion, by written notice to Borrower and Administrative Agent, demand repayment of its Swingline Advances by way of a Variable Rate Advance, in which case Borrower shall be deemed to have requested a Variable Rate Advance in the amount of such Swingline Advances then outstanding, the proceeds of which shall be used to repay such Swingline Advances to the Swingline Lender. Any Advance which is deemed requested by Borrower in accordance with this Section 2.6(b)(iii) is hereinafter referred to as a "Mandatory Swingline Advance". Each Lender hereby irrevocably agrees to make its pro rata part (based on its Commitment Percentage) of the Variable Rate Advance constituting such Mandatory Swingline Advance promptly upon receipt of notice from Swingline Lender of any such deemed request for a Mandatory Swingline Advance in the amount and in the manner specified in the preceding sentences and on the date such notice is received by such Lender (or the next Business Day if such notice is received after 12:00P.M. (Dallas time)) notwithstanding (I) the amount of the Mandatory Swingline Advance may not comply with the minimum amount of Advances otherwise required hereunder, (II) whether any conditions specified in Section 4.2 are then satisfied,
            (III) whether a Default or an Event of Default then exists, (IV) failure of any such deemed request for the Variable Rate Advance constituting such Mandatory Swingline Advance to be made by the time otherwise required in Section 2.2, (V) the date of such Mandatory Swingline Advance (provided that such date must be a Business Day), or (VI) any termination of the Commitments immediately prior to such Mandatory Swingline Advance or contemporaneously therewith; provided, however, that no Lender shall be obligated to make Advances in respect of a Mandatory Swingline Advance if a Default or an Event of Default then exists and the applicable Swingline Advance was made by Swingline Lender without receipt of a written Advance/Letter of Credit Request in the form specified in subclause
            (i) above or after Administrative Agent has delivered a notice of Default or Event of Default which has not been rescinded.

                  (iv) Purchase of Participations. In the event that any Mandatory Swingline Advance cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under any Debtor Relief Law with respect to Borrower), then each Lender hereby agrees that it shall forthwith, upon demand, purchase (as of the date the Mandatory Swingline Advance would otherwise have occurred, but adjusted for any payment received from Borrower on or after such date and prior to such purchase) from Swingline Lender such participations in the outstanding Swingline Advances as shall be necessary to cause each such Lender to share in such Swingline Advances ratably based upon its Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant hereto), provided that (A) all interest payable on the Swingline Advances with respect to any participation shall be for the account of the Swingline Lender until but excluding the day upon which the Mandatory Swingline Advance would

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

            otherwise have occurred, and (B) in the event of a delay between the day upon which the Mandatory Swingline Advance would otherwise have occurred and the time any purchase of a participation pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to Swingline Lender interest on the principal amount of such participation for each day from and including the day upon which the Mandatory Swingline Advance would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to the Federal Funds Rate, for the two (2) Business Days after the date the Mandatory Swingline Advance would otherwise have occurred, and thereafter at a rate equal to the Variable Rate. Notwithstanding the foregoing, no Lender shall be obligated to purchase a participation in any Swingline Advance if a Default or an Event of Default then exists and such Swingline Advance was made by Swingline Lender without receipt of a written Advance/Letter of Credit Request in the form specified in subclause (i) above or after Administrative Agent has delivered a notice of Default or Event of Default which has not been rescinded.

            (c) Interest Rate. Each Swingline Advance shall bear interest on the outstanding principal amount thereof, for each day from the date such Swingline Advance is made until the date it is repaid, at a rate per annum equal to the greater of (i) the Variable Rate or (ii) the Federal Funds Rate for such day, plus the LIBOR Margin, plus .50%.

      SECTION 2.7. Letters of Credit.

            (a) Procedure for Issuance. Borrower shall give Administrative Agent, and the designated Fronting Bank, written notice in the event that it desires to have letters of credit (each Existing Letter of Credit and the additional letter issued hereunder, being referred to as a "Letter of Credit") issued, or to have Letters of Credit issued on behalf of Borrower or any Guarantor Subsidiary, hereunder no later than 10:00 a.m., Dallas time, at least three (3) Business Days prior to the date of such issuance. Each such notice shall specify (i) the designated Fronting Bank, (ii) the aggregate amount of the requested Letters of Credit, (iii) the individual amount of each requested Letter of Credit and the number of Letters of Credit to be issued, (iv) the date of such issuance (which shall be a Business Day), (v) the name and address of the beneficiary, (vi) the expiration date of the Letter of Credit (which in no event shall be later than the second anniversary date of the Termination Date; provided, that, Borrower shall be required to comply with the agreements set forth in Section 9.10 hereof in the event any Letter of Credit remains outstanding on the Termination Date), (vii) the purpose and circumstances for which such Letter of Credit is being issued and (viii) the terms upon which each such Letter of Credit may be drawn down (which terms shall not leave any discretion to Fronting Bank). Each such notice may be revoked telephonically by Borrower to the applicable Fronting Bank and Administrative Agent any time prior to the date of issuance of the Letter of Credit by the applicable Fronting Bank, provided such revocation is confirmed in writing by Borrower to Fronting Bank and Administrative Agent within one (1) Business Day by facsimile. Notwithstanding anything contained herein to the contrary, Borrower shall complete and deliver to Fronting Bank any required documentation in connection with any requested Letter of Credit no later than two (2) Business Days prior to the issuance thereof. No later than 10:00 a.m., Dallas time, on the date that is three (3) Business Days prior to the date of issuance, Borrower shall specify a precise description of the documents and the verbatim text of any certificate to be presented by the

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

beneficiary of such Letter of Credit, which if presented by such beneficiary prior to the expiration date of the Letter of Credit would require Fronting Bank to make a payment under the Letter of Credit; provided, that Fronting Bank may, in its reasonable judgment, require changes in any such documents and certificates only in conformity with changes in customary and commercially reasonable practice or law and, provided further, that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the third Business Day following the date that such draft is presented if such presentation is made later than 10:00 A.M. Dallas time (except that if the beneficiary of any Letter of Credit requests at the time of the issuance of its Letter of Credit that payment be made on the same Business Day against a conforming draft, such beneficiary shall be entitled to such a same day draw, provided such draft is presented to the applicable Fronting Bank no later than 10:00 A.M. Dallas time and provided further Borrower shall have requested to Fronting Bank and Administrative Agent that such beneficiary shall be entitled to a same day draw). In determining whether to pay on such Letter of Credit, Fronting Bank shall be responsible only to determine that the documents and certificates required to be delivered under the Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit.

            (b) Issuance of Letters of Credit. Subject to the terms contained in this Agreement and the other Loan Documents and the payment of any Excess Amount which would result from the issuance of the applicable Letter of Credit, upon the receipt of a notice in accordance with clause (a) above requesting the issuance of a Letter of Credit, Fronting Bank shall issue a Letter of Credit or Letters of Credit in such form as is reasonably acceptable to Borrower (subject to the provisions of clause (a) above) in an amount or amounts equal to the amount or amounts requested by Borrower. All Letters of Credit shall be denominated in Dollars. Fronting Bank shall notify Administrative Agent upon issuance of each such Letter of Credit, or any amendment thereto, and Administrative Agent shall forward copies of any such notice to Lenders.

            (c) Limit on Letter of Credit Usage. The Letter of Credit Usage shall be no more than One Hundred Million Dollars ($100,000,000) at any one time.

            (d) Drawings under Letters of Credits In the event of any request for a drawing under any Letter of Credit by the beneficiary thereunder, Fronting Bank shall notify Borrower and Administrative Agent (and Administrative Agent shall notify each Lender thereof) on or before the date on which Fronting Bank intends to honor such drawing, and, except as provided in this subsection (d), Borrower shall reimburse Fronting Bank, in immediately available funds, on the same day on which such drawing is honored in an amount equal to the amount of such drawing. Notwithstanding anything contained herein to the contrary, however, unless Borrower shall have notified Administrative Agent, and Fronting Bank prior to 11:00 a.m. (Dallas time) on the Business Day immediately prior to the date of such drawing that Borrower intends to reimburse Fronting Bank for the amount of such drawing with funds other than the proceeds of the Advances, Borrower shall be deemed to have timely given an Advance/Letter of Credit Request pursuant to Section 2.2(a) to Administrative Agent, requesting a Variable Rate Advance on the date on which such drawing is honored and in an amount equal to the amount of such drawing. Each Lender (other than Fronting
Bank) shall, in accordance with Section 2.2(a), make available its pro rata share of such Variable Rate Advance to Administrative Agent, the proceeds of which shall be applied directly by Administrative Agent to reimburse Fronting Bank

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

for the amount of such draw. In the event that any such Lender fails to make available to Fronting Bank the amount of such Lender's participation on the date of a drawing, Fronting Bank shall be entitled to recover such amount on demand from such Lender together with interest at the Federal Funds Rate commencing on the date such drawing is honored, and the provisions of Section 2.2(c) shall otherwise apply to such failure.

            (e) Changes in Laws. If, after the date hereof, any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit issued by, or assets held by, or deposits in or for the account of, or participations in any letter of credit, upon any Lender (including Fronting Bank) or (ii) impose on any Lender any other condition regarding this Agreement or such Lender (including Fronting Bank) as it pertains to the Letters of Credit or any participation therein and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase, by an amount deemed by Fronting Bank or such Lender to be material, the cost to Fronting Bank or any Lender of issuing or maintaining any Letter of Credit or participating therein, then Borrower shall pay to Fronting Bank or such Lender, within fifteen (15) days after written demand by such Lender (with a copy to Administrative Agent), which demand shall be accompanied by a certificate showing, in reasonable detail, the calculation of such amount or amounts, such additional amounts as shall be required to compensate Fronting Bank or such Lender for such increased costs or reduction in amounts received or receivable hereunder. Each Lender will promptly notify Borrower and Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this clause (e) and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. If such Lender shall fail to notify Borrower of any such event within ninety (90) days following the end of the month during which such event occurred, then Borrower's liability for any amounts described in this Section incurred by such Lender as a result of such event shall be limited to those attributable to the period occurring subsequent to the ninetieth (90th) day prior to the date upon which such Lender actually notified Borrower of the occurrence of such event. A certificate of any Lender claiming compensation under this clause (e) and setting forth a reasonably detailed calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of demonstrable error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

            (f) Indemnity with Respect to Letters of Credit. Borrower hereby agrees to protect, indemnify, pay and save Fronting Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and disbursements) which Fronting Bank may incur or be subject to as a result of (i) the issuance of the Letters of Credit, other than to the extent of the bad faith, gross negligence or willful misconduct of Fronting Bank or (ii) the failure of Fronting Bank to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Laws, other than to the extent of the bad faith, gross negligence or willful misconduct of Fronting Bank. As between Borrower and Fronting Bank, Borrower assumes all risks of the acts and omissions of any beneficiary with respect to its use, or

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

misuses of, the Letters of Credit issued by Fronting Bank. In furtherance and not in limitation of the foregoing, Fronting Bank shall not be responsible (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) to the extent that any Letter of Credit is transferred, for the validity or insufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit, other than as a result of the bad faith, gross negligence or willful misconduct of Fronting Bank; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any message, by mail, cable, telegraph, facsimile transmission, or otherwise; (v) for errors in interpretation of any technical terms; (vi) for any loss or delay in the transmission or otherwise of any documents required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of such Letter of Credit; or (viii) for any consequence arising from causes beyond the control of Fronting Bank, including any Law, in each case other than to the extent of the bad faith, gross negligence or willful misconduct of Fronting Bank. None of the above shall affect, impair or prevent the vesting of Fronting Bank's rights and powers hereunder. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by Fronting Bank under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith, shall not put Fronting Bank under any resulting liability to Borrower; provided that, notwithstanding anything in the foregoing to the contrary, Fronting Bank will be liable to Borrower for any damages suffered by Borrower or its Subsidiaries as a result of Fronting Bank's grossly negligent or willful failure or agreement to pay under any Letter of Credit after the presentation to it of a sight draft and certificates strictly in compliance with the terms and conditions of the Letter of Credit.

            (g) Reimbursement. If Fronting Bank or Administrative Agent is required at any time, pursuant to any Debtor Relief Law or otherwise, to return to Borrower any reimbursement by Borrower of any drawing under any Letter of Credit, each Lender shall pay to Fronting Bank or Administrative Agent, as the case may be, its pro rata share of such payment, but without interest thereon unless Fronting Bank or Administrative Agent is required to pay interest on such amounts to the person recovering such payment, in which case with interest thereon, computed at the same rate, and on the same basis, as the interest that Fronting Bank or Administrative Agent is required to pay.

      SECTION 2.8. Letter of Credit Usage Absolute. The obligations of Borrower under this Agreement in respect of any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement (as the same may be amended from time to time) and any Letter of Credit Documents (as hereinafter defined) under all circumstances, including, without limitation, to the extent permitted by law, the following circumstances:

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

            (a) any lack of validity or enforceability of any Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Letter of Credit Documents") or any Loan Document;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of Borrower in respect of the Letters of Credit or any other amendment or waiver of or any consent by Borrower to departure from all or any of the Letter of Credit Documents or any Loan Document; provided, that Fronting Bank shall not consent to any such change or amendment unless previously consented to in writing by Borrower;

            (c) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the obligations of Borrower in respect of the Letters of Credit;

            (d) the existence of any claim, set-off, defense or other right that Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), Administrative Agent, Fronting Bank or any Lender (other than a defense based on the bad faith, gross negligence or willful misconduct of Administrative Agent, Fronting Bank or such Lender) or any other Person, whether in connection with the Loan Documents, the transactions contemplated hereby or by the Letter of Credit Documents or any unrelated transaction;

            (e) any draft or any other document presented under or in connection with any Letter of Credit or other Loan Document proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; provided, that payment by Fronting Bank under such Letter of Credit against presentation of such draft or document shall not have been the result of the bad faith, gross negligence or willful misconduct of Fronting Bank;

            (f) payment by Fronting Bank against presentation of a draft or certificate that does not strictly comply with the terms of the Letter of Credit; provided, that such payment shall not have been the result of the bad faith, gross negligence or willful misconduct of Fronting Bank; and

            (g) any other circumstance or happening whatsoever other than the payment in full of all obligations hereunder in respect of any Letter of Credit or any agreement or instrument relating to any Letter of Credit, whether or not similar to any of the foregoing, that might otherwise constitute a defense available to, or a discharge of, Borrower; provided, that such other circumstance or happening shall not have been the result of bad faith, gross negligence or willful misconduct of Fronting Bank.

                                   ARTICLE 3
                         TERMS OF THE CREDIT FACILITIES

            SECTION 3.1. Notes. All Advances under the Credit Facility other than Competitive Bid Advances shall be evidenced by the Notes, and each Lender shall receive an original executed Note in an amount equal to such Lender's Commitment. Competitive Bid Advances shall be

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

evidenced by the Competitive Bid Notes, and each Lender shall receive an original executed Competitive Bid Note in an amount equal to 50% of the Total Commitment.

      SECTION 3.2. Maturity; Mandatory Principal Reductions.

            (a) All outstanding principal of the Notes and the Swingline Note, together with all accrued but unpaid interest and other amounts owed with respect thereto, shall be due and payable in full on the Termination Date. All outstanding principal of any Competitive Bid Note shall be due and payable on the last day of the applicable Interest Period or maturity date for such Competitive Bid Loan and in any event on or prior to the Termination Date

            (b) Within five (5) Business Days after the determination of the existence of any Excess Outstandings, Borrower shall reduce the outstanding principal amount of the Credit Facility by an amount not less than the Excess Outstandings. Borrower shall pay to Administrative Agent on demand the amount of any Consequential Loss, if any, that may be due in connection therewith pursuant to Section 3.6(b); provided any principal reductions shall be applied first to Variable Rate Advances or Advances that will not result in Consequential Loss.

      SECTION 3.3. Interest Rate. Interest on the Notes shall accrue at a rate per annum equal to the lesser of (a) the Applicable Rate as selected by Borrower pursuant to this Agreement, subject, however, to the provisions of Section 11.8, or (b) the Maximum Lawful Rate; provided, however, if at any time the Applicable Rate exceeds the Maximum Lawful Rate, resulting in the charging of interest hereunder to be limited to the Maximum Lawful Rate, then any subsequent reduction in the Applicable Rate shall not reduce the rate of interest below the Maximum Lawful Rate until the total amount of interest accrued on the indebtedness evidenced by the Notes equals the amount of interest which would have accrued on such indebtedness if the Applicable Rate had at all times been in effect.

      Interest on the Swingline Note shall accrue at a rate per annum equal to the lesser of (a) the greater of (i) the Variable Rate or (ii) the Federal Funds Rate for such day, plus the LIBOR Margin, plus .50% or (b) the Maximum Lawful Rate; provided, however, if at any time the Variable Rate exceeds the Maximum Lawful Rate, resulting in the charging of interest hereunder to be limited to the Maximum Lawful Rate, then any subsequent reduction in the Variable Rate shall not reduce the rate of interest below the Maximum Lawful Rate until the total amount of interest accrued on the indebtedness evidenced by the Swingline Note equals the amount of interest which would have accrued on such indebtedness if the Variable Rate had at all times been in effect.

      Without notice to Borrower or any other Person, the Variable Rate and the Maximum Lawful Rate shall each automatically fluctuate upward and downward as and in the amount by which the Base Rate and Maximum Lawful Rate, respectively, fluctuate, subject always to limitations contained in this Agreement. In addition, the Adjusted LIBOR Rate and the Variable Rate with regard to Advances under the Credit Facility shall fluctuate upward and downward as and in the amount by which the LIBOR Margin or the Variable Rate Margin fluctuates, subject always to limitations contained in this Agreement, any such changes in the LIBOR Margin or the Variable Rate Margin, to occur as provided in Schedule II.

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      SECTION 3.4. Interest Payments.

            (a) Interest on the Notes shall be due and payable as it accrues on (a) the tenth (10th) day of each calendar month commencing on February 10, 2005 and continuing on the tenth (10th) day of each month thereafter until the Termination Date (except that interest on seven and fourteen day LIBOR Rate Advances shall only be payable on the last day of the applicable Interest Period), and (b) at the end of each Interest Period as to any LIBOR Rate Portion then expiring, and on demand after the Termination Date so long as any principal of any Note remains unpaid.

            (b) Interest on the Competitive Bid Notes shall be due and payable as it accrues on the tenth (10th) day of each calendar month on which any Competitive Bid Loan is outstanding under a Competitive Bid Note, on the last day of the respective Interest Period in the case of Competitive Bid Pricing Loan, and on the respective maturity date in the case of a Competitive Bid Fixed Rate Loan, with all accrued unpaid interest on all Competitive Bid Notes due and payable on the Termination Date.

            (c) Interest on the Swingline Note shall be due and payable on the date the Swingline Advance on which such interest accrues is required to be repaid pursuant to Section 2.6, provided, that, any accrued but unpaid interest on the Swingline Note which remains unpaid on the Termination Date shall be due on such date.

      SECTION 3.5. Conversion of Advances and Interest Rate Elections.

            (a) Conversion to Variable Rate. Borrower may, on any Interest Adjustment Date (other than the Termination Date), convert amounts of any LIBOR Rate Advances into Variable Rate Advances with interest accruing thereon with reference to the Variable Rate, as provided in Section 3.3.

            (b) Selection of LIBOR Rate Pricing. Upon at least three (3) Business Days' prior written notice from Borrower to Administrative Agent ("Minimum Notice Requirement"), and subject to the conditions provided in this Agreement, Borrower may, on any date prior to the Termination Date, convert amounts of not less than Five Million and No/100 Dollars ($5,000,000.00) in the aggregate on the same date, or any whole multiple of One Million and No/100 Dollars ($1,000,000.00) in excess thereof of any Variable Rate Advances into LIBOR Rate Advances, as applicable, with interest accruing thereon with reference to the Adjusted LIBOR Rate, for the Interest Period selected in such notice.

      Each notice of Adjusted LIBOR Rate election by Borrower (whether in connection with an initial funding or a conversion of an existing funding) shall include (i) the amount of the proposed aggregate LIBOR Rate Advances, (ii) the Interest Period selected by Borrower, and (iii) the Effective Date, and is subject to the following conditions: (1) the Interest Period shall be limited to a period commencing on the Effective Date and ending on a date that is seven (7) days, fourteen (14) days, or one, two, three, four, five, six or twelve months later, as elected by Borrower in its notice to Administrative Agent; (2) Borrower's written notice of an election shall be received by Administrative Agent in time to satisfy the Minimum Notice Requirement; (3) the last day of the Interest Period will not be subsequent in time to the Termination Date, (4) in the

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

case of a continuation of a LIBOR Rate Advance, the Interest Period applicable after such continuation shall commence on the last day of the preceding Interest Period; (5) no LIBOR Rate election shall be made (A) if Administrative Agent reasonably determines by reason of circumstances affecting the interbank Eurodollar market that either adequate or reasonable means do not exist for ascertaining the Adjusted LIBOR Rate for any Interest Period, (B) if it becomes impracticable for Administrative Agent or any Lender to obtain funds by purchasing U.S. dollars in the interbank Eurodollar market, (C) if Administrative Agent or any Lender reasonably determines that the Adjusted LIBOR Rate will not adequately or fairly reflect the costs to such Lender of maintaining the applicable LIBOR Rate Advances at such rate, (D) if as a result of any Regulatory Change, it shall become unlawful or impossible for Lenders to maintain any such LIBOR Rate election, or (E) if (in the instance of a requested twelve month Interest Period), any Lender notifies Administrative Agent that it is unwilling or unable to agree to such LIBOR Rate election due to the length of the requested Interest Period; (6) there shall never be more than seven (7) LIBOR Rate Advances, in the aggregate, in effect at any one time under the Credit Facility (with no more than two (2) of these being for an Interest Period of 7 days); and (7) no LIBOR Rate election shall be made after the occurrence and during the continuance of a Default or Event of Default. If only one or two Lenders are unwilling or unable to make a LIBOR Rate Advance solely because of the reasons set forth in clause 5(E) above (a "Rate Affected Lender"), but all other Lenders are willing and able to make such LIBOR Rate Advance and Borrower elects, notwithstanding such notice from the Rate Affected Lenders, to continue with such LIBOR Rate Advance, all Lenders other than the Rate Affected Lender shall all make such LIBOR Rate Advance and the Rate Affected Lender shall make a Variable Rate Advance for the applicable Interest Period, but shall be subject to being replaced pursuant to Section 3.16 hereof.

            (c) Election and Conversion to Variable Rate. To the extent Borrower has not made an effective election under and in accordance with Section 3.5(a) or (b) above (including without limitation at the expiration of an Interest Period), the Applicable Rate shall be the Variable Rate. If Borrower has failed to make such election at the end of an Interest Period, the Lenders shall be deemed to have made a Variable Rate Advance in the amount, and in replacement, of the LIBOR Rate Advance then maturing.

      SECTION 3.6. Reduction of Commitment Amount; Consequential Loss.

            (a) Borrower may, from time to time if an Event of Default is not then continuing, fully or partially, reduce the Total Commitment, provided that
(i) notice of such reduction must be received by Administrative Agent by 10:00 a.m. Dallas, Texas, time on the fifth (5th) Business Day preceding the effective date of such reduction, (ii) each such reduction in the Commitment must be in a minimum amount of $20,000,000.00 or any whole multiple of $1,000,000.00 in excess thereof, (iii) Borrower shall not be entitled to an increase in the Total Commitment pursuant to Section 2.1(b) or otherwise once it has been so reduced,
(iv) if the sum of the aggregate outstanding principal balance of the Credit Facility (including amounts outstanding under Competitive Bid Notes), exceeds the Total Commitment as so reduced, Borrower shall make a mandatory principal prepayment in at least the amount of such excess, together with any Consequential Loss arising as a result thereof (provided, any such prepayment shall be applied first to Advances that will not result in Consequential Loss), and (v) in no event

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

shall Borrower be entitled to so reduce the Total Commitment below $100,000,000.00, unless Borrower has elected to terminate the Credit Facility in full.

            (b) If Borrower shall prepay any LIBOR Rate Advance or a Competitive Bid Pricing Loan prior to the expiration of its applicable Interest Period or if Borrower shall fail to obtain an Advance or convert any amounts after delivering and pursuant to an election satisfying the Minimum Notice Requirement (unless Borrower elects to cancel a LIBOR Rate Advance due to one or more Rate Affected Lenders giving notice under clause 5(E) of Section 3.5(b) that they are unable or unwilling to make such LIBOR Rate Advance), Borrower shall pay to Lenders or the applicable Lender of such Competitive Bid Loan an amount (the "Consequential Loss") equal to any actual loss, expense or reduction in yield that any such Lender reasonably incurs as a result of such event. Any Consequential Loss required to be paid by Borrower pursuant to this Section 3.6 or any other provisions of this Agreement or of the other Loan Documents in connection with the prepayment of any LIBOR Rate Advances or Competitive Bid Loans shall be due and payable whether such prepayment is being made voluntarily or involuntarily, including, without limitation, as a result of an acceleration of sums due under LIBOR Rate Advances or Competitive Bid Loans or any part thereof due to an Event of Default. A Lender (through Administrative Agent) must request compensation under this Section 3.6(b) as promptly as practicable after it obtains knowledge of the event which entitles it to such compensation, but in any event within 180 days after it obtains such knowledge and pursuant to a certificate which sets forth the amount such Lender is entitled to receive pursuant to this Section 3.6(b) and the basis for determining such amount, which certificate shall be presumptively correct as to the matters set forth therein in the absence of manifest error. Any amounts received by Administrative Agent from Borrower pursuant hereto shall be disbursed by Administrative Agent in immediately available funds to the Lenders requesting such amounts.

      SECTION 3.7. Schedules on Notes. Each Lender is hereby authorized to record the date and amount of the initial principal balance of its Note and its Competitive Bid Note and the date and the amount of each advance and repayment of principal on such notes, and to attach any such recording as a schedule to the applicable note whereupon such schedule shall constitute a part of such note for all purposes. Any such recording shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the absence or inaccuracy of any such schedule or notation thereon shall not limit or otherwise affect the liability of Borrower for the repayment of all amounts outstanding under the Notes and the Competitive Bid Notes, together with interest thereon.

      SECTION 3.8. General Provisions as to Payments. All payments and indemnities required to be made by Borrower under any of the Loan Documents shall be joint and several obligations of Borrower and each Guarantor Subsidiary. Borrower shall make each payment of principal and interest on the Credit Facility and all fees payable hereunder or under any other Loan Document not later than 12:00 noon (Dallas time) on the date when due, in Federal or other funds immediately available in Dallas, Texas, to Administrative Agent at Administrative Agent's Dallas address for payments set forth in Schedule I, without setoff, counterclaim or reduction. Administrative Agent will promptly (and if such payment is received by Administrative Agent by 12:00 noon (Dallas, Texas time), and otherwise if reasonably possible, on the same Business Day, and in any event not later than the next Business Day after receipt of such payment) distribute to each Lender a payment on the applicable Note or Competitive Bid Note, in

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

accordance with such Lender's pro rata share of each such payment received by Administrative Agent. For purposes of calculating accrued interest on the Credit Facility, any payment received by Administrative Agent as aforesaid by 12:00 noon (Dallas, Texas time) on any Business Day shall be deemed made on such day; otherwise, such payment shall be deemed made on the next Business Day after receipt by Administrative Agent. Whenever any payment of principal or interest on the Credit Facility, or any fees under the Loan Documents, shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended pursuant to the preceding or operation of law or otherwise, interest thereon shall be payable for such extended time. If Administrative Agent shall fail to deliver to any Lender such Lender's pro rata portion of any principal, interest or fees received by Administrative Agent as required by this Agreement, then in addition to its pro rata portion of such payment, such Lender shall be entitled to receive from Administrative Agent interest on the amount which has failed to be timely paid at the Federal Funds Rate, for the period commencing on the date Administrative Agent was required to deliver such payment and ending on (but excluding) the date such payment is made.

      SECTION 3.9. Application of Payments.

            (a) So long as no Event of Default has occurred and is continuing, all payments received by Administrative Agent or Lenders hereunder from or on behalf of Borrower shall be applied first to pay any amounts outstanding on the Swingline Note (with such payments first being applied to interest on the Swingline Note, then on the principal balance thereof) then to pay any unpaid fees owing to Administrative Agent, the Fronting Bank or the Lenders under
Section 2.4 or otherwise, then to pay any accrued interest then due and payable first on the Notes and then on the Competitive Bid Notes, then to repay the principal amount first of the Notes and then of the Competitive Bid Notes, (in inverse order of maturity, in the case of partial prepayments), and then to pay any other Obligations in the manner and order determined by Administrative Agent in its sole discretion. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing and after application of any payment to accrued interest, Administrative Agent shall apply the payment to that portion of the principal amount of the Notes or Competitive Bid Notes as is designated by Borrower in a written notice delivered to Administrative Agent simultaneously with the payment; provided, however, that Administrative Agent shall not assist Borrower with any determination of the portion of the principal amount of the Notes or Competitive Bid Notes to which the payment will be applied.

            (b) After the occurrence and during the continuance of an Event of Default, all payments (including prepayments) received by Administrative Agent or any Lender hereunder from or on behalf of Borrower shall be applied first to pay any amounts owing on the Swingline Note in the manner and order determined by Swingline Lender then to the other Obligations in the manner and order determined by the Required Lenders as provided in Section 9.9 hereof (subject to the terms and provisions of Article X hereof).

      SECTION 3.10. Post-Default Interest; Past Due Principal and Interest. After maturity of the Notes or the occurrence of an Event of Default, the outstanding principal balance of the Notes, the Competitive Bid Notes and the Swingline Note shall, at the option of the Required Lenders, bear interest at the Default Rate. Any past due principal of and, to the extent permitted by law, past due interest on the Notes, the Competitive Bid Notes and the Swingling Note shall

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)            PAGE 44
bear interest, payable as it accrues on demand, for each day until paid at the Default Rate. Such interest shall continue to accrue at the Default Rate notwithstanding the entry of a judgment with respect to any of the Obligations, except as otherwise provided by applicable law.

      SECTION 3.11. Computation of Interest and Fees. All interest payable on the Notes, the Competitive Bid Notes and the Swingline Note, and the amount of all fees payable hereunder (except as otherwise specifically provided for in the Fee Letters or in Section 2.4), shall be computed based on the number of days elapsed and, with respect to LIBOR Rate Portions, 360 days per year, and, in all other instances, 365 days per year, subject to the provisions hereof limiting interest to the maximum permitted by applicable law.

      SECTION 3.12. Lenders' Capital Adequacy. If any present or future law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or Governmental Authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by any Lender or any corporation controlling such Lender and such Lender reasonably determines that as a consequence of its obligations under the Credit Facility the rate of return on it capital has been reduced to a level below that which it otherwise would have achieved (taking into consideration its policies with respect to capital adequacy) then such Lender may notify Borrower of such fact, and commencing ninety (90) days following such notice, Borrower shall pay to such Lender or Administrative Agent (for such Lender) from time to time on demand, as an additional fee payable hereunder, such amount as Lender shall determine in good faith and certify in a notice to Borrower in reasonable detail to be an amount that will adequately compensate such Lender in light of these circumstances for such loss. Each Lender shall allocate such cost increases among its customers in good faith and on an equitable basis.

      SECTION 3.13. Regulatory Changes; Indemnification for Failure to Pay When Due.

            (a) If, on or after the Closing Date, any Regulatory Change shall make it unlawful, impracticable or impossible for any Lender (or its Eurodollar lending office) to make, maintain or fund LIBOR Rate Advances or Competitive Bid Pricing Loans, as applicable, and such Lender shall so notify Administrative Agent, Administrative Agent shall forthwith give notice thereof to the other applicable Lenders and Borrower, whereupon until such Lender notifies Borrower and Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to maintain or fund LIBOR Rate Portions or the funding under a Competitive Bid Note, as the case may be, shall be suspended. If such Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding LIBOR Rate Advances or amounts under a Competitive Bid Note, to maturity and shall so specify in such notice, Borrower shall immediately prepay in full the then outstanding principal amount of such Lender's portion of the LIBOR Rate Advances or Competitive Bid Notes, as the case may be, together with accrued interest thereon. Concurrently with prepaying such portion of the LIBOR Rate Advances, Borrower shall borrow a Variable Rate Advance in an equal principal amount from such Lender (on which interest and principal shall be payable contemporaneously with the related LIBOR Rate Advances of the other Lenders), and such Lender shall make such Variable Rate Advance. If a Lender shall be unable to make, maintain or fund LIBOR Rate Advances or Competitive Bid Pricing Loans, as above provided for more than sixty
(60) days, and the other Lenders are not similarly restricted, Borrower shall be

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)            PAGE 45
entitled to designate an Eligible Assignee acceptable to Administrative Agent to purchase the interest of the Lender which is unable to fund LIBOR Rate Advances or make Competitive Bid Pricing Loans, as the case may be, and such Lender shall sell its interest to such Eligible Assignee within ten (10) Business Days of Borrower's request. Any such purchase shall be in accordance with and subject to the provisions of Section 11.10.

            (b) Borrower shall promptly indemnify (i) Administrative Agent and the Lenders against any actual loss or expense which Administrative Agent or the Lenders may, as a consequence of Borrower's failure to make a payment on the date such payment is due hereunder, or the payment, prepayment or conversion of any LIBOR Rate Advances or amounts due under Competitive Bid Notes hereunder on a day other than an Interest Adjustment Date or, in the case of Competitive Bid Notes, the last day of the applicable Interest Period or term of such notes, reasonably sustain or incur in liquidating or employing deposits from third parties acquired to effect, fund or maintain any such LIBOR Rate Advances or Competitive Bid Notes or any part thereof, including, without limitation, any Consequential Loss; and (ii) the Lenders against and reimburse the Lenders for increased costs to Lenders, as a result of any Regulatory Change, in the maintaining of any LIBOR Rate Advances or Competitive Bid Loans (Administrative Agent shall give Borrower written notice of such costs within ninety (90) days of its or any Lender's implementation and/or compliance with any such Regulatory Change, and such costs shall be reimbursed to such Lender prior to the earlier of (A) the Termination Date, or (B) ten (10) days following written notice thereof from Administrative Agent to Borrower). All payments made pursuant to this paragraph shall be made free and clear, without reduction for, or account of, any present or future taxes or other levies of any nature, excluding net income and franchise taxes.

      SECTION 3.14. Taxes.

            (a) No Deduction for Taxes. Except as provided in Section 3.14(d), any and all payments by Borrower hereunder or under the Notes, the Competitive Bid Notes or the Swingline Note shall be made free and clear of and without deduction for any and all present or future Taxes, excluding, (i) in the case of each Lender, Participant and the Agents, income and franchise taxes imposed by the jurisdiction under the laws of which such Lender, Participant or Administrative Agent (as the case may be) is organized or is or should be qualified to do business or any political subdivision thereof and (ii) in the case of each Lender or Participant, income and franchise taxes imposed by the jurisdiction of such Lender's or Participant's Applicable Lending Office or any political subdivision thereof. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note, any Competitive Bid Note or the Swingline Note to any Lender or Participant, any Agent or the Swingline Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.14) such Lender, Participant, Agent or the Swingline Lender (as the case may be) receives an amount equal to the amount such party would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (iv) Borrower shall deliver to Administrative Agent evidence of such payment to the relevant taxing authority or other authority in the manner provided in Section 3.14(c); provided

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

that Borrower shall not be required to increase any payment by any amount which such Lender shall be entitled to have repaid by the taxing authority upon filing of the appropriate documents.

            (b) Indemnification. Borrower shall indemnify each Lender and Administrative Agent for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this
Section 3.14) paid by any Lender, Participant or Administrative Agent (as the case may be), except for (i) in the case of each Lender, Participant and the Agents, income and franchise taxes imposed on net income by the jurisdiction under the laws of which such Lender, Participant or Agent (as the case may be) is organized or is or should be qualified to do business or any political subdivision thereof and (ii) in the case of each Lender or Participant, income and franchise taxes imposed on net income by the jurisdiction of such Lender's or Participant's Applicable Lending Office or any political subdivision thereof, as required by the applicable taxing authority, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date any Lender or Administrative Agent (as the case may be) makes written demand therefor. Each Lender and Administrative Agent agrees to notify Borrower of any event occurring after the Closing Date entitling such Lender or Administrative Agent to indemnification under this Section as promptly as practicable; provided, that except as otherwise limited by the next sentence, the failure of any Lender or Administrative Agent to give such notice shall not result in any liability to such Lender or Administrative Agent or release Borrower from any of its obligations hereunder. Each Lender and Administrative Agent, as applicable, shall only be entitled to indemnification under this Section 3.14 for Taxes paid during the ninety (90) day period ending on the date Borrower receives the notice described in the immediately preceding sentence; provided, that from and after such notice, such Lender or Administrative Agent shall be entitled to compensation for Taxes occurring after such notice until such time as such Taxes cease to exist.

            (c) Tax Payment Receipt. Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Administrative Agent the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to Administrative Agent.

            (d) Tax Forms. Each Lender or Participant that is not a corporation or partnership created or organized in or under the laws of the United States, any estate that is subject to federal income taxation regardless of the source of its income, or any trust which is subject to the supervision of a court within the United States and the control of a United States fiduciary as described in section 7701 (a) (30) of the Internal Revenue Code (a "Non-U.S. Lender") shall deliver to Borrower and Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased ) on or before the date on which it becomes a party to this Agreement (or, in the case of a Participant, on or before the date on which such Participant purchases the related participation) either:

                  (i) two duly completed and signed copies of either Internal Revenue Service Form W-8BEN (relating to such Non-U.S. Lender and entitling it to a complete exemption from withholding of U.S. Taxes on all amounts to be received by such Non-U.S. Lender pursuant to this Agreement and the other Loan

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)            PAGE 47

            Documents) or Form W-8ECI (relating to all amounts to be received by such Non-U.S. Lender pursuant to this Agreement and the other Loan Documents certifying that such amounts are effectively connected to the Non-U.S. Lender's conduct of a trade or business within the United States), or successor and related applicable forms, as the case may be; or

                  (ii) in the case of a Non-U.S. Lender that is not a "bank" within the meaning of Section 881 (c) (3) (A) of the Code and that does not comply with the requirements of clause (i) hereof, (x) a statement in a form as shall be reasonably requested by Borrower from time to time to the effect that such Non-U.S. Lender is eligible for a complete exemption from withholding of U.S. Taxes under Code Section 871(h) or 881(c), and (y) two duly completed and signed copies of Internal Revenue Service Form W-8 or successor and related applicable forms.

Further, each Non-U.S. Lender agrees (i) to deliver to Borrower and Administrative Agent, and if applicable, the assigning Lender (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two further duly completed and signed copies of Forms W-8BEN or W-8ECI, as the case may be, or successor and related applicable forms, on or before the date that any such form expires or becomes obsolete and promptly after the occurrence of any event requiring a change from the most recent form(s) previously delivered by it to Borrower (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) in accordance with applicable United States laws and regulations and
(ii) in the case of a Non-U.S. Lender that delivers the statement required by clause (d)(ii) hereof, to deliver to Borrower and Administrative Agent, and if applicable, the assigning Lender such additional statements and forms as shall be reasonably requested by Borrower from time to time; unless, in any such case, any change in law or regulations has occurred subsequent to the date such Lender became a party to this Agreement ( or in the case of a Participant, the date on which such Participant purchased the related participation) which renders all such forms inapplicable or which would prevent such Lender (or Participant) from properly completing and executing any such form with respect to it and such Lender promptly notifies Borrower and Administrative Agent (or, in the case of a Participant, the Lender from which the related participation shall have been purchased) if it is no longer able to deliver, or if it is required to withdraw or cancel, any form or statement previously delivered by it pursuant to this
Section 3.14. A Non-U.S. Lender shall not be required to deliver any form or statement pursuant to the immediately preceding sentences in this Section 3.14 that such Non-U.S. Lender is not legally able to deliver, it being understood and agreed that Borrower shall withhold or deduct such amount from any payments made to any Non-U.S. Lender that Borrower reasonably determines is required by law and that payments resulting from a failure to comply with this Section 3.14 shall not be subject to payment or indemnity by Borrower and Guarantors pursuant to this Section 3.14.

            (e) Form W-9. Upon the request of Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to Administrative Agent two duly signed completed copies of United States Internal Revenue Service Form W-9. If such Lender fails to deliver such forms, then Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

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

      SECTION 3.15. Extension Option. Borrower shall have the option (the "Extension Option") to extend the Credit Facility by extending the Termination Date for a one-year period from and after the initial Termination Date of January 14, 2008, such Extension Option being exercisable only once as provided below, and subject to satisfaction of each of the following conditions:

            (a) Administrative Agent shall have received written notice of Borrower's election to exercise the Extension Option at least thirty (30) but no more than ninety (90) days before the Termination Date (as then in effect).

            (b) There shall exist no Default or Event of Default at the time Borrower elects to exercise the Extension Option or at the Termination Date (as then in effect).

            (c) Borrower and each Guarantor Subsidiary shall have executed and delivered to Administrative Agent a modification and extension agreement, confirming that the entity documents for Borrower and Guarantor Subsidiaries previously delivered to Administrative Agent are still in force and effect, without modification, and such other documents as are reasonably requested by Administrative Agent to properly document the extension.

            (d) Borrower shall pay to Administrative Agent, for the benefit of the Lenders in accordance with the respective Commitment Percentages of the Lenders as of the effective date of the extension, an additional non-refundable commitment fee in the amount of 0.15% of the Total Commitment (the "Extension Fee") in consideration of the commitment of the Lenders to continue to make Advances to Borrower until the new extended Termination Date, which Extension Fee shall be due and payable at the time Borrower delivers its written notice of election to extend pursuant to Section 3.15(a). As of the date of Borrower's delivery of written notice regarding the Extension Option, the Extension Fee will have been earned in full and be a bona fide commitment fee intended as reasonable compensation to Lenders for the commitment to make Advances until the extended Termination Date.

            (e) Borrower shall pay to Administrative Agent all reasonable costs and expenses, including reasonable attorneys' fees, incurred in connection with such extension and the documentation thereof.

            (f) During the extended term, all terms and conditions of the Loan Documents (including but not limited to interest rates and payments) pertaining to the Credit Facility shall continue to apply; provided, however, that the term "Termination Date" and all references to such term in this Agreement and the other Loan Documents shall mean and refer to the extended Termination Date which shall be one year from the Termination Date as then in effect.

      All references in this Agreement or any other Loan Document to the exercise of the Extension Option shall be deemed to refer to satisfaction of all conditions set forth above.

      SECTION 3.16. Replacement of a Lender. If Borrower is required pursuant to
Section 3.12 or 3.14 to make any additional payment to any Lender or if any Lender becomes a Rate Affected Lender (any Lender so affected an "Affected Lender"), Borrower may elect, if such amounts continue to be charged or so long as such Lender is a Rate Affected Lender, to

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

replace such Affected Lender as a Lender under this Agreement, provided that no Default or Event of Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement,
(a) an Eligible Assignee shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an Assignment and Acceptance and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date, and (b) Borrower shall pay to such Affected Lender in same day funds on the day of such replacement all interest, fees and other amounts then accrued but unpaid to such Affected Lender by Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.12 and 3.14. If any Rate Affected Lender is replaced pursuant to this Section 3.16, such Lender shall repay to Borrower the unused portion of the Initial Commitment Fee or the Extension Fee (if such replacement occurs during the extension period), such amount being determined by multiplying (a) the Initial Commitment Fee or the Extension Fee, as applicable, times (b) a fraction (i) the numerator of which is the number of whole months remaining until the initial Termination Date or, if applicable, the number of months remaining in the extension period and (ii) the denominator of which is thirty-six (36) or if the replacement occurs during the extension period, twelve
(12).

                                   ARTICLE 4
                       CONDITIONS TO CLOSING AND ADVANCES

      SECTION 4.1. Conditions To Closing. The obligation of Lenders to fund the first Advance under the Credit Facility after the Closing Date, the Swingline Lender to fund a Swingline Advance after the Closing Date, any Fronting Bank to issue a Letter of Credit, or of any Lender to fund a Competitive Bid Loan, whichever is first, as provided herein is subject to the satisfaction of the following conditions and requirements:

            (a) receipt by Administrative Agent of (i) this Agreement, properly executed by Borrower and each Guarantor Subsidiary as of the Closing Date, (ii) the Swingline Note, properly executed by Borrower as of the Closing Date, and (iii) evidence acceptable to Administrative Agent that Borrower has paid all fees and expenses required to be paid by Borrower as of the date of such Advance;

            (b) receipt by each Lender of its Note and Competitive Bid Note, properly executed by Borrower, together with its portion of the Initial Commitment Fee;

            (c) receipt by Administrative Agent of a Guaranty Agreement executed by each Guarantor Subsidiary as of the Closing Date;

            (d) receipt by Administrative Agent of the Contribution Agreement in form and substance satisfactory to Administrative Agent, executed by Borrower and each Guarantor Subsidiary as of the Closing Date;

            (e) receipt by Lenders of (i) the audited annual financial statements for Borrower and its Consolidated Subsidiaries dated December 31, 2003, (ii) the unaudited financial statements of Borrower and its Consolidated Subsidiaries, dated September 30, 2004, and (ii) a Compliance Certificate effective as of the last day of the fiscal quarter immediately

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)            PAGE 50
preceding the Closing Date (with any material changes since the end of such fiscal quarter being noted therein), executed by Borrower, in the form attached hereto as Exhibit C;

            (f) receipt by Administrative Agent of an opinion of legal counsel for Borrower, each Guarantor Subsidiary and General Partner, opining as to the due organization and existence of Borrower, each Guarantor Subsidiary and General Partner, the due authorization and execution of each of the Loan Documents and the enforceability of each of the Loan Documents, and such other matters as Administrative Agent may request, addressed to Administrative Agent and otherwise in form and substance reasonably satisfactory to Administrative Agent;

            (g) receipt by Administrative Agent of all resolutions, certificates or documents it may reasonably request relating to the formation, existence and good standing of Borrower, each Guarantor Subsidiary and General Partner on the Closing Date, corporate authority for the execution and validity of this Agreement and the other Loan Documents, and any other matters relevant to this Agreement, all in form and substance satisfactory to Administrative Agent, which resolutions, certificates and documents shall include, without limitation, (i) the certificates of incorporation and bylaws, trust agreement, partnership agreement or other appropriate organizational documents for Borrower, each Guarantor Subsidiary and General Partner, (ii) resolutions of the Board of Trust Managers of Borrower and the Board of Directors of Camden USA and Camden Realty, Inc. and General Partner, and any required partner resolutions or consents of Camden L.P. authorizing the execution of the Loan Documents on behalf of Borrower, each Guarantor Subsidiary and General Partner, (iii) certificates of incumbency for the officers of Borrower, each Guarantor Subsidiary and General Partner, and (iv) certificates of corporate or limited partnership existence and good standing issued by the state of organization of (and to the extent provided by the state of organization with regard to) Borrower, each Guarantor Subsidiary and General Partner, and, as requested by Administrative Agent, from the appropriate Governmental Authority of each state in which Borrower, each Guarantor Subsidiary and General Partner is required by applicable law to be qualified;

            (h) receipt by Administrative Agent of filing officer certificates (or commercial reports similar thereto, if satisfactory to Administrative Agent) under Section 9-407(2) of the UCC, releases or partial releases of liens or financing statements, and/or other evidence satisfactory to Administrative Agent that there are no Liens against the Unencumbered Properties, except Permitted Liens;

            (i) satisfaction of all conditions contained in Section 4.2 if an Advance is being made;

            (j) receipt by Administrative Agent of copies of certificates of insurance for each insurance policy maintained by Borrower or any Consolidated Subsidiary with respect to the Property;

            (k) receipt by Administrative Agent of an organizational chart showing Borrower and all of its Subsidiaries and detailing ownership of the equity interests in each Subsidiary, and all joint ventures and partnerships in which Borrower or any Consolidated

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

Subsidiary has an interest, and in which States Borrower and each such Subsidiary are incorporated or organized, as in effect on the last day of the fiscal quarter preceding the Closing Date (with any material changes thereto being noted thereon), being attached hereto as Schedule III;

            (l) on and as of the Closing Date, all amounts owing under the Existing Credit Agreement shall be paid in full and all commitments of the Lenders thereunder shall be terminated; and

            (m) receipt by Administrative Agent and/or Lenders of all other documents, instruments, certificates and information to be delivered on or before the Closing Date pursuant to the terms of this Agreement and the other Loan Documents.

All the documents, instruments, certificates, information, evidences and opinions referred to in this Section 4.1 shall be delivered to Administrative Agent no later than the Closing Date, and Lenders shall not be bound by or obligated hereunder until Administrative Agent has received all such items.

      SECTION 4.2. Conditions To All Advances or Swingline Advances or Issuances of Letters of Credit. The obligation of Lenders to fund any Advance or Swingline Lender to fund any Swingline Advance or Fronting Bank to issue any Letter of Credit as provided herein is subject to the satisfaction of the following conditions and requirements:

            (a) timely receipt by Administrative Agent of an Advance/Letter of Credit Request in the case of an Advance under the Notes or a Swingline Advance and receipt by Administrative Agent and Fronting Bank of an Advance/Letter of Credit Request in the case of an issuance of a Letter of Credit;

            (b) immediately before and after giving effect to such Advance or Swingline Advance or issuance of Letter of Credit, no Default or Event of Default shall have occurred and be continuing and the making of such Advance shall not cause a Default;

            (c) the representations and warranties contained in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance, Swingline Advance or the issuance of a Letter of Credit, except that all representations and warranties that speak as of a particular date shall only be required on the date of each such Advance to be true and correct in all material respects as of the date to which such representation or warranty speaks and not as of any subsequent date; and

            (d) such other information and documentation as Administrative Agent shall reasonably deem necessary or desirable in connection with the funding of such Advance, Swingline Advance or issuance of such Letter of Credit.

                                   ARTICLE 5
                   UNENCUMBERED PROPERTIES POOL AND GUARANTIES

      SECTION 5.1. Unencumbered Properties Pool. As of any date during the term of this Agreement, and until all of the Obligations have been paid in full and the Lenders have no

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

commitment to lend hereunder, Borrower and the Guarantor Subsidiaries must own and maintain the Pool in accordance with the following parameters:

            (a) For each of the Unencumbered Properties in the Pool, Borrower shall have received from a third-party independent environmental consultant, and delivered to Administrative Agent upon Administrative Agent's request, a written environmental assessment in form and in substance acceptable to Administrative Agent that does not disclose any material environmental conditions or risks related to such Unencumbered Property or any violation of Applicable Environmental Laws (or if there exists a material environmental condition, risk or violation, describes the remedial actions being taken); provided, however, that Administrative Agent shall have given Borrower thirty (30) days' prior written notice identifying any project that Administrative Agent determines must be excluded as an Unencumbered Property in the Pool due to a material environmental condition before such exclusion shall become effective.

            (b) The Pool must have no more than an aggregate of $200,000 in Liens described in subsection (h) of the definition of the term "Permitted Liens" set forth in Article 1, provided, however, that in the event the Pool has more than an aggregate of $200,000 in said Liens, Borrower shall designate in writing to Administrative Agent which project or projects with said Liens shall be excluded from the Pool so that this requirement is once again satisfied, and further provided, that such exclusion shall terminate upon reduction of said Liens below an aggregate of $200,000 and notice by Borrower to Administrative Agent thereof.

            (c) Collectively, the Unencumbered Properties in the Pool, other than the Development Properties, must have an aggregate occupancy level based on bona fide tenant leases requiring current rent payments of at least eighty-five percent (85%), where the occupancy level is the weighted average of the occupancy level for the prior fiscal quarter.

            (d) Borrower's Total Unsecured Debt shall be less than 60% of its Gross Asset Value of Unencumbered Properties; provided, that, during the two consecutive quarters following the quarter in which a Portfolio Acquisition is consummated, Borrower's Total Unsecured Debt shall be less than 65% of its Gross Asset Value of Unencumbered Properties, after taking into account such Portfolio Acquisition.

            (e) No more than twenty percent (20%) of the Gross Asset Value of Unencumbered Properties shall be attributable to Development Properties.

            (f) The ratio of (i) Unencumbered Adjusted NOI for the immediately preceding fiscal quarter, and then annualized, to (ii) that portion of Consolidated Interest Expense attributable solely to Total Unsecured Debt for the immediately preceding calendar quarter, and then annualized, shall not at any time be less than or equal to 2.00 to 1.00.

            (g) The value of Ground Leased Qualifying Properties shall not represent more than ten percent (10%) of the value of the Unencumbered Properties in the Pool.

            (h) A maximum of ten percent (10%) of the Pool may be Partially Owned Qualifying Properties. For Partially Owned Qualifying Properties, only Borrower's share of net operating income and Debt will be used in covenant calculations.

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

      SECTION 5.2. Negative Pledge Agreements. Borrower shall not, and shall not permit any of its Consolidated Subsidiaries to, (a) grant or suffer to exist any Lien against any of the Unencumbered Properties in the Pool if such Lien would be in violation of this Article V or Section 8.7, (b) enter into any negative pledge agreements with any other Person such that Borrower shall be prohibited at any time from granting, or causing any Consolidated Subsidiaries to grant, to Administrative Agent, for the benefit of the Lenders, a first priority lien and security interest in any of the Unencumbered Properties as security for the Obligations, or (c) enter into any negative pledge agreements with respect to the Equity Interests of any Guarantor Subsidiary in violation of Section 8.13, or grant any Lien with respect to the Equity Interests of any Guarantor Subsidiary.

      SECTION 5.3. Additional Guarantor Subsidiaries. Contemporaneously with the execution of this Agreement, Borrower has caused each of Camden USA, Camden L.P. and Camden Realty, Inc. to execute and deliver to Administrative Agent for the benefit of Lenders a Guaranty Agreement. Borrower will promptly notify Administrative Agent of the formation of any material new Consolidated Subsidiary and all assets owned or to be owned by such Consolidated Subsidiary (and, in any event, will disclose with the quarterly financial information provided to Administrative Agent, all Consolidated Subsidiaries formed during the fiscal quarter then ending). In the event that any Consolidated Subsidiary, whether newly formed or pre-existing, owns or becomes the owner of any Unencumbered Property in the Pool, Borrower shall cause each such Consolidated Subsidiary (including, without limitation, Camden Summit Partnership, L.P. following the Summit Acquisition), as soon as practically possible, to execute and deliver to Administrative Agent for the benefit of Lenders a Guaranty Agreement (substantially in the form of Exhibit F) and a Contribution Agreement in the form of Exhibit G (or supplement thereto). Contemporaneously with the delivery of any such Guaranty Agreement, Borrower shall cause to be delivered to Administrative Agent appropriate certifications, governmental and corporate certificates, resolutions, incumbency certificates, legal opinions and other documents, reasonably deemed necessary or appropriate by Administrative Agent relating to the formation, existence and good standing of such Consolidated Subsidiary, the corporate authority of such Consolidated Subsidiary for the execution and validity of such Guaranty Agreement, and otherwise to evidence the legal, binding, and enforceable effect of each such Guaranty Agreement. Borrower and all existing and future Guarantor Subsidiaries acknowledge and agree that the provisions of this Section 5.3 are a material inducement to the Lenders entering into this Agreement and making Advances hereunder, and that this Agreement and Advances hereunder constitutes good and valuable consideration for the execution and delivery of any and all Guaranty Agreements as contemplated herein.

      SECTION 5.4. Ownership of Guarantor Subsidiaries. At all times, Borrower must own no less than 66 2/3% of the equity (both voting and non-voting) of each Guarantor Subsidiary and must have the necessary control of each of the Guarantor Subsidiaries so that Borrower, without the consent of any other Person, may (i) transfer, by dividend or otherwise, cash and capital from any Guarantor Subsidiary to Borrower and (ii) transfer, sell or convey, or grant a Lien on any and all of the assets, real or personal, of each Guarantor Subsidiary.

      SECTION 5.5. Partnership Matters. Borrower shall not, without the prior written consent of Administrative Agent, consent to or permit General Partner to consent to any amendment, supplement, or other modification of the Third Amended and Restated Agreement of Limited

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

Partnership of Camden L.P. dated as of April 15, 1997, as amended, supplemented, restated or replaced from time to time, that would (i) replace General Partner as the general partner of Camden L.P. (other than with an Affiliate of Borrower), (ii) impair General Partner's ability to fully manage and control the day-to-day operations of Camden L.P., or (iii) detrimentally or otherwise materially alter General Partner's rights or benefits under such partnership agreement.

      SECTION 5.6. Guaranty Proceeds.

            (a) Notwithstanding anything to the contrary contained in this Agreement or any Guaranty Agreement, Administrative Agent and the Lenders covenant and agree with Borrower that any funds, payments, claims, or distributions actually received by Administrative Agent and the Lenders as a result of, or pursuant to any Guaranty Agreement ("Guaranty Proceeds"), shall be made available for distribution equally and ratably among the holders of the Obligations and the trustee or trustees of any senior, unsecured, non-subordinated Debt of Borrower issued in offerings registered under the Securities Act of 1933 or exempt from registration pursuant to Rule 144A of
Section 4 thereof and holders of borrowed money incurred by Borrower (the "Senior Debt") which is outstanding on the date Administrative Agent and the Lenders receive such Guaranty Proceeds. This Section 5.6 shall not apply to any payments, funds, claims or distributions received by Administrative Agent or any Lender directly or indirectly from Borrower or any other Person other than from a Guarantor Subsidiary pursuant to a Guaranty Agreement, but shall apply solely to Guaranty Proceeds. Borrower has been supplied a copy of each Guaranty Agreement and specifically understands and agrees with Administrative Agent and Lenders that, to the extent Guaranty Proceeds are distributed to holders of the Senior Debt, each Guarantor Subsidiary has agreed that the Obligation shall not be deemed reduced by any such distribution, and each Guarantor Subsidiary will continue to make payments pursuant to its Guaranty Agreement until such time as the Obligation has been paid in full after taking into effect any distributions of Guaranty Proceeds to holders of Senior Debt.

            (b) Nothing herein contained shall be deemed to limit, modify, or alter the rights of Administrative Agent and the Lenders under any Guaranty Agreement. Nothing herein contained shall be deemed to subordinate the Obligations to the Senior Debt or any other Debt of Borrower and its Consolidated Subsidiaries, nor give to any holder of any such Debt any rights of subrogation.

            (c) Nothing contained in this Agreement or any Guaranty Agreement shall be deemed for the benefit of any holders of the Senior Debt or any other Debt (other than the Obligations) nor shall anything be construed to impose on Administrative Agent or the Lenders any fiduciary duties, obligations or responsibilities to the holders of any such Debt. This Section 5.6 and each Guaranty Agreement is for the sole benefit of Administrative Agent and the Lenders and their respective successors and assigns.

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

                                   ARTICLE 6
                         REPRESENTATIONS AND WARRANTIES

         Borrower and each Guarantor Subsidiary represent and warrant to Agents and Lenders that:

      SECTION 6.1. Existence and Power of Borrower. Borrower is a trust duly created and validly existing under the laws of the State of Texas, and qualifies in all respects as a "real estate investment trust" under Section 856(a) of the Code. Borrower (a) is or will be qualified to do business and in good standing under the laws of each state where such qualification is necessary for Borrower to conduct its business; and (b) has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as contemplated to be conducted, except where the failure to have any such item would not have a material adverse effect on Borrower's business and financial condition.

      SECTION 6.2. Existence and Power of Guarantor Subsidiaries. Each Guarantor Subsidiary and General Partner (a) is a corporation or partnership, as appropriate, duly created, validly existing and in good standing under the laws of the state, province or country under which it is organized, and is or will be qualified and in good standing as a foreign corporation or partnership, as appropriate, under the laws of each state where such qualification is necessary for such Guarantor Subsidiary or General Partner to conduct its business; and
(b) has all corporate or partnership, as appropriate, powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as contemplated to be conducted, except where the failure to have any such item would not have a material adverse effect on such Guarantor Subsidiary's business and financial condition.

      SECTION 6.3. Authorization; Contravention. The execution, delivery and performance of this Agreement, the Notes, the Competitive Bid Notes, the Guaranty Agreements, the Contribution Agreement and the other Loan Documents by Borrower and each Guarantor Subsidiary as appropriate, are within Borrower's or such Guarantor Subsidiary's corporate, partnership or trust, as appropriate, powers, have been duly authorized by all necessary corporate, partnership or trust, as appropriate, action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation, bylaws, partnership agreement or trust agreement, as appropriate, of Borrower or any such Guarantor Subsidiary or of any agreement, judgment, injunction, order, decree or other instrument binding upon Borrower or any such Guarantor Subsidiary or result in the creation or imposition of any Lien on any asset of Borrower or any such Guarantor Subsidiary.

      SECTION 6.4. Enforceable Obligations. This Agreement, the Notes, and the other Loan Documents each constitutes a valid and binding agreement of Borrower to the extent Borrower is a party thereto, enforceable in accordance with its terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer or similar laws affecting creditors rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general applicability. The Guaranty Agreements and the other Loan Documents each constitutes a valid and binding agreement of each Guarantor Subsidiary to the extent such Guarantor Subsidiary is a party thereto, enforceable in accordance with its terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer or similar laws affecting creditors rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

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

      SECTION 6.5. Financial Information.

            (a) The current financial statements of Borrower and each Guarantor Subsidiary and all of the other financial reports and information of Borrower and each Guarantor Subsidiary that have been delivered to Administrative Agent or Lenders are true and correct in all material respects as of the date of such current financial statements and other reports and information.

            (b) Except as disclosed in writing to Lenders prior to the execution and delivery of this Agreement, since December 31, 2003, there has been no material adverse change in the business, financial position or results of operations of Borrower or any Guarantor Subsidiary; and, there exists no condition, event or occurrence that, individually or in the aggregate, could reasonably be expected to result in a material adverse change in the business, financial position or results of operations of Borrower or any Guarantor Subsidiary.

      SECTION 6.6. Litigation. There is no pending or, to Borrower's knowledge, threatened Litigation involving or affecting the Property, Borrower, or its Consolidated Subsidiaries in which there is a reasonable possibility of an adverse decision which could have a Material Adverse Effect, or involving or affecting the validity, enforceability, or priority of any of the Loan Documents. If any Litigation is threatened or commenced (a) that seeks to enjoin, prevent or declare invalid or unlawful Borrower's renovation, occupancy, use or operation of the Improvements; (b) that endangers, questions or attacks the title to any part of the Real Estate or the validity, enforceability, or priority of any Loan Document; (c) that seeks to levy upon or seize any part of the Real Estate; (d) for any condemnation or taking of any part of or interest in the Real Estate; (e) regarding any claimed damage, default, or diminution or offset against Rent; or (f) with respect to any claimed personal injury, death or property damage on or about the Property, and if an adverse decision therein could constitute a Material Adverse Effect, then Borrower shall promptly and vigorously contest such Litigation in good faith, resist the entry of any temporary or permanent injunction, and seek the stay of any such injunction that may be entered. After the occurrence and during the continuance of an Event of Default, Administrative Agent may (but shall not be obligated to) commence, appear in, or defend any such Litigation, compromise or discharge adverse claims made with respect to the Property, purchase tax titles, remove prior liens or security interests, and pay all necessary expenses, including attorneys' fees, incurred in connection with such Litigation, which Borrower shall reimburse to Administrative Agent on demand and which shall be part of the Obligations, even if in excess of the Total Commitment.

      SECTION 6.7. ERISA.

            (a) Each Employee Plan has been maintained and administered in substantial compliance with the applicable requirements of the Code and ERISA. No circumstances exist with respect to any Employee Plan that could have a material adverse effect on Borrower and its Consolidated Subsidiaries taken as a whole.

            (b) With respect to each Pension Plan, (i) no accumulated funding deficiency (within the meaning of Section 412(a) of the Code), whether waived or unwaived, exists; (ii) the present value of accrued benefits (based on the most recent actuarial valuation prepared for each

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

such plan, if any, in accordance with ongoing assumptions) does not exceed the current value of plan assets allocable to such benefits by a material amount;
(iii) no reportable event (within the meaning of Section 4043 of ERISA) other than purchases and sales of securities from a plan trustee as reported in the audited financial statements of such plan has occurred; (iv) no uncorrected prohibited transactions (within the meaning of Section 4975 of the Code) exist which could have a material adverse effect on Borrower and its Consolidated Subsidiaries taken as a whole; (v) to the extent such plan is covered by PBGC, no material liability to the PBGC exists and no circumstances exist that could reasonably be expected to result in any such liability; and (vi) no material withdrawal liability (within the meaning of Section 4201(a) of ERISA) exists and no circumstances exist that could reasonably be expected to result in any such liability.

            (c) As of the date hereof, neither Borrower nor any Consolidated Subsidiary has any obligation under any Employee Plan to provide post-employment health care benefits to any of its current or former employees, except as may be required by Section 4980B of the Code.

      SECTION 6.8. Taxes and Filing of Tax Returns. Borrower and each Consolidated Subsidiary have filed all material tax returns required to have been filed and has paid all Taxes shown to be due and payable on such returns, including interest and penalties, and all other Taxes which are payable by such party, to the extent the same have become due and payable other than Taxes with respect to which a failure to pay would not have a Material Adverse Effect or which are being contested as permitted by Section 7.6. All Tax liabilities of Borrower and each Consolidated Subsidiary are adequately provided for. No Tax liability of Borrower or any Consolidated Subsidiary has been asserted by the Internal Revenue Service or any other taxing authority for Taxes in excess of those already paid, the payment of which would have a Material Adverse Effect.

      SECTION 6.9. Ownership of Assets. On the Closing Date and all times during the Credit Period: (a) except for Permitted Liens, there is no Lien on any of the Unencumbered Properties, and the execution, delivery, performance or observance of the Loan Documents will not require or result in the creation of any Lien on any such property; (b) Borrower or one of its Consolidated Subsidiaries owns full legal and equitable title, in fee simple absolute (except with respect to the Ground-Leased Qualified Properties), to all Property in the Pool, and, except to the extent defects are being contested or otherwise corrected by actions taken by Borrower in good faith, all other Real Estate; and
(c) substantially all of the Property, in Administrative Agent's determination, is, and at all times shall be, owned directly (and in fee simple absolute with respect to Real Estate other than the Ground-Leased Qualifying Properties) by Borrower or one of the Guarantor Subsidiaries.

      SECTION 6.10. Business; Compliance. Borrower and each Consolidated Subsidiary have performed and abided by all obligations required to be performed by them under any license, permit, order, authorization, grant, contract, agreement, or regulation to which they are a party or by which they or any of their assets are bound and which, if Borrower or such Consolidated Subsidiary were to fail to perform or abide by, such failure would have a Material Adverse Effect.

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

      SECTION 6.11. Licenses, Permits. Borrower and each Consolidated Subsidiary possess such valid franchises, licenses, permits, consents, authorizations, exemptions and orders of Governmental Authorities, as are necessary to carry on their business as now being conducted, other than violations which would not (either individually or collectively) have a Material Adverse Effect, and, if related to any Unencumbered Properties, would not cause a Pool Violation.

      SECTION 6.12. Compliance with Law. The business and operations of Borrower and each Guarantor Subsidiary have been and are being conducted in accordance with all applicable Laws, other than violations which would not (either individually or collectively) have a Material Adverse Effect, and, if such violation is related to any Unencumbered Properties, would not cause a Pool Violation. Each of Borrower and its Consolidated Subsidiaries (a) has complied and will comply, with all Legal Requirements relating to or affecting the Property, the Credit Facility (including all reporting requirements applicable to the Lenders) or Borrower or its Consolidated Subsidiaries except where the failure to so comply would not cause a Material Adverse Effect, and, if such failure is related to any Unencumbered Properties, would not cause a Pool Violation; and (b) has no knowledge of, and has received no notice of, any material violation of any Legal Requirement relating to or affecting any of the Property, Borrower or any of its Consolidated Subsidiaries, unless such non-compliance would not have a Material Adverse Effect and, if such non-compliance is related to any Unencumbered Properties, would not cause a Pool Violation. The Property, and the intended use, occupancy, or operation thereof, complies and will comply with all applicable Legal Requirements unless such non-compliance would not have a Material Adverse Effect and would not, if such non-compliance is related to an Unencumbered Property, cause a Pool Violation. No part of the Property constitutes (or will constitute) a nonconforming use under any zoning Law or similar Legal Requirement, unless such nonconforming use would not cause a Material Adverse Effect or, if such nonconforming use is related to an Unencumbered Property, would not cause a Pool Violation.

      SECTION 6.13. Utilities and Access. With respect to all Real Estate: (a) all utility and municipal services required for the renovation, occupancy, use and operation of the Improvements are available for use and are or will be available in sufficient amounts for the intended use of the Improvements; (b) all binding agreements, allocations or commitment letters, required to ensure the provision of such services have been obtained or will be available from the applicable utility companies and/or Governmental Authorities providing such services; (c) all public and private roads necessary for the intended occupancy, use and operation of the Improvements are completed and available for vehicular ingress to and egress from the Real Estate and have been publicly dedicated and accepted for maintenance by all applicable Governmental Authorities; (d) all necessary or required utility, private roadway, parking, access (including curb cuts), easements, covenants and permits have been granted or issued; and (e) all impact, connection or other requisite fees therefor have been paid, unless the failure to have any of the above would not result in a Material Adverse Effect, and, if such failure is related to any Unencumbered Properties, would not cause a Pool Violation.

      SECTION 6.14. Full Disclosure. All information heretofore furnished by Borrower or any Guarantor Subsidiary (or any other party on Borrower's or any Guarantor Subsidiary's behalf) to Agents and Lenders for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by Borrower or any

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

Guarantor Subsidiary to Agents and any Lender will be, true and accurate in every material respect and shall be, to the best of the knowledge and belief of the party furnishing such information, without material omission. Borrower and each Guarantor Subsidiary have, to the best of their knowledge, disclosed to Administrative Agent in writing any and all facts which might reasonably be expected to materially and adversely affect the business, operations, prospects or condition, financial or otherwise, of Borrower or any Guarantor Subsidiary, or the ability of Borrower or any Guarantor Subsidiary to perform its obligations under this Agreement or the other Loan Documents.

      SECTION 6.15. Environmental Matters. With respect to all Real Estate, (i) no portion of the Real Estate is contaminated by any substance or material presently identified to be toxic or hazardous according to any Applicable Environmental Law, including, without limitation, any asbestos, polychlorinated biphenyl, radioactive substance, methane, volatile hydrocarbons, industrial solvents or any other material or substance which has in the past or could foreseeably at the present time or at any time in the future cause or constitute a material health, safety or other environmental hazard to any Person or property, unless such contamination would not have a Material Adverse Effect, and, if such contamination affects any Unencumbered Properties, would not cause a Pool Violation, (ii) neither Borrower nor any Consolidated Subsidiary nor, to the knowledge of Borrower, any other Person has caused or suffered to occur a discharge, spillage, uncontrolled loss, seePAGE or filtration of oil or petroleum or chemical liquids or solids, liquid or gaseous products or hazardous waste, or hazardous substance at, upon, under or within any portion of the Real Estate or any contiguous real estate which in either circumstance could cause a Material Adverse Effect or, if related to any Unencumbered Properties, could result in a Pool Violation, and either (A) would be a violation of Applicable Environmental Law or (B) has not been remediated so as to cure any violation of Applicable Environmental Law (such remediation having been accomplished without increasing the potential environmental liability of Borrower or any Consolidated Subsidiary or any Agent or Lender), (iii) neither Borrower nor any Consolidated Subsidiary nor, to the knowledge of Borrower, any other Person, has been or is involved in operations at or near any portion of the Real Estate which could lead to the imposition of liability under any Applicable Environmental Law on Borrower, any Consolidated Subsidiary or any operator of such Real Estate which could have a Material Adverse Effect, or, if related to any Unencumbered Properties, could result in a Pool Violation, (iv) neither Borrower, any Consolidated Subsidiary nor any other Person has permitted any tenant or occupant of any portion of the Real Estate, to engage in any activity that could lead to the imposition of liability under any Applicable Environmental Law on such tenant or occupant, Borrower, any Consolidated Subsidiary or any operator of any of such property which could have a Material Adverse Effect, or, if related to any Unencumbered Properties, could result in a Pool Violation, or (v) to the knowledge of Borrower and the Guarantor Subsidiaries, no part of the Real Estate is contaminated by any substance or material presently identified to be toxic or hazardous according to any Applicable Environmental Law if such contamination could have a Material Adverse Effect, or, if related to any Unencumbered Properties, could result in a Pool Violation.

      SECTION 6.16. Purpose of Credit. Borrower will use the proceeds of the Credit Facility and the Letters of Credit for the purposes stated in Section 2.1(a) hereof. No part of the proceeds of the Credit Facility nor the Letters of Credit will be used, directly or indirectly, for a purpose which violates any Laws. Borrower will not, directly or indirectly, use any of the proceeds of the Credit Facility for the purpose of purchasing or carrying, or retiring any Debt which was

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

originally incurred to purchase or carry, any "margin stock" as defined in the Margin Regulations, or to purchase or carry any "security that is publicly-held" within the meaning of Regulation T of the Board of Governors of the Federal Reserve System, or otherwise take or permit any action to the extent any of the foregoing would involve a violation of such Margin Regulations or any other regulation of such Board of Governors. The Credit Facility is not secured, directly or indirectly, in whole or in part, by collateral that includes any "margin stock" within the meaning of the Margin Regulations. Borrower will not engage principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of the Margin Regulations.

      SECTION 6.17. Governmental Regulations. Neither Borrower nor any Consolidated Subsidiary is subject to regulation under the Investment Advisers Act of 1940, as amended. Neither Borrower nor any Consolidated Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, any Margin Regulations or any other law, rule or regulation which regulates the incurrence of Debt.

      SECTION 6.18. Insurance. Borrower and each Consolidated Subsidiary maintain with financially sound, responsible and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its properties and business against such casualties and contingencies and of such types and in such amounts (and with co-insurance and deductibles) as is customary for the same or similar businesses, including without limitation, with respect to all the Unencumbered Properties.

      SECTION 6.19. Solvency. (a) The aggregate fair market value of Borrower's and the Guarantor Subsidiaries' assets exceeds their liabilities (whether contingent, subordinated, unmatured, unliquidated, or otherwise), (b) Borrower and the Guarantor Subsidiaries have sufficient cash flow to enable them to pay their Debts as they mature, and (c) each of Borrower and the Guarantor Subsidiaries has a reasonable amount of capital to conduct its respective businesses as presently contemplated.

                                   ARTICLE 7
                              AFFIRMATIVE COVENANTS

      Borrower and each Guarantor Subsidiary covenant and agree that, so long as this Agreement or any commitment of the Lenders to make Advances hereunder remains in effect, or any of the Obligations remain unpaid:

      SECTION 7.1. Information From Borrower. Borrower will deliver, or cause to be delivered, to Administrative Agent on behalf of Lenders:

            (a) As soon as available and in any event within ninety (90) days after the end of each Fiscal Year of Borrower, a consolidated balance sheet of Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related statements of income and cash flow for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported by Borrower in accordance with GAAP and audited by Deloitte &

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Touche, L.L.P. (or its successors) or other independent public accountants reasonably acceptable to Administrative Agent (the financial statements required by this clause (a) may be included in the reports delivered pursuant to clause
(d) below).

            (b) As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter, a consolidated cash flow statement and a consolidated balance sheet and related statement of income of Borrower and its Subsidiaries as of the end of such quarter and year-to-date, all certified by the chief financial officer, the chief accounting officer or Treasurer of Borrower as to fairness of presentation and as to whether such financial statements fairly reflect the financial condition of Borrower and its Subsidiaries as of the date of delivery thereof, subject to year-end adjustments (the financial statements required by this clause (b) may be included in the reports delivered pursuant to clause (d) below). Such financial statements shall be prepared in conformity with GAAP, except that certain information and note disclosures normally included in annual financial statements prepared in accordance with GAAP may be condensed or omitted provided that the disclosures made are adequate to make the information presented not misleading, and GAAP shall be applied on a basis consistent with the financial statements referred to in Section 7.1(a).

            (c) Simultaneously with the delivery of each set of financial statements referred to in Sections 7.1(a) and (b), a Compliance Certificate executed by an Authorized Officer of Borrower, in the form as attached hereto as Exhibit C, (i) setting forth, among other things, in reasonable detail the calculations required to establish whether Borrower was in compliance with the requirements of Article 5 and Article 8 on the date of such financial statements, and (ii) stating, to the best of such Authorized Officer's knowledge and belief, whether or not such financial statements fairly reflect the financial condition of Borrower and its Consolidated Subsidiaries and results of Borrower's and its Consolidated Subsidiaries' operations as of the date of the delivery of such financial statements.

            (d) Promptly after the filing thereof, a true, correct and complete copy of each Form 10-K and Form 10-Q and each other report filed by or on behalf of Borrower with the SEC.

            (e) Immediately upon obtaining knowledge of the occurrence of any Default, a certificate of an Authorized Officer of Borrower setting forth the details thereof and the action which Borrower or any applicable Guarantor Subsidiary is taking or proposes to take with respect thereto.

            (f) Prompt notification of (i) any material adverse change in the financial condition of Borrower or any Guarantor Subsidiary, including without limitation the occurrence of any Litigation which could reasonably be expected to have a Material Adverse Effect; (ii) the occurrence of any acceleration of the maturity of any indebtedness owing by Borrower or any Guarantor Subsidiary, or any default under any indenture, mortgage, agreement, contract or other instrument to which Borrower or any Guarantor Subsidiary is a party or by which Borrower or any Guarantor Subsidiary or any properties of Borrower or any Guarantor Subsidiary are bound, if such default or acceleration might have a Material Adverse Effect; (iii) the existence of any Default or Event of Default;
(iv) any material default by Borrower or any of its Consolidated Subsidiaries under any Legal Requirement, or any default by Borrower or any of its

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Consolidated Subsidiaries in the performance of any obligation which constitutes a Material Adverse Effect; (v) any actual or threatened (but only if such threat is communicated to Borrower in writing) condemnation or other taking of any material portion of any Unencumbered Property, any negotiations with respect thereto, or any loss of or substantial damage to any portion of the Unencumbered Property, if any of the foregoing could result in a Pool Violation; and (vi) any cancellation, adverse alteration or non-renewal of any insurance coverage required by this Agreement with respect to any Real Estate or other Property, including any Unencumbered Property, unless such insurance can be, and is being, replaced within a reasonable period of time after any such event.

            (g) Prompt notification, and in any event within five (5) Business Days of the occurrence, of any change in the Moody's Rating or the S&P Rating. Borrower shall promptly upon the receipt of notice thereof, also notify Administrative Agent of any change in the definition of the term "Funds from Operations" as promulgated by the National Association of Real Estate Investment Trusts.

            (h) From time to time such additional information regarding the financial position or business of Borrower and its Consolidated Subsidiaries as Administrative Agent, at the request of any Lender, may reasonably request, including, without limitation, financial projections of Borrower and its Consolidated Subsidiaries and information (including current certificates of insurance) concerning the insurance being maintained by Borrower and any Consolidated Subsidiary.

      SECTION 7.2. Business of Borrower; REIT Status; NYSE Listing. The primary business of Borrower and its Consolidated Subsidiaries is, and Borrower and each Guarantor Subsidiary covenant that their primary business shall remain, the acquisition, ownership, development and operation of residential multi-family properties and in related activities, such business to be conducted by Borrower as a real estate investment trust. Borrower shall at all times maintain its qualification as a real estate investment trust under Section 856 of the Code, and the regulations of the United States Treasury Department promulgated thereunder. Borrower shall at all times maintain its eligibility for and listing on the New York Stock Exchange.

      SECTION 7.3. Right of Inspection; Confidentiality. Borrower and each Guarantor Subsidiary will permit Administrative Agent or any Lender, or any officer, employee or agent of any Administrative Agent or any Lender, to visit and inspect any of the Property of Borrower or any Consolidated Subsidiary, examine the books of record and accounts of Borrower or any Consolidated Subsidiary, take copies and extracts therefrom, and discuss the affairs, finances and accounts of Borrower or any Consolidated Subsidiary with the respective officers, accountants and auditors of Borrower or any Consolidated Subsidiary, all at such reasonable times and as often as Administrative Agent or any Lender may reasonably require, all at the expense of Borrower. Borrower will cooperate and assist, and will cause its Consolidated Subsidiaries to cooperate and assist, in such inspections, including furnishing all plans, shop drawings and specifications in Borrower's possession or the possession of its Consolidated Subsidiaries relating to the Improvements. Each Lender covenants and agrees to preserve the confidentiality of any financial data and other information concerning Borrower, any Affiliate of Borrower or related to Borrower's, or any Borrower's Affiliate's businesses or operations, except to the extent such Lender is required to disclose such information pursuant to any applicable law, rule,

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regulation or order of any Governmental Authority; provided that (i) any information contained in any annual report, or any Form 10-K, Form 10-Q or Form 8-K reports (if any) which have been delivered to the SEC, or any other annual or quarterly reports to the stockholders of Borrower subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, proxy material delivered to the stockholders of any Borrower or any report delivered to the SEC, or any other information that is in the public domain or has become publicly known, shall not in any event be deemed confidential, and (ii) each Lender may make any information received by it available (A) to a transferee of or Participant in any interest in the Credit Facility or the Notes, provided that such transferee or participant agrees in writing to be bound by the provisions of this Section 7.3, (B) to any accountants or other professionals engaged by such Lender, provided that each such accountant or professional agrees to be bound by the provisions of this Section 7.3, or (C) in connection with the enforcement of any of the Loan Documents or any litigation in connection therewith.

      SECTION 7.4. Maintenance of Insurance. Borrower and each Consolidated Subsidiary will at all times maintain or cause to be maintained, with financially sound and reputable insurance companies having an A.M. Best Rating of B+ or better, insurance with respect to all the Property owned by Borrower and its Consolidated Subsidiaries covering its respective risks as are customarily carried by businesses similarly situated including, without limitation, the following: (a) worker's compensation insurance; (b) comprehensive general public liability and property damage insurance in respect of all activities in which Borrower or such Consolidated Subsidiary might incur personal liability for the death or injury of an employee or third person, or damage to or destruction of another's property; (c) insurance against loss or damage by fire, lightning, hail, tornado, explosion and other similar risk; and
(d) comprehensive automobile liability insurance. Borrower and each Consolidated Subsidiary shall maintain coverage with respect to the foregoing risks in at least such coverage amounts as are customarily carried by businesses similarly situated.

      SECTION 7.5. Maintenance and Use. Borrower will keep, and will cause its Consolidated Subsidiaries to keep, the Real Estate in first class order, repair, operating condition and appearance, causing all necessary repairs, renewals, replacements, additions and improvements to be promptly made, and will not allow any of the Real Estate to be misused, abused or wasted or to deteriorate. Borrower will not and will not allow its Consolidated Subsidiaries to, without the prior written consent of Administrative Agent, (a) remove from any Unencumbered Property any fixtures or personal property except such as is worn or obsolete or is replaced by Borrower or one of its Consolidated Subsidiaries by an article of equal suitability and value, owned by Borrower or one of its Consolidated Subsidiaries, free and clear of any Lien except Permitted Liens or any other liens permitted under this Agreement; (b) make any structural alteration to any Unencumbered Property after completion of the Improvements thereon if such alteration impairs the value thereof or any other alteration thereto which impairs the value thereof; (c) initiate or permit any zoning reclassification of any Unencumbered Property, seek any variance under existing zoning ordinances, or use or permit the use of any Unencumbered Property in a manner that is a nonconforming use under applicable zoning ordinances or other Legal Requirements, except for any such actions taken in the ordinary course of Borrower's business and which would not result in a Pool Violation; (d) impose any easement, restrictive covenant or encumbrance upon any Unencumbered Property, execute or file any subdivision plat or condominium declaration affecting any Unencumbered Property, or consent to the annexation

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of any Unencumbered Property to any municipality, other than in the ordinary course of business or which would not result in a Pool Violation; (e) perform, or consent to, any drilling or exploration for or extraction, removal or production of any mineral, hydrocarbon, gas, natural element, compound or substance (including sand and gravel) from the surface or subsurface of any Unencumbered Property, or (f) use or occupy or allow the use or occupancy of any Unencumbered Property in any manner that violates any Legal Requirement, constitutes a public or private nuisance, or makes void, voidable or cancelable, or increases the premium of, any insurance, if the taking of any such action could result in a Pool Violation.

      SECTION 7.6. Payment of Taxes, Impositions and Claims. Borrower and each Guarantor Subsidiary shall pay, and shall cause all the Consolidated Subsidiaries to pay, (a) all Taxes imposed upon it or any of its assets or with respect to any of its franchises, business, income or profits, and all Impositions not later than the due date thereof, or before any material penalty or interest may accrue thereon and (b) all material claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien on any of its assets; provided, however, payment of Taxes, Impositions or claims shall not be required if and for so long as (i) the amount, applicability or validity thereof is currently being contested in good faith by appropriate action promptly initiated and diligently conducted in accordance with good business practices and no material part of the property or assets of Borrower or any Consolidated Subsidiary are subject to levy or execution, (ii) Borrower or such Consolidated Subsidiary as required in accordance with GAAP, shall have set aside on its books reserves (segregated to the extent required by GAAP) deemed by it to be adequate with respect thereto, and (iii) if material, Borrower or such Consolidated Subsidiary has notified Administrative Agent of such circumstances, in detail satisfactory to Administrative Agent, and, provided further, that Borrower or such Consolidated Subsidiary shall pay any such Tax, Imposition or claim if such contest is not successful and in any event prior to the commencement of any action to realize upon or foreclose any Lien against any Unencumbered Property.

      SECTION 7.7. Compliance with Laws and Documents. Borrower shall at all times comply, and cause each of its Consolidated Subsidiaries to comply, with all Legal Requirements, the articles of incorporation and bylaws, trust agreement, partnership agreement or other organizational documents of Borrower and each of the Consolidated Subsidiaries, and any other agreement to which Borrower, or any Consolidated Subsidiary of Borrower is a party, unless its failure to so comply alone or in the aggregate would not have a Material Adverse Effect.

      SECTION 7.8. Environmental Law Compliance and Indemnity. Each of Borrower and the Guarantor Subsidiaries agrees to promptly pay and discharge when due all debts, claims, liabilities and obligations with respect to any clean-up measures necessary for Borrower or any Consolidated Subsidiary to comply with Applicable Environmental Laws affecting Borrower or any Consolidated Subsidiary. Borrower and the Guarantor Subsidiaries hereby, jointly and severally, indemnify and agree to defend and hold Administrative Agent and each Lender and their respective successors and assigns harmless from and against any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses (including reasonable attorneys' fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Administrative Agent or any Lender at any time and from time to time including, without limitation, those asserted or arising subsequent to the payment or other

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satisfaction of the Notes, by reason of, arising out of or related in any way to the failure of Borrower or any Consolidated Subsidiary to comply with any Applicable Environmental Law or Agent's and Lenders' entering into this Agreement and the transactions herein contemplated, INCLUDING MATTERS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE (SOLE,
COMPARATIVE, CONTINGENT OR OTHERWISE) OF ADMINISTRATIVE AGENT OR ANY LENDER OR FOR WHICH ADMINISTRATIVE AGENT OR ANY LENDER MAY HAVE STRICT LIABILITY, BUT EXCLUDING MATTERS ARISING OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ADMINISTRATIVE AGENT OR ANY LENDER. It shall not be a defense to the covenant of Borrower and the Guarantor Subsidiaries to indemnify that the act, omission, event or circumstance did not constitute a violation of any Applicable Environmental Law at the time of its existence or occurrence. The terms "hazardous substance" and "release" shall have the meanings specified in the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), and the terms "solid waste" and "disposed" shall have the meanings specified in the Resource Conservation and Recovery Act of 1976 ("RCRA"); provided, to the extent that any other applicable laws of the United States of America or political subdivision thereof establish a meaning for "hazardous substance," "release," "solid waste," or "disposed" which is broader than that specified in either SARA or RCRA, such broader meaning shall apply. As used in this Agreement, "Applicable
Environmental Law" shall mean and include the singular, and "Applicable Environmental Laws" shall mean and include the collective aggregate of the following: Any law, statute, ordinance, rule, regulation, order or determination of any governmental authority or any board of fire underwriters (or other body exercising similar functions), or any restrictive covenant or deed restriction (recorded or otherwise) affecting Borrower or any Consolidated Subsidiary pertaining to health, safety or the environment, including, without limitation, all applicable flood disaster laws and health, safety and environmental laws and regulations pertaining to health, safety or the environment, including without limitation, the Comprehensive Environmental Response, Compensation, and
Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Superfund Amendments and Reauthorization Act of 1986, the Occupational Safety and Health Act, the Texas Water Code, the Texas Solid Waste Disposal Act, the Texas Workers' Compensation Laws, and any federal, state or municipal laws, ordinances, regulations or law which may now or hereafter require removal of asbestos or other hazardous wastes from any of the Property or impose any liability on Administrative Agent or any Lender related to asbestos or other hazardous wastes in any of the Property. The provisions of this Section 7.8 shall survive the repayment of the Obligations. In the event of the transfer of the Notes or any portion thereof, each Lender or any prior holder of the Notes and any Participants shall continue to be benefitted by this indemnity and agreement with respect to the period of such holding of the Notes.

      SECTION 7.9. Covenant Compliance. Borrower and each Guarantor Subsidiary shall perform and comply with all covenants, obligations and agreements contained in this Agreement and in the other Loan Documents.

      SECTION 7.10. Quantity and Quality of Documents. All certificates, opinions, reports and documents to be delivered from time to time hereunder shall be in such number of counterparts as Administrative Agent may reasonably request and in form reasonably acceptable to Administrative Agent, and counterpart signature PAGEs to any such documents may be attached to and shall, together with all counterparts, constitute one and the same document.

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      SECTION 7.11. Use of Proceeds. Borrower and each Guarantor Subsidiary will use the proceeds of the Credit Facility solely for the purposes represented in this Agreement and shall not use such proceeds, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock in violation of any Legal Requirements, and none of such proceeds will be used in violation of any other Legal Requirements.

      SECTION 7.12. Additional Documents. Within ten (10) Business Days after request by Administrative Agent, Borrower and each Guarantor Subsidiary agree that they will execute and deliver or cause to be executed and delivered to Administrative Agent such other and further instruments, documents or certificates as in the reasonable judgment of Administrative Agent may be required to better effectuate the transactions contemplated herein or to create, evidence, preserve or maintain the Lenders' rights hereunder or under the other Loan Documents, and Borrower and each Guarantor Subsidiary shall do all such additional acts, give such assurances and execute such instruments as Administrative Agent may reasonably require to vest more completely in and assure to Lenders their rights under this Agreement and the other Loan Documents.

                                   ARTICLE 8
                               NEGATIVE COVENANTS

      Borrower and each Guarantor Subsidiary covenant and agree that without the prior written consent of the Required Lenders, so long as Lenders' commitment to make Advances or arrange for the issuance of Letters of Credit under the Credit Facility remains in effect, or any of the Obligations remain unpaid:

      SECTION 8.1. Minimum Net Worth. Consolidated Net Worth shall not at any time be less than the sum of (a) $1.2 billion prior to consummation of the Summit Acquisition and $1.8 billion after consummation of the Summit Acquisition, plus (b) an amount equal to eighty percent (80%) of the amount of any proceeds (less reasonable and customary transaction costs) received by Borrower or any Consolidated Subsidiary from any Equity Offering.

      SECTION 8.2. Liabilities to Assets Ratios.

            (a) (a) The ratio of (i) Total Consolidated Debt to (ii) Gross Asset Value, shall not at any time be greater than 0.60 to 1.0; provided that, during the two consecutive quarters following the quarter in which a Portfolio Acquisition is consummated, the ratio of (x) Total Consolidated Debt to (y) Gross Asset Value shall not at any time be greater than .65 to 1.0, after giving effect to such Portfolio Acquisition.

            (b) The ratio of (i) Secured Indebtedness to (ii) Gross Asset Value shall not at any time be greater than 0.40 to 1.0.

            (c) The ratio of (i) Secured Recourse Debt to (ii) all Secured Indebtedness, shall not at any time be greater than 0.50 to 1.0.

            (d) On a loan-by-loan basis, Borrower and its Consolidated Subsidiaries shall not incur Secured Recourse Debt that exceeds 75% of the current appraised value (or cost if a

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current appraisal is not available or the current appraised value is otherwise uncertain) of the Real Estate securing such loan.

      SECTION 8.3. Interest Coverage Ratio. The ratio of (a) Consolidated EBITDA for the immediately preceding fiscal quarter, and then annualized, to (b) Consolidated Interest Expense for the immediately preceding fiscal quarter, and then annualized, shall not at any time be less than 2.00 to 1.00.

      SECTION 8.4. Fixed Charge Coverage Ratio. The ratio of (a) Consolidated EBITDA for the immediately preceding fiscal quarter, and then annualized, to (b) Fixed Charges for the immediately preceding calendar quarter, and then annualized, shall not at any time be less than or equal to 1.75 to 1.00.

      SECTION 8.5. Debt Limitations. Neither Borrower nor any Consolidated Subsidiary shall incur any Debt, the occurrence of which would cause a violation or breach of any covenant or term of this Agreement, including without limitation those contained in Section 5.1 or Section 8.2.

      SECTION 8.6. Limitation on Sale or Transfer of Assets. Neither Borrower nor any Consolidated Subsidiary shall sell, assign, convey, exchange, lease, transfer or otherwise dispose of any of its Property, except (a) for leasing and sales in the ordinary course of its business, (b) transfers of assets by a Consolidated Subsidiary to Borrower or to another Guarantor Subsidiary, or between Borrower and any Guarantor Subsidiary or between Guarantor Subsidiaries, and (c) transfers of assets by a Consolidated Subsidiary to another Consolidated Subsidiary.

      SECTION 8.7. Permitted Liens. Borrower shall not , and Borrower shall not permit any of its Consolidated Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of the Property, except for (a) Permitted Liens, (b) capitalized leases with respect to computer and other office equipment or inventory and purchase money liens with respect to personal property so long as
(i) the Debt secured by any such Lien does not exceed the purchase price of such personal property (ii) any such Lien encumbers only the personal property so purchased and the proceeds upon sale, disposition, loss or destruction thereof is used to pay the Debt secured thereby, and (iii) such Lien, after giving effect to the Debt secured thereby, does not give rise to an Event of Default, and (c) Liens on Property securing Secured Indebtedness to the extent such Liens and Secured Indebtedness does not result in a violation of the terms and covenants hereof.

      SECTION 8.8. Consolidations, Mergers, and Maintenance. Borrower shall not, and Borrower shall not permit any of its Consolidated Subsidiaries to: (a) consolidate or merge with or into any other Person except for (i) mergers of any Guarantor Subsidiary into Borrower (with Borrower as the survivor of any such merger) or another Guarantor Subsidiary, (ii) a consolidation or merger by any Consolidated Subsidiary of Borrower that is not a Guarantor Subsidiary with a Guarantor Subsidiary or with another Person in which Borrower remains the direct or indirect owner of all of the outstanding capital stock and other equity securities of the continuing or surviving entity, or (iii) a merger or consolidation with another Person if (A) such Person is organized under the laws of United States of America or one of its States, (B) Borrower or a Guarantor Subsidiary is the surviving entity, and (C) Borrower continues to be in

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compliance with all financial and other covenants contained in this Agreement, and no Change in Control or Default or Event of Default results or would result from such transaction; or (b) other than in connection with a consolidation or merger permitted in clause (a) immediately above terminate, or fail to maintain, its corporate existence or qualification, as applicable, in the state of its incorporation and any other applicable jurisdiction where the business of such Consolidated Subsidiary requires such qualification (provided that nothing herein shall permit the dissolution of Borrower or the failure of Borrower to maintain its trust existence and qualification to do business as elsewhere required in this Agreement); or (c) terminate, or fail to maintain, its good standing and qualification to transact business in all jurisdictions where the failure to maintain its good standing or qualification to transact business could have a material adverse effect on its financial condition or operations.

      SECTION 8.9. Management of Property. No material change shall be made in the manner in which the Property is being leased, managed and operated without the prior written consent of Administrative Agent.

      SECTION 8.10. Intentionally Deleted.

      SECTION 8.11. Limitation on Distributions. Unless necessary to comply with
Section 7.2 with respect to Borrower's qualification as a real estate investment trust, or solely as a result of a conversion of convertible debentures, Borrower shall not, directly or indirectly, declare or pay any Distribution with respect to any class of stock of Borrower unless, immediately after giving effect to such proposed Distribution, the aggregate of all Distributions made during any Fiscal Year would not exceed ninety-five percent (95%) of Funds from Operations for Borrower and its Consolidated Subsidiaries attributable to such period.

      SECTION 8.12. Investments. Borrower shall not, and shall not permit any of its Consolidated Subsidiaries to, make any Investments, other than Investments in the following:

            (a) Unimproved Real Estate (excluding Development Properties), to the extent only that the cost thereof, when added to the aggregate cost of all unimproved Real Estate (excluding Development Properties) then owned by Borrower and its Consolidated Subsidiaries, would not exceed five percent (5.0%) of Gross Asset Value.

            (b) Ownership interests in partnerships, joint ventures, unconsolidated Affiliates or similar entities [accounted for on an equity basis (determined in accordance with GAAP)], to the extent only that the aggregate amount of such Investments does not exceed twenty percent (20%) of Gross Asset Value.

      Once the aggregate of all Investments by Borrower and its Consolidated Subsidiaries in such joint ventures and partnerships (other than as a guarantor) exceeds the lesser of two and one-half percent (2.5%) of Gross Asset Value or One Hundred Fifty Million and No/100 Dollars ($150,000,000.00), then all such Investments shall be treated on a pro rata basis such that Borrower shall be credited with a pro rata share of income and investment and will be charged with a pro rata share of the applicable expense and liability, with respect to such Investments, as if such Investments were reflected on a consolidated basis. The pro rata treatment of such Investments shall continue only so long as the aggregate amount of such Investments is greater

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than the lesser of two and one-half percent (2.5%) of Gross Asset Value or One
Hundred Fifty Million and No/100 Dollars ($150,000,000.00).

            (c) The stock or other beneficial or equity ownership interests of any Persons other than Consolidated Subsidiaries and Affiliates, to the extent only that the aggregate amount of such Investments does not exceed five percent (5%) of Gross Asset Value.

            (d) Property that is not multi-family projects, or other assets, so long as the aggregate undepreciated book value (as determined in accordance with GAAP) of such non-multi-family projects and other assets does not exceed seven and one-half percent (7.5%) of Gross Asset Value.

            (e) Development Properties to the extent only that the aggregate amount of such Investments does not exceed twenty percent (20%) of Gross Asset Value.

            (f) Notes, mortgages and accounts receivable evidencing indebtedness payable to Borrower and its Consolidated Subsidiaries, to the extent only that the aggregate amount of such Investments does not exceed ten percent (10%) of Gross Asset Value.

      In addition to the limitations set forth above, in no event shall the aggregate value of all the Investments permitted under Section 8.12(a) through
(f) above exceed twenty-five percent (25%) of Gross Asset Value at any time. The value of the Investments for the purpose of this section shall be the aggregate undepreciated book value thereof, as determined in accordance with GAAP (which shall be at the lower of cost or market).

      SECTION 8.13. Negative Pledge. Borrower and each Consolidated Subsidiary shall not (a) enter into any negative pledge agreements with any other Person such that Borrower or any of Guarantor Subsidiaries shall be prohibited from granting to Administrative Agent, for the benefit of Lenders, as security for the Obligations, a first priority security interest in all the stock or other equity interests of Borrower in any of such Guarantor Subsidiaries ("Equity Interests"); or (b) grant any Liens with respect to any Equity Interests.

      SECTION 8.14. Transactions with Affiliates. Neither Borrower nor any Consolidated Subsidiary shall engage in any transaction with an Affiliate of Borrower unless such transaction is (a) between Borrower and any Consolidated Subsidiary or between Guarantor Subsidiaries or (b) is generally as favorable to Borrower or such Consolidated Subsidiary as could be obtained in an arm's length transaction with an unaffiliated Person in accordance with prevailing industry customs and practices.

      SECTION 8.15. Employee Plans.

            (a) Neither Borrower nor any Guarantor Subsidiary shall, nor shall any such Person cause any member of its Controlled Group (as that term is defined in the Code) to, fail to maintain and administer any Employee Plan in accordance with the applicable requirements of the Code and ERISA. Neither Borrower nor any Guarantor Subsidiary shall permit or suffer to exist any circumstances with respect to any Employee Plan that could have a material adverse effect on Borrower or such Guarantor Subsidiary.

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            (b)   With respect to any Pension Plan, neither Borrower nor any
Guarantor Subsidiary shall (i) permit any accumulated funding deficiency (within the meaning of Section 412(a) of the Code), whether waived or unwaived, to exist; (ii) permit the present value of accrued benefits (based on the most recent actuarial valuation prepared for each such plan, if any, in accordance with ongoing actuarial assumptions) to exceed the current value of plan assets allocable to such benefits by a material amount; (iii) permit any reportable event (within the meaning of Section 4043 of ERISA) to occur, other than purchases and sales of securities from a plan trustee as reported in the audited financial statements of such plan; (iv) permit a prohibited transaction (within the meaning of Section 4975 of the Code) to occur which has or could have a material adverse effect on Borrower or any Guarantor Subsidiary; (v) incur any material liability to the PBGC; or (vi) incur any material withdrawal liability (within the meaning of Section 4201(a) of ERISA).

            (c) Neither Borrower nor any Guarantor Subsidiary shall incur a material obligation to provide post-employment health care benefits to any of its current or former employees, except as may be required by Section 4980B of the Code or otherwise required by law.

      SECTION 8.16. Use Violations. Neither Borrower nor any Guarantor Subsidiary shall use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, any of its properties in any manner that
(a) violates any Legal Requirement, (b) may be dangerous unless safeguarded as required by law, (c) constitutes a public or private nuisance, (d) makes void, voidable or cancelable any insurance then in force with respect thereto or (e) makes void, voidable, or cancelable any governmental permit, unless the occurrence of any such event would not have a Material Adverse Effect on Borrower or any Guarantor Subsidiary.

      SECTION 8.17. Exceptions to Covenants. Neither Borrower nor any Guarantor Subsidiary shall take or permit to be taken any action or fail to take any action which is permitted by any of the covenants contained in this Agreement if such action or omission would result in the breach of any other covenant contained in this Agreement.

      SECTION 8.18. Fiscal Year and Accounting Methods. Neither Borrower nor any Guarantor Subsidiary will change its Fiscal Year or its method of accounting (other than changes as are concurred with by Borrower's independent public accountants as being required by GAAP).

      SECTION 8.19. Governmental Regulations. Neither Borrower nor any Guarantor Subsidiary will conduct its business in such a way that it will become subject to regulation under the Investment Advisers Act of 1940, as amended. Neither Borrower nor any Guarantor Subsidiary will conduct its business in such a way that it will become subject to regulation under the Investment Company Act of 1940, as amended, or the Public Utility Holding Company Act of 1935, as amended, or any other laws, rules or regulations which regulate the incurrence of Debt.

      SECTION 8.20. Treasury Stock. Borrower shall not purchase any of its stock or beneficial interests or other equity securities during the continuance of an Event of Default.

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                                   ARTICLE 9
                              DEFAULTS AND REMEDIES

      SECTION 9.1. Events of Default. The term "Event of Default" as used in this Agreement, shall mean any one of the following:

            (a) Failure to Pay Obligations. The failure of Borrower to pay any principal of any Advance (including under any Note or any Competitive Bid Note) or Swingline Advance, any installment thereof, any interest thereon, or any fees or other amount required to be paid to Administrative Agent, the Lenders or the Fronting Bank hereunder or under the Notes, the Swingline Note or the other Loan Documents when due and payable, whether at scheduled maturity or any other payment date, upon acceleration, or otherwise.

            (b) Nonperformance of Particular Covenants. Borrower shall fail to observe or perform any covenant contained in Article V, Sections 7.1, 7.2, and
7.11 and Article VIII (other than Sections 8.9 and 8.12).

            (c) Nonperformance of Other Covenants. The failure of Borrower (and, if applicable, any of the Guarantor Subsidiaries or other Consolidated Subsidiaries) to timely and properly observe, keep or perform any covenant, agreement or condition required herein or any other Loan Document, other than an Event of Default specifically addressed in another subsection of this Section 9.1, and the continuation of such failure for ten (10) days after written notice thereof has been given to Borrower by Administrative Agent, of if such default is of such a nature that it cannot reasonably be completely remedied within said ten (10) day period, such additional period of time as may be reasonably necessary to cure same, provided Borrower commences such cure within such ten
(10) day period and diligently prosecutes same, until completion, but in no event shall such extended period exceed thirty (30) days.

            (d) Representations and Warranties. Any statement, representation or warranty made by or on behalf of Borrower or any Guarantor Subsidiary herein or any other Loan Document, or in any financial statement or any other writing heretofore or hereafter delivered to Administrative Agent or any Lender in connection with the Obligations is false, fraudulent, misleading or erroneous in any material respect and the defect causing such representation or warranty to be incorrect when made or deemed made (but only if such defect is of such a nature that it can be cured within the following cure period and is not as a result of fraud or intentional misrepresentation) is not removed within thirty
(30) days after written notice thereof from Administrative Agent to Borrower.

            (e) Bankruptcy or Insolvency. Borrower or Guarantor Subsidiary or any other Consolidated Subsidiary of Borrower:

                  (i) (A) executes an assignment for the benefit of creditors, or takes any action in furtherance thereof; (B) admits in writing its inability to pay, or fails to pay, its debts generally as they become due; (C) as a debtor, files a petition, case, proceeding or other action pursuant to, or voluntarily seeks the benefit of any Debtor Relief Law, or takes any action in furtherance thereof; or
            (D) seeks

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            the appointment of a receiver, trustee, custodian or liquidator of any part of the Property; or

                  (ii) suffers the filing of a petition, case, proceeding or other action against it as a debtor under any Debtor Relief Law or seeking appointment of a receiver, trustee, custodian or liquidator of any part of the Property, and (A) admits, acquiesces in or fails to contest diligently the material allegations thereof; (B) the petition, case, proceeding or other action results in entry of any order for relief or order granting relief sought against it; (C) in a proceeding under the Title 11 of the United States Code, the case is converted from one chapter to another; or (D) fails to have the petition, case, proceeding or other action permanently dismissed or discharged on or before the earlier of trial thereon or ninety (90) days next following the date of its filing; or

                  (iii) conceals, removes, or permits to be concealed or
            removed, any part of its Property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar Law; or suffers or permits, while insolvent, any creditor to obtain a lien (other than as described in subparagraph (iv) below) upon any of its Property through legal proceedings which are not vacated and such lien discharged prior to enforcement of such lien and in any event within ninety (90) days from the date thereof; or

                  (iv) fails to have discharged within a period of thirty (30) days any attachment sequestration, or similar writ levied upon any of its Property; or

                  (v) fails to pay any final money judgment in excess of $500,000 against it within thirty (30) days after the entry of such judgment.

            (f) Liquidation. The liquidation, termination, dissolution, merger, or consolidation of Borrower, any Guarantor Subsidiary or any other Consolidated Subsidiary of Borrower, other than a merger or consolidation, permitted under the terms and conditions of Section 8.8.

            (g) Material Adverse Change. Any circumstance or event of whatever nature (including the filing of, or any adverse determination or development in, any Litigation) occurs which (a) impairs the validity or enforceability of any Loan Document with respect to a material term, (b) materially and adversely affects or changes the condition (financial or otherwise), operations, business, management or assets of Borrower and the Guarantor Subsidiaries, taken as a whole, or (c) impairs the ability of Borrower to make any payment of principal or interest due on the Notes or any Competitive Bid Note or to fulfill any other material Obligation.

            (h) Enforceability; Priority. Any Loan Document shall for any reason cease to be in full force and effect, be declared null and void or unenforceable in whole or in part cease to have the priority required herein, or the validity or enforceability thereof, in whole or in part shall be challenged or denied but, in the case of a challenge by a party other than Borrower or

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any of its Consolidated Subsidiaries, only if Administrative Agent reasonably determines that such challenge is serious.

            (i) Employee Plan Assets; Reportable Event. The characterization of the assets of Borrower or any of its Consolidated Subsidiaries as assets of an Employee Plan if such plan owns stock in Borrower or any of its Consolidated Subsidiaries; or with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and Administrative Agent shall have determined in its discretion that such event could reasonably be expected to result in liability of Borrower or any Consolidated Subsidiary to the PBGC.

            (j) Other Loan Documents. A default or event of default occurs under any Loan Document other than this Agreement and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document.

            (k) Other Debt. In respect of any borrowed Debt (other than the Obligations) of Borrower or any Consolidated Subsidiary individually or collectively in an amount equal to or greater than at least $5,000,000, (a) any default or other event or condition occurs or exists beyond the applicable grace or cure period, the effect of which is to cause or to permit any holder of such Debt to cause, whether or not it elects to cause, any of that Debt to become due before its stated maturity or regularly scheduled payment dates, or (b) any of such Debt is declared to be due and payable or required to be prepaid by Borrower or any Consolidated Subsidiary before its stated maturity, or (c) any of such Debt is not paid when due.

            (l) Guarantor Denial. Any Guarantor Subsidiary denies that it has any liability or obligation under its Guaranty Agreement, or shall notify Administrative Agent or any of the Lenders of its intention to attempt to cancel or terminate its Guaranty Agreement, or shall fail to observe or comply with any term, covenant, condition or agreement under its Guaranty Agreement or pertaining to such Guarantor Subsidiary hereunder.

            (m) Control. A Change in Control occurs or there shall be a change in the majority of the Board of Trustees (or Directors) of Borrower during any twelve (12) month period, excluding any change in trustees (or directors) resulting from (i) the death or disability of any trustee or director, or (ii) satisfaction of any requirement for the majority of the members of the board of trustees or directors of Borrower to qualify under applicable law as independent trustees or directors or (iii) the replacement of any trustee or director who is an officer or employee of Borrower or an affiliate of Borrower with any other officer or employee of Borrower or an affiliate of Borrower.

      It is understood and agreed by Borrower and each Guarantor Subsidiary that any of the foregoing "Events of Default" shall constitute a default under each of the Notes and Competitive Bid Notes, and that such "Events of Default" are cumulative and in addition to any default or events of default contained in any of the other Loan Documents, and that in the event of any discrepancy or inconsistency between any Event of Default hereunder and any default or event of default contained in any other Loan Document, the description of the Event of Default stated herein shall control.

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      SECTION 9.2. Notice and Cure. If any Loan Document provides for
Administrative Agent to give to Borrower any notice regarding a Default or an Event of Default, and if Administrative Agent fails to give such notice to Borrower as provided, the sole and exclusive remedy of Borrower for such failure (unless such failure was a result of the gross negligence or willful misconduct of Administrative Agent or any Lender) shall be to seek appropriate equitable relief to enforce the agreement to give such notice and to have any acceleration of the maturity of the Obligations postponed or revoked pending or upon the curing of such Default to Administrative Agent's satisfaction in the manner and during the period of time permitted by such agreement, if any, and Borrower waives any and all right to damages and any other relief.

      SECTION 9.3. Remedies. Upon the occurrence of an Event of Default, Administrative Agent may, and at the direction and election of the Required Lenders shall, acting by or through any of its agents, trustees or other Persons, without notice (unless expressly provided for herein), demand or presentment (including, without limitation, notice of default, notice of intent to accelerate or of acceleration) all of which are hereby waived, and in addition to any other provision of this Agreement or any other Loan Document, exercise any or all of the following rights, remedies and recourses: Terminate the Lenders' commitment to make Advances hereunder and declare the unpaid principal balance of each of the Notes, and each of the Competitive Bid Notes and Swingline Notes, and the accrued and unpaid interest thereon, and any other accrued but unpaid portion of the Obligations to be immediately due and payable, without notice (expressly including, but not limited to, notice of default, notice of intent to accelerate or of acceleration), except any notice that is expressly required by the terms of this Agreement, presentment, protest, demand or action of any nature whatsoever, each of which hereby is expressly waived by Borrower and each of its Consolidated Subsidiaries, whereupon the same shall become immediately due and payable, and reduce any claim to judgment. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Loan Document, upon the occurrence of an Event of Default described in
Section 9.1(e)(i)(C) or 9.1(e)(ii) the entire unpaid principal balance of the Notes, the Competitive Bid Notes and the Swingline Note, and all accrued, unpaid interest thereon and any other accrued but unpaid portion of the Obligations shall automatically be accelerated and immediately be due and payable in full and the Lenders' Commitment automatically terminated, without notice (expressly including, but not limited to, notice of default, intent to accelerate or of acceleration), presentment, protest, demand or action of any nature whatsoever, each of which hereby is expressly waived by Borrower; provided, however, that if accelerated automatically pursuant to this sentence, the Notes, the Competitive Bid Notes and the Swingline Note and all such indebtedness may be reinstated at the option and upon the written approval of the Required Lenders, and in the case of the Swingline Note, the Swingline Lender.

      SECTION 9.4. Rights of Set-Off.

            (a) Each of Borrower and the Guarantor Subsidiaries hereby expressly grants to Administrative Agent and the Lenders the right of setoff against all deposits and other sums at any time held or credited by or due from Administrative Agent or any Lender to Borrower or any Guarantor Subsidiary, in accordance with the provisions of this Section 9.4. The rights of Administrative Agent and each Lender under this Section 9.4 are in addition to other rights and remedies (including, without limitation, other rights of setoff under law or equity) that Administrative Agent and each Lender may have under law or by agreement.

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            (b)   Upon the occurrence and during the continuance of any Event of
Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, at its option, without notice or demand and without liability, to set off and apply any and all deposits (general or special, time or demand, provisional or final, excepting, however, any fiduciary or escrow accounts established by Borrower or any Guarantor Subsidiary into which only funds of unrelated third-parties are deposited, and provided that Borrower or such Guarantor Subsidiary has informed such Lender and Administrative Agent of the nature of such accounts) at any time held, and other indebtedness at any time owing, by any Lender or any Affiliate thereof to or for the credit or the account of Borrower or any Guarantor Subsidiary against any and all of the Obligations now or hereafter existing under this Agreement, the Notes and the other Loan Documents, in such order and manner as such Lender may determine, subject, however, to the agreements contained in Section 10.14 hereof, regardless of whether such Lender shall have made any demand under this Agreement or the Notes or the Competitive Bid Notes and although such obligations may be unmatured.

            (c) Borrower and each Guarantor Subsidiary agree, to the fullest extent it may effectively do so under applicable law, that each Lender and any holder of a participation in any of the Notes (with the appropriate consent of such Lender) may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of Borrower or such Guarantor Subsidiary in the amount of such participation.

      SECTION 9.5. Remedies Cumulative, Concurrent and Non-Exclusive. Administrative Agent and the Lenders shall have all rights, remedies and recourses granted in the Loan Documents, and available at law or equity, and same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Borrower or any Guarantor Subsidiary, or any others obligated under any of the Notes, Competitive Bid Notes or Swingline Note, or against any one or more of them, at the sole discretion of Lenders, (c) may be exercised as often as the occasion therefor shall arise, it being agreed by Borrower and each Guarantor Subsidiary that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, non-exclusive.

      SECTION 9.6. No Conditions Precedent to Exercise Remedies. Borrower and each other Person hereafter obligated for payment or fulfillment of all or any part of the Obligations shall not, except as otherwise provided by applicable law, be relieved of such obligation by reason of (a) the release, regardless of consideration, of any Person obligated with respect to the Obligations, and (b) any other act or occurrence, save and except the complete payment of the Obligations. Borrower and each Guarantor Subsidiary waive any right to require Lenders to proceed against any other Person, or pursue any other remedy in Lenders' power. All dealings between Borrower, any Guarantor Subsidiary, Administrative Agent and any Lender, whether or not resulting in the creation of the Obligations, shall conclusively be presumed to have been had or consummated upon reliance upon this Agreement. Borrower and each Guarantor Subsidiary authorize Lenders, without notice or demand and without any reservation of rights against Borrower or any Guarantor Subsidiary and without affecting liability hereunder or on the Obligations, from time to time, to renew, extend for any period, accelerate, modify, compromise,

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settle, or release the obligation of any other Person that may be obligated with respect to any or all of the Obligations.

      SECTION 9.7. Waivers. To the full extent permitted by law, Borrower and each Guarantor Subsidiary hereby irrevocably and unconditionally waive and release (a) except as specifically provided for herein, all notices of any Default or Event of Default or of the election by Administrative Agent or the Lenders to exercise any right, remedy or recourse provided for under the Loan Documents, (b) any right to a marshaling of assets with respect to the Notes, Competitive Bid Notes or Swingline Note or any Debt of Borrower or any Guarantor Subsidiary, and (c) except as specifically provided for herein, any and all right to receive demand, grace, notice, presentment for payment, protest, notice of intention to accelerate the Obligations or notice of acceleration of the Obligations.

      SECTION 9.8. Discontinuance of Proceedings. In case Administrative Agent shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon same for any reason, Administrative Agent shall have the unqualified right to do so and, in such event, Borrower, each Guarantor Subsidiary, Administrative Agent and the Lenders shall be restored to their respective former positions with respect to the Obligations, the Loan Documents, and otherwise, and the rights, remedies, recourses and powers of Administrative Agent and Lenders shall continue as if same had never been invoked.

      SECTION 9.9. Application of Proceeds. All payments on the Notes or the Competitive Bid Notes received by Administrative Agent or any Lender during the existence of an Event of Default, shall be applied as determined by the Required Lenders (provided that, as among themselves, Lenders agree that any such proceeds shall be applied as contemplated by Article X hereof); all payments received by a Lender on its Competitive Bid Note during the existence of an Event of Default shall be applied as determined by the applicable Lender; and all payments received by Swingline Lender on the Swingline Note during the existence of an Event of Default shall be applied as determined by Swingline Lender.

      SECTION 9.10. Actions in Respect of Letters of Credit.

            (a) If any Letter of Credit shall have been issued hereunder and remains outstanding on the Termination Date or upon the occurrence of an Event of Default, then Borrower shall pay to Administrative Agent, on behalf of the Lenders, in same day funds at Administrative Agent's office designated in such demand, for deposit in a special cash collateral account (the "Letter of Credit Collateral Account") to be maintained in the name of Administrative Agent (on behalf of Lenders) and under its sole dominion and control at such place as shall be designated by Administrative Agent, an amount equal to the amount of the Letter of Credit Usage under the Letters of Credit. Interest shall accrue on the Letter of Credit Collateral Account at a rate equal to the rate on overnight funds.

            (b) Borrower hereby pledges, assigns and grants to Administrative Agent, as administrative agent for its benefit and the ratable benefit of Lenders, a lien on and a security interest in, the following collateral (the "Letter of Credit Collateral"):

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                  (i)   the Letter of Credit Collateral Account, all cash
            deposited therein and all certificates and instruments, if any, from time to time representing or evidencing the Letter of Credit Collateral Account;

                  (ii) all notes, certificates of deposit and other instruments from time to time hereafter delivered to or otherwise possessed by Administrative Agent for or on behalf of Borrower in substitution for or in respect of any or all of the then existing Letter of Credit Collateral;

                  (iii) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Letter of Credit Collateral; and

                  (iv) to the extent not covered by the above clauses, all proceeds of any or all of the foregoing Letter of Credit Collateral.

            The lien and security interest granted hereby secures the payment of all obligations of Borrower now or hereafter existing hereunder and under any other Loan Document.

            (c) Borrower hereby authorizes Administrative Agent for the ratable benefit of Lenders to apply, from time to time after funds are deposited in the Letter of Credit Collateral Account, funds then held in the Letter of Credit Collateral Account to the payment of any amounts, in such order as Administrative Agent may elect, as shall have become due and payable by Borrower to Lenders in respect of the Letters of Credit.

            (d) Neither Borrower nor any Person claiming or acting on behalf of or through Borrower shall have any right to withdraw any of the funds held in the Letter of Credit Collateral Account, except as provided in this Section 9.10.

            (e) Borrower agrees that it will not (i) sell or otherwise dispose of any interest in the Letter of Credit Collateral or (ii) create or permit to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Letter of Credit Collateral, except for the security interest created by this Section 9.10.

            (f) After the Termination Date or if any Event of Default shall have occurred and be continuing:

                  (i) Administrative Agent may, in its sole discretion, without notice to Borrower except as required by law and at any time from time to time, charge, set off or otherwise apply all or any part of first, (x) amounts previously drawn on any Letter of Credit that have not been reimbursed by Borrower and (y) any Letter of Credit Usage described in clause (ii) of the definition thereof that are then due and payable and second, any other unpaid Obligations then due and payable against the Letter of Credit Collateral Account or any part thereof, in such order as Administrative Agent shall elect. The rights of Administrative Agent under this Section 9.10 are in addition to any rights and remedies which any Lender may have.

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                  (ii)  Administrative Agent may also exercise, in its sole
            discretion, in respect of the Letter of Credit Collateral Account, in addition to the other rights and remedies provided herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of Texas at that time.

            (g) Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Letter of Credit Collateral if the Letter of Credit Collateral is accorded treatment substantially equal to that which Administrative Agent accords its own property, it being understood that, assuming such treatment, Administrative Agent shall not have any responsibility or liability with respect thereto.

            (h) Prior to the Termination Date, at such time as all Events of Default have been cured or waived in writing, all amounts remaining in the Letter of Credit Collateral Account shall be promptly returned to Borrower. Absent such cure or written waiver, any surplus of the funds held in the Letter of Credit Collateral Account and remaining after termination of all outstanding Letters of Credit and payment in full of all of the Obligations of Borrower hereunder and under any other Loan Document after the Termination Date shall be paid to Borrower or to whomsoever may be lawfully entitled to receive such surplus.

            (i) Notwithstanding anything contained herein to the contrary, from and after an Event of Default, to the extent proceeds are received by Administrative Agent, such proceeds will be distributed to Lenders pro rata in accordance with their Aggregate Loan Percentages.

                                   ARTICLE 10
                             AGENTS AND THE LENDERS

      SECTION 10.1. Appointment and Authorization of Agents.

            (a) Each Lender hereby irrevocably appoints and authorizes Administrative Agent as its nominee and agent, in its name and on its behalf:
(i) to act as nominee for and on behalf of such Lender in and under all Loan Documents; (ii) to arrange the means whereby the funds of the Lenders are to be made available to Borrower under the Loan Documents; (iii) to take such action as may be requested by any Lender under the Loan Documents (when such Lender is entitled to make such request under the Loan Documents and after such requesting Lender has obtained the concurrence of such other Lenders as may be required under the Loan Documents); (iv) to receive all documents and items to be furnished to Lenders under the Loan Documents; (v) to promptly distribute to each Lender the material information, notices, requests, documents and items received from Borrower or the Guarantor Subsidiaries under the Loan Documents, including, without limitation, the documents delivered by Borrower to Administrative Agent pursuant to Section 7.1 hereof; (vi) to promptly distribute to each Lender such Lender's Commitment Percentage (subject to the last paragraph of Section 10.6) of each payment or prepayment in accordance with the terms of the Loan Documents; and (vii) to deliver to the appropriate Persons requests, demands, approvals and consents received from the Lenders.

            (b) The obligations of each Agent, the Sole Lead Arranger and the Joint Bookrunners hereunder are only those expressly set forth herein. Each Lender and Borrower and

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each Guarantor agree that no Agent, Sole Lead Arranger nor the Joint Bookrunners is a fiduciary for Lenders or for Borrower or the Guarantor Subsidiaries but simply is acting in the capacity described herein to alleviate administrative burdens for both Borrower and Lenders and that no Agent has duties or responsibilities to the Lenders, Borrower or of Borrower's counsel or any Guarantor Subsidiaries except those expressly set forth herein. Without limiting the generality of the foregoing, Administrative Agent shall not be required to take any action or exercise any right or remedy with respect to any Default or Event of Default, except if requested by the Required Lenders. Notwithstanding the administrative authority delegated to Administrative Agent, Administrative Agent shall not cause or permit any modification of the Loan Documents or take other action relating to the Credit Facility specifically requiring the consent or approval of the Required Lenders without such consent or approval. Action taken by Administrative Agent including, without limitation, any exercise of remedies or initiation of suit or other legal proceedings made in accordance with the instructions of the Required Lenders or as otherwise permitted by this
Article X, shall be binding upon each of the Lenders. Each Lender specifically acknowledges that it has reviewed and approved the voting and other provisions of this Agreement and the other Loan Documents setting forth the relative rights and obligations among the Lenders and agrees to be bound by such provisions, and acknowledges that Administrative Agent (and counsel for the Lenders, as a group) are acting on behalf of all the Lenders.

            (c) Each Agent, in its capacity as a Lender, shall have the same Rights under the Loan Documents as any other Lender and may exercise the same as though it were not acting as an Agent, and any resignation by any Agent hereunder shall not impair or otherwise affect any Rights which it has or may have in its capacity as an individual Lender.

            (d) Each Agent, Sole Lead Arranger, Joint Bookrunner and Lender may now or hereafter be engaged in one or more loan, letter of credit, leasing, or other financing transactions with Borrower or any Guarantor Subsidiary, act as trustee or depositary for Borrower or any Guarantor Subsidiary or otherwise be engaged in other transactions with Borrower, any Guarantor Subsidiary and/or their Affiliates (collectively, the "other activities") not the subject of the Loan Documents. Without limiting the Rights of the Lenders specifically set forth in the Loan Documents, none of the Agents, Sole Lead Arranger, Joint Bookrunners or Lenders shall be responsible to account to the other Lenders for such other activities, and no Lender shall have any interest in any other activities, any present or future guaranties by or for the account of Borrower or any Guarantor Subsidiary which are not contemplated or included in the Loan Documents, any present or future offset exercised by any Agent, Sole Lead Arranger, Joint Bookrunners or Lender in respect of such other activities, any present or future property taken as security for any such other activities, or any property now or hereafter in the possession or control of any Agent, Sole Lead Arranger, Joint Bookrunner or Lender which may be or become security for the Obligations by reason of the general description of indebtedness secured or of property contained in any other agreements, documents or instruments related to any such other activities; provided that, if any payments in respect of such guaranties, such property or the proceeds thereof or any offset shall be applied to reduction of the Obligations, then each Lender shall be entitled to share in such application pursuant to the terms of this Agreement.

            (e) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Borrower or any Guarantor, Administrative Agent (irrespective of whether the

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principal of the Loan or Letter of Credit Usage shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loan and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Administrative Agent and their respective agents and counsel and all other amounts due Lenders and Administrative Agent under the Loan Documents) allowed in such judicial proceeding; and (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative
Agent. Nothing contained herein shall be deemed to authorize Administrative
Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

      SECTION 10.2. Possession of Instruments by Administrative Agent. Administrative Agent shall exercise all rights and remedies under the Loan Documents and take all actions with respect thereto in accordance with the request or direction of the Required Lenders, or otherwise as and to the extent provided herein or in the other Loan Documents; provided, however, that Administrative Agent may take such actions in its name without the joinder of the Lenders, and Borrower, the Guarantor Subsidiaries and all third parties, including Borrower and Guarantor Subsidiaries, shall be entitled to rely on the actions taken by Administrative Agent with respect to the execution by Administrative Agent of any and all agreements, financing statements, affidavits, notices or any other type of document or instrument pertaining thereto, including, without limitation, in connection with the exercise of any rights or remedies of the Lenders under the Loan Documents, and the same shall be binding upon all the Lenders as to any third party relying on such actions of Administrative Agent. Administrative Agent shall also be the named secured party or beneficiary under any document hereafter given as security for the Credit Facility and shall take and maintain any and all documents, instruments and agreements pertaining to or evidencing any security for the Obligations, as agent for and on behalf of all Lenders, and the grant to Administrative Agent of any Lien under any Loan Document shall be for the ratable benefit of all Lenders.

      SECTION 10.3. Expenses. Each Lender shall pay its Commitment Percentage of any expenses (including, without limitation, court costs, reasonable attorneys' fees and other costs of collection) incurred by Administrative Agent in connection with any of the Loan Documents if Administrative Agent does not receive reimbursement therefor from other sources within thirty (30) days after incurred; provided that, (a) subject to the terms and conditions of Section 11.4, each Lender shall be entitled to receive its Commitment Percentage of any reimbursement for such expenses, or part thereof, which Administrative Agent subsequently receives from such

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other sources, and (b) any such payment by Lenders shall not limit or release any obligation of Borrower for payment of such expenses.

      SECTION 10.4. Delegation of Duties; Reliance; Consultation. The Lenders may perform any of their duties or exercise any of their Rights under the Loan Documents by or through Administrative Agent, and the Lenders, Administrative Agent, Sole Lead Arranger and Joint Bookrunners may perform any of their duties or exercise any of their Rights under the Loan Documents by or through their respective officers, directors, employees, attorneys, agents, or other representatives (collectively, "Representatives"). Administrative Agent, Sole Lead Arranger, Joint Bookrunners, the Lenders, and their respective Representatives shall (a) be entitled to rely upon (and shall be protected in relying upon) any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, e-mails, telecopy, telegram, telex or teletype message, statement, order or other documents or conversation believed by any of them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Administrative Agent, Sole Lead Arranger, Joint Bookrunners or such Lender, (b) be entitled to deem and treat each Lender as the owner and holder of its Commitment for all purposes until, subject to Section 11.10, written notice of the assignment or transfer thereof shall have been given to and received by Administrative Agent (and, any request, authorization, consent or approval of any Lender shall be conclusive and binding on each subsequent holder, assignee, or transferee of such Lender's Commitment (or any part thereof) or Participant therein until such notice is given and received), and (c) other than in connection with Borrower's failure to pay required principal or interest under the Obligations, not be deemed to have notice of the occurrence of a Default or an Event of Default unless notified thereof by another Lender or Borrower. Administrative Agent may consult with legal counsel, independent public accountants, consultants, appraisers and other experts selected by Administrative Agent, and shall not be liable for any action taken or omitted to be taken by Administrative Agent in good faith in accordance with the advice of such counsel, accountants or experts. Any such counsel, accountants or other experts shall be engaged to represent and render services to all the Lenders as a group, unless otherwise specified by Administrative Agent.

      SECTION 10.5. Limitation of Liability.

            (a) Neither Administrative Agent, Sole Lead Arranger, Joint Bookrunners, nor any of their Representatives shall be liable for any action taken or omitted to be taken by it or them under the Loan Documents in good faith and believed by it or them to be within the discretion or power conferred upon it or them by the Loan Documents or be responsible for the consequences of any error of judgment or negligence, except for gross negligence or willful misconduct, and neither Administrative Agent, Sole Lead Arranger, Joint Bookrunners nor any of its Representatives has a fiduciary relationship with any Lender by virtue of the Loan Documents (provided that nothing herein shall negate the obligation of Administrative Agent to account for funds received by it for the account of any Lender).

            (b) Unless indemnified to its satisfaction against loss, cost, liability, and expense, Administrative Agent shall not be compelled to do any act under the Loan Documents or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Documents. If Administrative Agent requests instructions from the Lenders with respect to any act or action (including, but not limited to, any

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failure to act) in connection with any Loan Document, Administrative Agent shall be entitled (but shall not be required) to refrain (without incurring any liability to any Person by so refraining) from such act or action unless and until it has received such instructions. In no event, however, shall Administrative Agent or any of its Representatives be required to take any action which it or they reasonably determine could incur for it or them criminal or civil liability.

            (c) Neither Administrative Agent, Sole Lead Arranger, Joint Bookrunners nor any of their Representatives shall be responsible in any manner to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon Administrative Agent, Sole Lead Arranger, Joint Bookrunners or their Representatives in respect of, (i) the creditworthiness of Borrower or any Guarantor Subsidiary and the risks involved to such Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Document, (iii) any representation, warranty, document, certificate, report, or statement made therein or furnished thereunder or in connection therewith, (iv) the existence, priority, or perfection of any Lien or negative pledge granted or purported to be granted under any Loan Document, (v) the observation of or compliance with any of the terms, covenants, or conditions of any Loan Document on the part of Borrower or any Guarantor Subsidiary, or (vi) the relative Rights of the Lenders as among themselves. Each Lender jointly and severally agrees to indemnify Administrative Agent, Sole Lead Arranger and Joint Bookrunners and hold them harmless from and against (but limited to such Lender's Commitment Percentage of) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses, and reasonable disbursements of any kind or nature whatsoever (including counsel fees and disbursements) which may be imposed on, asserted against, or incurred by Administrative Agent, Sole Lead Arranger or Joint Bookrunners in any way relating to or arising out of the Loan Documents or any action taken or omitted by Administrative Agent, Sole Lead Arranger or Joint Bookrunners under the Loan Documents; PROVIDED THAT, ALTHOUGH ADMINISTRATIVE AGENT, SOLE LEAD ARRANGER AND JOINT BOOKRUNNERS SHALL HAVE THE RIGHT TO BE INDEMNIFIED FOR THEIR NEGLIGENCE [SOLE, COMPARATIVE, CONTINGENT OR OTHERWISE], ADMINISTRATIVE AGENT, SOLE LEAD ARRANGER AND JOINT BOOKRUNNERS SHALL NOT HAVE THE RIGHT TO BE INDEMNIFIED HEREUNDER FOR THEIR OWN FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT.

      SECTION 10.6. Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of Lenders, unless Administrative Agent shall have received written notice from any Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." Administrative Agent will promptly notify Lenders of its receipt of any such notice. Upon the occurrence and continuance of a Default or an Event of Default, Administrative Agent shall make a recommendation to the Lenders of any actions to be taken, and each Lender agrees to promptly confer with the other Lenders in order that the Lenders can consider such course of action or any other actions to be taken for the enforcement of the Rights of the Lenders; provided that Administrative Agent shall be entitled (but not obligated) to proceed to take any actions necessary in its reasonable judgment to preserve Rights, pending agreement by the Lenders on the course of action to be taken. If the Required Lenders cannot agree on a course of action to be taken within sixty (60) days following

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Administrative Agent's initial recommendation, Administrative Agent shall thereafter take such action as Administrative Agent deems advisable to enforce the Rights of the Lenders; provided, that if, after Administrative Agent has begun taking such action, the Required Lenders agree on a course of action contrary to that undertaken by Administrative Agent, then Administrative Agent shall change its course of action so as to follow the course of action agreed upon by the Required Lenders. Any action directed or approved by the Required Lenders, including without limitation, any exercise of remedies or initiation of suit or other legal proceedings, shall be binding upon each Lender. In actions with respect to any property of Borrower or any Subsidiary of Borrower, Administrative Agent is acting for the account of each Lender to the extent of each Lender's Commitment Percentage. Any and all agreements to subordinate (whether made heretofore or hereafter) other indebtedness or obligations of Borrower or any Subsidiary to the Obligations shall be construed as being for the benefit of each Lender to the extent of its respective Commitment Percentage. If Administrative Agent acquires any security for the Obligations or any guaranty of the Obligations, the same shall be held for the benefit of each Lender in proportion to such Lender's respective Commitment Percentage.

      Lenders agree, among themselves, that unless otherwise agreed to by Administrative Agent and the Required Lenders, all monies collected or received by Administrative Agent after the occurrence and during the continuance of an Event of Default in respect of any security that may be given for the Obligations, directly or indirectly, or by exercise of Rights, judgment on the Notes any other means shall be applied first to the payment of unpaid, past due fees hereunder, and then to either interest or principal of the Obligations as recommended by Administrative Agent and approved by the Required Lenders (except that any amounts to be applied to interest or principal shall be distributed to Lenders based on their Aggregate Loan Percentage until the Credit Facility (including the Competitive Bid Loans) is paid in full).

      SECTION 10.7. Lenders' Decisions. The Lenders agree as among themselves that any decisions or elections to be made by the Lenders (and not Administrative Agent) under this Agreement and the other Loan Documents shall be made by the Required Lenders, except in the case, if any, where unanimity or a specific different number or percentage of the Lenders is expressly required under this Agreement or any other Loan Documents (use of the terms "Lenders" in any of the Loan Documents, without an express provision for different voting rights other than as set forth in the definition of Required Lenders, does not imply that unanimous consent is thereby required). Administrative Agent may, at its election, request any determination, vote, consent or approval by the Lenders in writing or orally (by telephone or in person). In addition, if any request by Administrative Agent for the Lenders' determination or approval hereunder is made in writing and such writing contains written notice to the Lenders requesting a response within ten (10) Business Days, or longer, from the date the Lenders are deemed to have received notice as herein provided (and setting forth the actual date of the last day of the Lender reply period), then the Lenders shall use reasonable efforts to reply within the applicable reply period, provided, that if any such Lender does not reply within the applicable reply period, such Lender shall be deemed not to have approved of or consented to or concurred with such recommendation or determination.

      SECTION 10.8. Limitation of Liability of Lenders. To the extent permitted by law, (a) neither any Lender nor any Participant shall incur any liability to any other Lender or Participant except for acts or omissions in bad faith, and
(b) neither any Agent, Joint

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Bookrunners nor any Lender or Participant shall incur any liability to Borrower, any Guarantor Subsidiary or any other Person for any act or omission of any other Lender or any Participant.

      SECTION 10.9. Relationship of Lenders. Nothing herein shall be construed as creating a partnership or venture among any Agents, among any Agent and the Lenders, or among the Lenders.

      SECTION 10.10. Debtor-Creditor Relationship. Each Lender has and shall maintain a direct creditor-debtor relationship with Borrower and will have direct recourse, singly or in the aggregate, against Borrower and the Guarantor Subsidiaries, subject to the terms and conditions of the Loan Documents. Notwithstanding the foregoing, any right, remedy, action, omission or waiver respecting this Agreement, the Notes, the Guaranty Agreements and the other Loan Documents shall only be exercised, made, taken, or permitted by Administrative Agent, acting upon the direction of the Required Lenders, as the agent for all Lenders; provided, however, that if the Required Lenders have elected and directed Administrative Agent to institute suit against Borrower or any Guarantor Subsidiary for payment of any past due amounts under the Notes, any Competitive Bid Note or any other Obligations for which Lenders have recourse against Borrower or any Guarantor Subsidiary, or in the event of any bankruptcy proceedings or other legal proceedings relating to this Agreement against Borrower or any Guarantor Subsidiary, each Lender shall be entitled, at its option, to bring or join in such proceedings in its own name (subject, however, to the terms of this Agreement).

      SECTION 10.11. Credit Decisions. Each Lender acknowledges that it has, independently and without reliance upon any Agent, Sole Lead Arranger, Joint Bookrunners or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each of the other Loan Documents to which it is a party or to which any Agent is a party for its benefit. Each Lender also acknowledges that it will, independently and without reliance upon any Agent, Sole Lead Arranger, Joint Bookrunners or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement or with respect to either Credit Facility. In addition, for purposes of determining compliance with the conditions specified in Section 4.l, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

      SECTION 10.12. Removal of any Agent. Lenders, acting by written notice to Administrative Agent from and agreed to by the Required Lenders other than Administrative Agent, may remove for cause Administrative Agent, as the agent under the Credit Facility, and appoint one of the other Lenders as Administrative Agent's successor, which successor Administrative Agent shall be subject to Borrower's reasonable consent so long as no Event of Default has occurred and is continuing. Upon the appointment of a successor Administrative Agent, the removed Administrative Agent and the successor Administrative Agent shall execute such documents as the Lenders may reasonably request to reflect such appointment of a successor Administrative Agent and shall notify Borrower of the change in such agent. The

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successor Administrative Agent shall be vested with all rights, powers and privileges and be bound to all duties, obligations and responsibilities of Administrative Agent so removed in and under this Agreement and the other Loan Documents; provided, however, that until such time as Borrower is notified in writing signed by both the removed and successor Administrative Agent as to the appointment of the successor Administrative Agent, Borrower and the Guarantor Subsidiaries shall be entitled to rely on any decision, approval or other act by the removed Administrative Agent as binding on Lenders, and, may pay to Administrative Agent any amounts due or owing by Borrower under the Loan Documents.

      SECTION 10.13. Resignation by any Agent. An Agent's status as an Agent under this Agreement shall automatically terminate fifteen (15) days after the closing or liquidation of such Agent or fifteen (15) days after such Agent is adjudicated insolvent. Additionally, any Agent may resign its position as an Agent at any time by giving at least thirty (30) days written notice thereof to Borrower and the other Lenders. Upon any such occurrence causing a termination of Administrative Agent or the delivery of such notice of resignation from such Agent, the Required Lenders and Borrower shall select a successor for Administrative Agent. If the Required Lenders and Borrower cannot agree upon the choice of the successor Administrative Agent within ten (10) days after the occurrence causing a termination in the case of a termination of such Administrative Agent, or ten (10) days prior to the effective resignation date set forth in such Administrative Agent's resignation notice in the case of a resignation by such Administrative Agent, then the Designated Successor Agent shall become Administrative Agent's successor. Borrower shall be entitled to participate in the selection of the replacement Administrative Agent only if no Default has occurred and is continuing and no Event of Default has occurred. If any Agent other than Administrative Agent shall resign or be terminated, Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower may select a successor for any other Agent. Upon any such termination or resignation, (a) the successor Agent shall automatically be vested with all rights, powers and privileges and be bound to all duties, obligations and responsibilities of the Agent being replaced in and under this Agreement and the other Loan Documents and shall thereafter be deemed the "Administrative Agent", "Syndication Agent", "Documentation Agent", "Co-Agent" or other designated Agent, for all purposes under the Loan Documents and (b) such terminating or resigning Agent shall act only in a custodial capacity for the holding by it of any funds theretofore received from Borrower and any such funds shall be held in trust for the benefit of Lenders or Borrower, as the case may be. Additionally, upon the successor Agent becoming an Agent as provided in this Section 10.13, the terminating or resigning Agent and the new Agent shall execute such documents as any Lender may reasonably request to reflect such succession. All costs incurred in connection with the execution of such documents shall be paid by the Lenders in proportion to each Lender's Commitment Percentage. Sole Lead Arranger or either Joint Bookrunner may resign its position at any time by giving at least ten (10) days written notice thereof to Borrower and Administrative Agent. Notwithstanding the foregoing, however, Bank of America, N.A. may not be removed as Administrative Agent at the request of the Required Lenders unless Bank of America, N.A. shall also simultaneously be replaced as "Fronting Bank" and "Swingline Lender" pursuant to documentation in form and substance reasonably satisfactory to Bank of America, N.A.

      SECTION 10.14. Sharing of Payments and Setoffs. Each Lender agrees that if it should receive any amount (whether by voluntary payment, by realization upon any collateral, by the

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exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents or otherwise) which is applicable to the payment of the principal of or interest on the Credit Facility, of a sum which with respect to the related sum or sums received by the other Lenders exceeds such Lender's Commitment Percentage, then such Lender receiving such excess payment shall purchase without recourse or warranty from the other Lenders an interest in the indebtedness of Borrower to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. This Section 10.14 shall not impair the right of any Lender to exercise any right of setoff or counterclaim it may have with respect to any funds in an account pledged to such Lender to secure only indebtedness other than the Obligations, and to apply the amount received or subject to such exercise to the payment of such other indebtedness, it being expressly agreed by all Lenders, however, that until the Obligations are paid and satisfied in full, any and all amounts received by any Lender from offset of any account of Borrower or any Guarantor Subsidiary that either (a) constitutes collateral for the Credit Facility (if any) or (b) contains funds exclusively derived from or related to any collateral for the Credit Facility, shall be applied to the Obligations, and not to any other indebtedness of Borrower or any Guarantor Subsidiary to such Lender.

      SECTION 10.15. Non-Advancing Lenders. In the event that a Lender shall fail or refuse to advance its Commitment Percentage of any Advance under the Credit Facility, or any Lender shall fail or refuse to advance its Commitment Percentage of any payment or reimbursement by Lenders as required hereunder, or of any amount to be funded pursuant to Section 10.3, when it is obligated to do so, Administrative Agent shall notify, in the case of the failure or refusal to make an Advance under the Credit Facility, the Lenders, or any of them, may elect, each at its sole option and discretion (without any obligation whatsoever to do so), to advance such non-advancing Lender's portion, pro rata in accordance with the proportion that the Commitment Percentage of each Lender electing to make such advance bears to the Commitment Percentages of all Lenders electing to make such advance. Upon making any such advance, and notwithstanding anything to the contrary expressed or implied herein or in the Notes or any other Loan Document, all subsequent payments made on the Credit Facility, and all proceeds realized from the sale of any collateral securing the Credit Facility (if any) or from the exercise of right of setoff or other remedies under this Agreement or the other Loan Documents, shall be applied, in the manner described below, only to the Lenders, other than the non-advancing Lender (and the non-advancing Lender shall not be entitled to receive the same), until the amounts advanced by such advancing Lenders, on behalf of the non-advancing Lender (together with the interest earned thereon pursuant to this Agreement and the applicable Notes), have been repaid in full. As among Lenders other than the non-advancing Lender, Lenders that advanced funds on behalf of the non-advancing Lender shall receive the portion the non-advancing Lender would have been entitled to receive had it advanced (together with the interest earned thereon pursuant to this Agreement and the applicable Notes), to be applied pro rata in accordance with the amounts advanced by each such advancing Lender, until the amounts advanced by such Lenders on behalf of the non-advancing Lender (together with the interest earned thereon pursuant to this Agreement and the applicable Notes), have been repaid in full; any Lender that advanced only on its own behalf based on its Commitment Percentage shall be repaid based on such Commitment Percentage or its Aggregate Loan Percentage, as applicable. In addition, any Lenders that

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advance funds on behalf of a non-advancing Lender pursuant to this Section 10.15 shall (i) receive a proportionate share (based on the amounts so advanced by such Lenders) of the amount the non-advancing Lender would have been entitled to receive of any distribution of any collateral that may ever be given to secure the Credit Facility in the event the same is distributed among Lenders, and (ii) have a claim against such non-advancing Lender for the amounts so advanced and shall be entitled to all rights and remedies at law or in equity to recover any unpaid amounts. A non-advancing Lender shall not be entitled to vote on any matters under this Agreement or related to the Credit Facility (and its interest shall be excluded for purposes of determining the requisite percentage or number of Lenders for a vote or otherwise in the determination of the "Required
Lenders" for any purpose hereunder) so long as such Lender remains a non-advancing Lender.

      SECTION 10.16. Benefit of Lenders. All terms, conditions and agreements set forth in this Article X, specifically including, without limitation, the provisions of Section 10.14 are for the sole and exclusive benefit of the Lenders, and neither Borrower, any Guarantor Subsidiary nor any other Person shall be entitled to rely on or seek the benefit of such provisions; provided, however, that Borrower and the Guarantor Subsidiaries shall be entitled to rely on any decision, approval or other act by Administrative Agent as binding the Lenders.

      SECTION 10.17. Roles of Agents. Neither Syndication Agents, Documentation Agents, Co-Agents nor any other agent other than Administrative Agent shall have any duties or obligations, nor shall Syndication Agents, Documentation Agents, Co-Agents or any such other agent take any action as an Agent under this Agreement or the other Loan Documents, other than as may be specifically designated in writing by Administrative Agent. Any action to be taken by Agents under this Agreement or the other Loan Documents, shall be taken solely by Administrative Agent.

                                   ARTICLE 11
                                  MISCELLANEOUS

      SECTION 11.1. Continuing Agreement. This is a continuing Agreement and all the rights, powers and remedies of Administrative Agent and the Lenders hereunder, and all agreements and obligations of Borrower, the Guarantor Subsidiaries, Administrative Agent and the Lenders hereunder, shall continue to exist until the Notes, the Competitive Bid Notes and the Swingline Note have been paid in full, the commitment of Lenders to make Advances hereunder has been terminated, all Letters of Credit and obligations to issue Letters of Credit have been terminated, and all other Obligations have been paid in full.

      SECTION 11.2. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopy or similar writing), except for any telephone notices as specifically provided for herein, may be personally served or sent by telecopier, mail or the express mail service of the United States Postal Service, Federal Express or other equivalent overnight or expedited delivery service, and (a) if given by personal service or telecopier (confirmed by telephone), it shall be deemed to have been given upon receipt; (b) if sent by telecopier without telephone confirmation, it shall be deemed to have been given twenty-four (24) hours after being given; (c) if sent by mail, it shall be deemed to have been given upon the earlier of (i) actual receipt, or (ii) three (3) Business Days after deposit in a

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depository of the United States Postal Service, first class mail, postage prepaid; (d) if sent by Federal Express, the express mail service of the United States Postal Service or other equivalent overnight or expedited delivery service, it shall be deemed given upon the earlier of (i) actual receipt or (ii) twenty-four (24) hours after delivery to such overnight or expedited delivery service, delivery charges prepaid, and properly addressed to Administrative Agent, Borrower, the applicable Guarantor Subsidiary or the applicable Lender; provided that notices to Administrative Agent under Article III and Article IV shall not be effective until received. For purposes hereof, the address of the parties to this Agreement shall be as set forth in Schedule I attached hereto. Any party may, by proper written notice hereunder to the other parties, change the address to which notices shall thereafter be sent to it. Notwithstanding anything to the contrary implied or expressed herein, the notice requirements herein (including the method, timing or deemed giving of any notice) is not intended to and shall not be deemed to increase the number of days or to modify the method of notice or to otherwise supplement or affect the requirements for any notice required or sent pursuant to any Legal Requirement (including, without limitation, any applicable statutory or law requirement), or otherwise given hereunder, that is not required under this Agreement or the other Loan Documents. The provisions of this Section 11.2 shall control over any conflicting contractual notice provisions contained in the Loan Documents.

      SECTION 11.3. No Waivers. No failure or delay by any Agent or any Lender in exercising any right, power or privilege hereunder or under the Notes or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law or in any of the other Loan Documents.

      SECTION 11.4. Expenses; Documentary Taxes; Indemnification. Borrower and the Guarantor Subsidiaries, jointly and severally, agree to pay (a) all expenses of Administrative Agent, Sole Lead Arranger and Joint Bookrunners and the reasonable fees and disbursements of legal counsel for Administrative Agent, in connection with the negotiation, documentation and closing of the Credit Facility, and thereafter all reasonable expenses of Administrative Agent, Sole Lead Arranger, Joint Bookrunners and the Lenders in connection with any waiver, approval, or consent hereunder or under the other Loan Documents or any amendment, supplement or replacement of any of the Loan Documents, or any Default or alleged Default hereunder; and (b) if a Default or an Event of Default occurs, all out-of-pocket expenses incurred by Administrative Agent, Sole Lead Arranger, Joint Bookrunners or the Lenders, including reasonable fees and disbursements of legal counsel in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom (including, without limitation, any bankruptcy or other insolvency proceedings), fees of auditors and consultants incurred in connection therewith and investigation expenses incurred by Administrative Agent, Sole Lead Arranger, Joint Bookrunners and the Lenders in connection therewith. Borrower and the Guarantor Subsidiaries, jointly and severally, indemnify Administrative Agent, Sole Lead Arranger, Joint Bookrunners and each Lender (and all officers, directors and Affiliates thereof) and hold Administrative Agent, Sole Lead Arranger, Joint Bookrunners and each Lender (and all officers, directors and Affiliates thereof) harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for Administrative Agent, Sole Lead Arranger, Joint Bookrunners and

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the Lenders (and all officers, directors and Affiliates thereof) in connection with any investigative, administrative or judicial proceeding, whether or not Agents, Sole Lead Arranger, Joint Bookrunners or Lenders (or any officers, directors or Affiliates thereof)) shall be designated a party thereto) which may be incurred by Administrative Agent, Sole Lead Arranger, Joint Bookrunners or any Lender (or any officers, directors or Affiliates thereof) relating to or arising out of this Agreement or any actual or proposed use of proceeds of the Notes or the Competitive Bid Notes; PROVIDED THAT NEITHER ADMINISTRATIVE AGENT, SOLE LEAD ARRANGER, JOINT BOOKRUNNERS NOR ANY LENDER (NOR ANY OFFICER, DIRECTOR OR AFFILIATE THEREOF) SHALL HAVE THE RIGHT TO BE INDEMNIFIED HEREUNDER FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IT BEING THE INTENTION HEREBY THAT ADMINISTRATIVE AGENT, SOLE LEAD ARRANGER, JOINT BOOKRUNNERS AND EACH LENDER (AND ALL OFFICERS, DIRECTORS AND AFFILIATES THEREOF) SHALL BE INDEMNIFIED FOR THE CONSEQUENCES OF ITS OR HIS NEGLIGENCE (SOLE, CONTRIBUTORY, CONTINGENT OR OTHERWISE) WHETHER WHOLE OR IN PART.

      SECTION 11.5. Amendments, Waivers and Consents. Any provision of this Agreement, the Notes or the other Loan Documents may be amended or waived, or the Lenders may give approvals or consents hereunder, if, but only if, such amendment, in writing and is signed by Borrower and by the Required Lenders or by Administrative Agent on behalf of the Required Lenders.

      SECTION 11.6. Survival. The obligations of Borrower and the rights of Administrative Agent and the Lenders under the Loan Documents shall continue until all Obligations have been paid in full and as provided in Section 11.14. All representations, warranties and covenants (including, without limitation, indemnities) made by Borrower herein or in any other Loan Document shall survive the delivery of the Loan Documents to Administrative Agent and the Lenders, the making of Advances, and the termination of the commitment of the Lender's to lend hereunder, and, with respect to indemnities herein (and any other provisions in any Loan Document specified to survive), shall survive the payment in full of the Obligations and the release or termination of the Loan Documents, any bankruptcy or other debtor relief proceeding, and any other event whatsoever. No investigation at any time made by or on behalf of Administrative Agent or the Lenders shall diminish the right of Administrative Agent and the Lenders to rely on all representations and warranties made by Borrower under any Loan Document.

      SECTION 11.7. Prior Understandings; No Defenses; Release; No Oral Agreements. This Agreement supersedes all other prior understandings and agreements, whether written or not, between the parties hereto relating specifically to the transactions provided for herein. Borrower and each Guarantor Subsidiary, for themselves and for all Consolidated Subsidiaries, confirm that there are no existing defenses, claims, counterclaims or rights of offset against Administrative Agent or any Lender in connection with the negotiation, preparation, execution, performance or any other matters related to this Agreement or any of the other Loan Documents and any of the transactions contemplated thereby, and Borrower and each Guarantor Subsidiary, for themselves and for all Consolidated Subsidiaries, hereby expressly release and discharge Administrative Agent and each Lender, and the Representatives of Administrative Agent and

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each Lender, from any and all such claims, known or unknown. Borrower and each
Guarantor Subsidiary further confirm that neither Administrative Agent nor any Lender has made any agreements with, or commitments or representations to, Borrower or any Guarantor Subsidiary or any other Consolidated Subsidiary (either in writing or orally) other than as expressly stated herein or in the other Loan Documents.

      THIS WRITTEN LOAN AGREEMENT, TOGETHER WITH THE OTHER WRITTEN LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

To the fullest extent applicable, Borrower, each Guarantor Subsidiary, Administrative Agent and each Lender acknowledge and agree that this Agreement and each of the other Loan Documents shall be subject to Section 26.02 of the Texas Business and Commerce Code.

      SECTION 11.8. Limitation on Interest. It is expressly stipulated and agreed to be the intent of Borrower, Administrative Agent, the Lenders and Swingline Lender at all times to comply with the applicable law governing the maximum rate or amount of interest payable on or in connection with the Notes, the Competitive Bid Notes, the Swingline Note and the Credit Facility. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Notes, the Competitive Bid Notes, the Swingline Note, this Agreement or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to any of the Notes, the Competitive Bid Notes, the Swingline Note, this Agreement or any other Loan Document, or if acceleration of the maturity of the Notes, any Competitive Bid Note or the Swingline Note, any prepayment by Borrower, or any other circumstance whatsoever, results in any Lender or Swingline Lender having been paid any interest in excess of that permitted by applicable law, then it is the express intent of Borrower, Administrative Agent, all the Lenders and Swingline Lender that all excess amounts theretofore collected by Lenders or Swingline Lender be credited on the balance of the Notes (or, if the Notes have been or would thereby be paid in full, credited to the Competitive Bid Notes, and if the Competitive Bid Notes have been paid in full, refunded to Borrower) or Swingline Note, if applicable, and the provisions of the Notes, any Competitive Bid Notes, the Swingline Note and the other applicable Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate the maturity of the Notes, any Competitive Bid Note or the Swingline Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lenders and Swingline Lender, if applicable, do not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Administrative Agent, the Lenders or Swingline Lender for the use, forbearance or detention of the indebtedness evidenced hereby or by the Notes, any Competitive Bid Note or Swingline Note shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Lawful Rate or maximum amount of interest

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permitted under applicable law. The term "applicable law" as used herein shall mean the laws of the State which govern this Agreement, or DIDMCA or any other applicable United States federal law to the extent that it permits Lenders to contract for, charge, take, reserve or receive a greater amount of interest than under laws of the state which govern this Agreement. The provisions of this
Section 11.8 shall control all agreements between Borrower, Administrative Agent, the Lenders or Swingline Lender.

      SECTION 11.9. Invalid Provisions. If any provision of the Loan Documents is held to be illegal, invalid, or unenforceable under present or future laws effective during the term thereof, such provision shall be fully severable, the Loan Documents shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of the Loan Documents a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

      SECTION 11.10. Lender Assignments and Participations.

            (a) Lenders may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Note, its Competitive Bid Note and its Commitment); provided, however, that

                  (i)   each such assignment shall be to an Eligible Assignee;

                  (ii) except in the case of an assignment to another Lender or an Affiliate of any Lender, or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to Five Million and No/100 Dollars ($5,000,000.00) in Commitment amount, unless Administrative Agent otherwise consents to a lesser amount;

                  (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and the applicable Note and Competitive Bid Note; and

                  (iv) the parties to such assignment shall execute and deliver to Administrative Agent for its acceptance, with a copy to Borrower, an Assignment and Acceptance in the form of Exhibit D hereto, together with any Note subject to such assignment and a processing fee of $3,500, and payment of all legal fees and expenses incurred by Administrative Agent with respect to such Assignment.

      Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, Administrative Agent and Borrower shall make appropriate

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

      arrangements so that, if required, a new Note and any new Competitive Bid Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 3.14.

            (b) Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments and Commitment Percentages and Aggregate Loan Percentages of each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with the Note and any Competitive Bid Note(s) subject to such assignment, and payment of the processing fee, Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit D hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the parties thereto, and Borrower shall promptly execute and deliver one or more new Notes and Competitive Bid Notes payable to the assignee (and to the assigning Lender in the case of less than a full assignment of such Lender's interest in the Credit Facility), in the appropriate amount(s) of any such Note(s) and Competitive Bid Notes to be substantially in the form of Exhibit A-1 and A-2 as applicable, with the addition of a provision indicating that each such Note and any Competitive Bid
Note is in renewal and replacement of the applicable prior Note or Competitive Bid Note.

            (d) Each Lender may sell participations to one or more Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and its Note, any such purchaser of such a participation interest a "Participant"); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) prior to an Event of Default which has occurred and is continuing, such Participant (unless it is an Affiliate of a Lender) shall be approved by Borrower, such approval not to be unreasonably withheld or delayed by Borrower and such approval to be deemed given by Borrower if no objection is received by the selling Lender from Borrower within two (2) Business Days after notice of such proposed participation has been provided by the selling Lender to Borrower, (iv) the Participant shall be entitled to the benefit of the yield protection provisions contained in Article III, (v) any such participation shall be in an amount at least equal to Five Million and No/100 Dollars ($5,000,000) in Commitment Amount, and (vi) Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of Borrower relating to its Note and Competitive Bid Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which

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interest is payable on such notes, extending any scheduled principal payment date or date fixed for the payment of interest on such notes or extending the Termination Date other than as provided for herein or releasing Borrower or any Guarantor Subsidiary from liability).

            (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Note or its Competitive Bid Note or any amount outstanding thereunder to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank; provided that any foreclosure or similar action pursuant to such assignment or pledge shall be subject to the provisions of this Section 11.10 concerning assignments. Additionally, any Lender may, with the consent of Administrative Agent, pledge all or any portion of its Note and Competitive Bid Note to any trustee for, or any other representative of, holders of obligations owed by such Lender, as security for such obligations; provided that any foreclosure or similar action by such trustee shall be subject to the provisions of this Section 11.10 concerning assignments. No such assignment shall release the assigning Lender from its obligations hereunder.

            (f) Any Lender may furnish any information concerning Borrower or any of the Subsidiaries in the possession of such Lender from time to time to assignees and Participants (including prospective assignees and participants), subject, however, to the provisions of Section 7.3; provided that, until Borrower has approved (or deemed to have approved) or disapproved a prospective assignee or Participant pursuant to this Agreement (if such approval is indicated by this Agreement at such time), any Lender may provide to such prospective assignee or Participant only information available to the public.

      SECTION 11.11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that none of Borrower nor any Guarantor Subsidiary or other Consolidated Subsidiary shall, directly or indirectly, assign or transfer, or attempt to assign or transfer, any of its rights, duties or obligations under this Agreement without the express prior written consent of all of the Lenders.

      SECTION 11.12. Senior Debt; Borrower Subordination. The indebtedness of Borrower and the Guarantor Subsidiaries hereunder and under the Notes, the Swingline Note and all of the Obligations is intended to be and shall be senior to any subordinated indebtedness of Borrower or any Guarantor Subsidiary (the foregoing shall not in any way imply Lenders' consent to any such subordinate debt which is not otherwise permitted by this Agreement). The Notes, the Swingline Note and any other amounts advanced to or on behalf of Borrower or any other Person pursuant to the terms of this Agreement or any other Loan Document, shall never be in a position subordinate to any Debt of Borrower or any Guarantor Subsidiary owing to any other Person, except with the knowledge and written consent of the Lenders. If Borrower or any Guarantor Subsidiary is now or hereafter becomes indebted to Borrower or any other Guarantor Subsidiary, (a) such indebtedness and all interest thereon shall, at all times, be subordinate in all respects to the Obligations and to all liens, security interests and rights now or hereafter existing to secure the Obligations; and (b) Borrower or any other Guarantor Subsidiary holding such inter-company indebtedness shall not be entitled after the occurrence of a Default to enforce or receive payment, directly or indirectly, of any such indebtedness until the Obligations have been fully and finally paid and performed.

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)            PAGE 94
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      SECTION 11.13. Nonliability of Agent and Lender. The relationship between
Borrower and the Guarantor Subsidiaries, on the one hand, and that of Administrative Agent and the Lenders, on the other, shall be solely that of debtor and creditor. Neither Administrative Agent nor any Lender shall have any fiduciary responsibility to Borrower, the Guarantor Subsidiaries or any other Subsidiary of Borrower. Borrower agrees that neither Administrative Agent nor any Lender shall have liability to Borrower or any Guarantor Subsidiary or other Subsidiary of Borrower (whether sounding in tort, contract or otherwise) for losses suffered by Borrower or any Guarantor Subsidiary or other Subsidiary in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined by a court of competent jurisdiction in a final and non-appealable order that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither Administrative Agent nor any Lender shall have any liability with respect to, and Borrower, each Guarantor Subsidiary and each other Subsidiary hereby waives, releases and agrees not to sue for, any special, consequential, indirect or punitive damages suffered by Borrower or any Subsidiary in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

      SECTION 11.14. Payment Set Aside. To the extent that Borrower or any other Person pays the Obligations or any part thereof to Administrative Agent or the Lenders, or Administrative Agent or the Lenders enforce any of their Rights under any Loan Document, and such payment or enforcement or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside, and/or required to be repaid to Borrower or such other Person, its estate, a trustee, receiver, or any other Person under any Law, then to the extent of such repayment, the Obligations or part thereof originally intended to be satisfied, together with all Loan Documents (including all the terms thereof and all of Agent's and Lenders' rights thereunder), notwithstanding any prior termination and/or delivery of the Loan Documents to Borrower (it being agreed that the provisions of this Section shall survive any such termination and/or delivery), shall be revived and continued in effect as if such payment had not been made or such enforcement had not occurred. Administrative Agent shall be entitled to retain the Loan Documents in its possession for one (1) year after the date on which all Obligations have been paid in full; provided, that such retention or non-retention of such documents after payment in full of all Obligations shall not impair the revival provisions in this Section or the survival provisions in
Section 11.6.

      SECTION 11.15. Construction. The parties hereto acknowledge and agree that neither this Agreement nor any other Loan Document shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiations and preparation of this Agreement and the other Loan Documents.

      SECTION 11.16. Time of Essence. Time shall be of the essence in this Agreement.

      SECTION 11.17. Inconsistent Provisions. In the event of any conflict or inconsistency between the terms of this Agreement and the terms of the other Loan Documents (including without limitation, the terms of any Letter of Credit Document), the terms of this Agreement shall control.

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      SECTION 11.18. Consolidated Group. Borrower and the Guarantor Subsidiaries
are engaged in the businesses set forth in Section 7.2 of this Agreement. These operations require financing on a basis such that the credit supplied can be made available from time to time to Borrower and the Guarantor Subsidiaries, as required for the continued successful operation of Borrower and the Guarantor Subsidiaries. Borrower and the Guarantor Subsidiaries have requested that Lenders make the Credit Facility available primarily for the purposes of financing the operations of Borrower and the Guarantor Subsidiaries. Borrower and the Guarantor Subsidiaries expect to derive benefit (and the boards of directors or other governing body of each of Borrower and the Guarantor Subsidiaries may reasonably be expected to derive benefit), directly or indirectly, from the Credit Facility established by Lenders, both in their separate capacities and as members of the group of companies, since the successful operation and condition of Borrower and each Guarantor Subsidiary is dependent on the continued successful performance of the functions of the group as a whole.

      SECTION 11.19. Submission To Jurisdiction; Service of Process.

            (a) Any legal action or proceeding with respect to this Agreement, the Notes, the Swingline Note or any other Loan Document may be brought in the courts of the State of Texas or of the United States of America for the Southern District of Texas, and, by execution and delivery of this Agreement, Borrower and each Guarantor Subsidiary hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

            (b) Borrower and each Guarantor Subsidiary irrevocably consent to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Borrower or such Guarantor Subsidiary at its address provided herein.

            (c) Nothing contained in this Section 11.19 shall affect the right of any Agent, any Lender or any holder of a Note to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction.

      SECTION 11.20. JURY TRIAL WAIVER. BORROWER, EACH GUARANTOR SUBSIDIARY, ADMINISTRATIVE AGENT AND EACH LENDER EACH HEREBY WAIVE ANY RIGHT TO A JURY TRIAL WITH RESPECT TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, THE COMPETITIVE BID NOTES, OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

      SECTION 11.21. APPLICABLE LAW. THIS AGREEMENT, THE NOTES AND ALL THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW APPLIES PURSUANT TO SECTION 11.8 OR OTHERWISE.

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      SECTION 11.22. Counterparts. This Agreement and all amendments hereto, and all the other Loan Documents may be executed in any number of original counterparts, each of which when so executed and delivered shall be an original, and all of which, collectively, shall constitute one and the same agreement, it being understood and agreed that the signature pages may be detached from one or more counterparts and combined with the signature pages from any other counterpart in order that one or more fully executed originals may be assembled.

      SECTION 11.23. USA Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and each Guarantor Subsidiary that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower and each Guarantor Subsidiary, which information includes the name and address of the Borrower and each Guarantor Subsidiary and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and each Guarantor Subsidiary in accordance with the Act.

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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers effective as of the Closing Date.

Borrower's Tax ID No.: 76-6088377   BORROWER:

                                    CAMDEN PROPERTY TRUST,
                                    a Texas real estate investment trust

                                    By: ________________________________________
                                            Dennis M. Steen
                                            Senior Vice President
                                            and Chief Financial Officer

                                    GUARANTOR SUBSIDIARIES:

                                    CAMDEN USA, INC., a Delaware corporation

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                    CAMDEN OPERATING, L.P., a Delaware limited partnership

                                    By: CPT-GP, INC., a Delaware corporation,
                                        General Partner

                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                    CAMDEN REALTY, INC., a Delaware corporation

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)     SIGNATURE PAGE

                                    ADMINISTRATIVE AGENT AND LENDER:

                                    BANK OF AMERICA, N.A.

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)     SIGNATURE PAGE

                                    SYNDICATION AGENT AND LENDER:

                                    JPMORGAN CHASE BANK, N.A.

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)     SIGNATURE PAGE

                                    DOCUMENTATION AGENT AND LENDER:

                                    WACHOVIA BANK, NATIONAL ASSOCIATION

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)     SIGNATURE PAGE

                                    DOCUMENTATION AGENT AND LENDER:

                                    WELLS FARGO BANK, N.A.

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)     SIGNATURE PAGE

                                    MANAGING AGENT AND LENDER:

                                    PNC BANK, NATIONAL ASSOCIATION

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)     SIGNATURE PAGE

                                    MANAGING AGENT AND LENDER:

                                    SUNTRUST BANK

                                    By: ________________________________________
                                    Name: Nancy B. Richards
                                    Title: Vice President

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)     SIGNATURE PAGE

                                    MANAGING AGENT AND LENDER:

                                    COMMERZBANK AG, NEW YORK AND GRAND CAYMAN
                                    BRANCHES

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)     SIGNATURE PAGE

                                    MANAGING AGENT AND LENDER:

                                    DEUTSCHE BANK TRUST COMPANY AMERICAS

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)     SIGNATURE PAGE

                                    MANAGING AGENT AND LENDER:

                                    CITICORP NORTH AMERICA, INC.

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)     SIGNATURE PAGE

                                    MANAGING AGENT AND LENDER:

                                    EUROHYPO AG, NEW YORK BRANCH

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)     SIGNATURE PAGE

                                    CO-AGENT AND LENDER:

                                    BANK OF CHINA, NEW YORK BRANCH

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)     SIGNATURE PAGE

                                    CO-AGENT AND LENDER:

                                    AMSOUTH BANK

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)     SIGNATURE PAGE

                                    CO-AGENT AND LENDER:

                                    U.S. BANK NATIONAL ASSOCIATION

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)     SIGNATURE PAGE

                                    CO-AGENT AND LENDER:

                                    CREDIT SUISSE FIRST BOSTON, ACTING
                                    THROUGH ITS CAYMAN ISLANDS BRANCH

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)     SIGNATURE PAGE

                                    CO-AGENT AND LENDER:

                                    THE GOVERNOR AND COMPANY OF THE BANK OF
                                    IRELAND

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)     SIGNATURE PAGE

                                    LENDER:

                                    COMERICA BANK

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)     SIGNATURE PAGE

                                    LENDER:

                                    UFJ BANK LIMITED

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)     SIGNATURE PAGE

                                    LENDER:

                                    FIRST COMMERCIAL BANK, LOS ANGELES BRANCH

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)     SIGNATURE PAGE

                                     LENDER:

                                     MELLON BANK, N.A.

                                     By: _______________________________________
                                     Name: _____________________________________
                                     Title: ____________________________________

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)     SIGNATURE PAGE

                                     LENDER:

                                     CHANG HWA BANK, LOS ANGELES BRANCH

                                     By: _______________________________________
                                     Name: _____________________________________
                                     Title: ____________________________________

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)     SIGNATURE PAGE

                                     LENDER:

                                     E. SUN COMMERCIAL BANK, LTD., LOS
                                     ANGELES BRANCH

                                     By: _______________________________________
                                     Name: _____________________________________
                                     Title: ____________________________________

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)     SIGNATURE PAGE

                                   SCHEDULE I
                          AGENTS, LENDERS AND BORROWER

I.    AGENTS, ARRANGER AND LENDERS

      A.    ADMINISTRATIVE AGENT AND LENDER

            Bank of America, N.A.
            901 Main Street, 66th Floor
            Dallas, Texas 75202
            Attention: Real Estate Loan Administration/Kathy Meyer
            Tel: (214) 209-1507
            Fax: (214) 209-1559

            Bank of America, N.A.
            901 Main Street, 64th Floor
            Dallas, Texas 75202
            Attn: Steven Renwick
            Tel: (214) 209-1867
            Fax: (214) 209-0995

      B.    SOLE LEAD ARRANGER

            Banc of America Securities LLC
            214 North Tryon Street
            Mail Code NC1-027-18-04
            Charlotte, North Carolina 28255
            Attn: Bryce Langen
            Tel: (704) 387-5104
            Fax: (704) 386-0255

      C.    SYNDICATION AGENT AND LENDER

            JPMorgan Chase Bank, N.A.
            707 Travis, 6th Floor North
            Houston, Texas 77002
            Tel: (713) 216-1511
            Fax: (713) 216-2391
            Attn: Susan M. Tate

      D.    DOCUMENTATION AGENTS AND LENDERS

            Wachovia Bank, National Association
            191 Peachtree Street, NE, GA-8057
            Atlanta, GA  80303-1740
            Tel: (404) 332-6549
            Fax: (404)-332-4066
            Attn: Cathy Casey

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)         SCHEDULE I

            Wells Fargo Bank, N.A.
            1000 Louisiana Street, 4th Floor, T 5002-042
            Houston, TX  77002
            Tel: (713) 319-1427
            Fax: (713) 739-1077
            Attn: Allyn Riley

      E.    MANAGING AGENT AND LENDERS

            PNC Bank, National Association
            1 PNC Plaza, 249 Fifth Avenue
            Mail Stop P1-POPP-19-D
            Pittsburgh, PA 15222-2707
            Tel: (412) 762-2260
            Fax: (412) 762-6500
            Attn: Jim Collela

            SunTrust Bank
            8330 Boone Blvd., 8th Floor
            Vienna, VA 22182
            Tel: (703) 442-1557
            Fax: (703) 442-1570
            Attn: Nancy B. Richards

            Commerzbank AG, New York and Grand Cayman Branches
            2 World Financial Center
            New York, NY 10281-1051
            Tel: (212) 266 7569
            Fax: (212) 266-7565
            Attn: Douglas Traynor

            Deutsche Bank Trust Company Americas
            200 Crescent Court, Suite 550
            Dallas, TX 75201
            Tel: (214) 740-7905
            Fax: (214) 740-7910
            Attn: Ann Ramsey

            Eurohypo AG, New York Branch
            1114 Avenue of the Americas
            Twenty-Ninth Floor
            New York, New York 10036
            Fax: (212) 479-5800
            Attn: Head of Portfolio Operations

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)         SCHEDULE I
            with a copy to:

            Eurohypo AG, New York Branch
            1114 Avenue of the Americas
            Twenty-Ninth Floor
            New York, New York 10036
            Fax: (212) 479-5800
            Attn: Legal Director

            Citicorp North America, Inc.
            390 Greenwich Street, 1st Floor
            New York, NY 07960
            Tel: (212) 723-6590
            Fax: (212) 723-88547
            Attn: Blake R. Gronich

      F.    LENDERS

            AmSouth Bank
            1900 5th Avenue North, BAC 15
            Birmingham, Alabama 35203
            Tel: (205) 326-4071
            Fax: (205) 326-4075
            Attn: Robert Blair

            Bank of Ireland
            Bank of Ireland Corporate
            La Touche House
            International Financial Services Center
            Custom House Docks
            Dublin 1, Ireland
            Tel: +353 1 611 5406
            Fax: + 353 1 839 0129
            Attn: Mr. Philip Allen

            Bank of China, New York Branch
            410 Madison Avenue
            New York, NY 10017
            Tel: (212) 035-3101 x229
            Fax: (212) 308-4993
            Attn: David Hoang

            U.S. Bank National Association
            800 Nicollet Mall
            BC-MN-H03A
            Minneapolis, MN 55402
            Tel: (612) 303-3586/ (612) 303-3597
            Fax: (612) 303-2270
            Attn: Mike Raarup/Connie Tima______________

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)         SCHEDULE I

            Credit Suisse First Boston,
            Acting through its Cayman Islands Branch
            Eleven Madison Avenue
            New York, NY 10010
            Tel: (212) 325-1986
            Fax: (212) 538-0391
            Attn: William O'Daly

      G.    LENDERS

            Chang Hwa Bank, Los Angeles Branch
            333 South Grand Avenue, Suite 600
            Los Angeles, Ca 90071
            Tel: (213) 620-7200 X 230
            Fax: (213) 620-7227
            Attn: Jessy Liu

            Comerica Bank
            One Detroit Center
            Detroit, MI 48226
            Tel: (313) 222-9290
            Fax: (313) 222-9295
            Attn: Leslie Vogel

            E. Sun Commercial Bank, Ltd., Los Angeles Branch
            17700 Castleton Street, Suite 500
            City of Industry, CA 91748
            Tel: (626) 810-2400, Ext 225
            Fax: (626) 839-5531
            Attn: Homer Hou

            Mellon Bank, N.A.
            One Mellon Bank Center, Room 5325
            Pittsburgh, PA 15258-0001
            Tel: (412) 234-5344
            Fax: (412) 234-8657
            Attn: Jim McDunn

            First Commercial Bank, Los Angeles Branch
            515 South Flower Street, Suite 1050
            Los Angeles, CA 90071
            Tel: (213) 405-1133
            Fax: (213) 362-0219
            Attn: Josephine Chong

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)         SCHEDULE I

            UFJ Bank Limited
            55 East 52nd Street
            New York, NY 10055
            Tel: (212) 339-6210
            Fax: (212) 754-2368
            Attn: Jesse McDonald

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)         SCHEDULE I

                                                           COMMITMENT
                                                          AMOUNTS AND
                                                          PERCENTAGES
                                                          -----------           COMMITMENT
                          LENDER                           COMMITMENT           PERCENTAGE
                          ------                           ----------           ----------
Bank of America, N.A.                                     $ 45,000,000                7.5%
JPMorgan Chase Bank, N.A.                                 $ 45,000,000                7.5%
Wachovia Bank, National Association                       $ 45,000,000                7.5%
Wells Fargo Bank, N.A.                                    $ 45,000,000                7.5%
Commerzbank AG New York and Grand Cayman Branches         $ 35,000,000           5.833334%
Citicorp North America, Inc.                              $ 35,000,000           5.833334%
Deutsche Bank Trust Company Americas                      $ 35,000,000           5.833334%
Eurohypo AG, New York Branch                              $ 35,000,000           5.833334%
SunTrust Bank                                             $ 35,000,000           5.833334%
PNC Bank, National Association                            $ 35,000,000           5.833334%
Am South Bank                                             $ 30,000,000                5.0%
Bank of China, New York Branch                            $ 25,000,000           4.166666%
The Governor and Company of the Bank of Ireland           $ 25,000,000           4.166666%
U.S. Bank National Association                            $ 25,000,000           4.166666%
Credit Suisse First Boston                                $ 20,000,000           3.333333%
UFJ Bank Limited                                          $ 20,000,000           3.333333%
Comerica Bank                                             $ 15,000,000                2.5%
Chang Hwa Bank, Los Angeles Branch                        $ 15,000,000                2.5%
Mellon Bank, N.A.                                         $ 15,000,000                2.5%
E.Sun Commercial Bank, Ltd., Los Angeles Branch           $ 10,000,000           1.666666%
First Commercial Bank, Los Angeles Branch                 $ 10,000,000           1.666666%
Total                                                     $600,000,000                100%

II.   BORROWER

            Camden Property Trust
            3 Greenway Plaza
            Suite 1300
            Houston, Texas 77046
            Attn:  Dennis Steen
            Fax No.: (713) 354-2710

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)         SCHEDULE I

                                   SCHEDULE II

           LIBOR MARGIN; VARIABLE RATE MARGIN; FACILITY FEE PERCENTAGE

                                                                           Variable            Facility
             Applicable Debt Rating(1)                   LIBOR               Rate                Fee
TIERS               S&P/Moody's                         Margin              Margin            Percentage
-----        -------------------------                  ------             --------           ----------
  I               A-/A3 or higher                       45 bps               0 bps               15 bps
 II                  BBB+/Baa1                          50 bps               0 bps               15 bps
 III                 BBB/Baa2(2)                        65 bps               0 bps               15 bps
 IV                  BBB-/Baa3                          80 bps               0 bps               20 bps
  V             Less than BBB-/Baa3                    105 bps              25 bps               25 bps

(1) As defined in Section 1.1, the Applicable Debt Rating is the higher of the Moody's Rating or the S&P Rating at the time in question.

(2)   Current Applicable Debt Rating on the Closing Date.

AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)        SCHEDULE II

                                  SCHEDULE III

                       ORGANIZATIONAL CHART, PART I OF II

                         [SUMMARY OWNERSHIP STRUCTURE]

SCHEDULE IV - AMENDED AND RESTATED CREDIT AGREEMENT
(Camden Property Trust)                                                   PAGE 1

                         [DETAILED OWNERSHIP STRUCTURE]

SCHEDULE IV - AMENDED AND RESTATED CREDIT AGREEMENT
(Camden Property Trust)                                                   PAGE 2

                       ORGANIZATIONAL CHART, PART II OF II

ENTITY NAME                           STATE OF INCORPORATION OR ORGANIZATION
-----------                           --------------------------------------
CPT-GP, Inc.                                        Delaware
CPT-LP, Inc.                                        Delaware
Camden Property Trust                               Texas
Camden Acquisitions, Inc.                           Delaware
Camden Builders, Inc.                               Delaware
Camden Development, Inc.                            Delaware
Camden Housing, Inc.                                Delaware
Camden Operating, L.P                               Delaware
Camden Realty, Inc.                                 Delaware
Camden Summit, Inc.                                 Delaware
Camden Technology, Inc.                             Delaware
Camden USA, Inc.                                    Delaware
Camden-Delta Westwind, LLC                          Delaware
Denver West Apartments, LLC                         Colorado
Oasis-California, Inc.                              Nevada
Oasis Martinique, LLC                               Delaware
ORI, Inc.                                           Nevada
ORI-Colorado, Inc.                                  Nevada
ORI Park, Inc.                                      Nevada
ORI Wexford, Inc.                                   Nevada
Sierra-Nevada Multifamily Investment, LLC           Delaware
Westwind Development, LLC                           Delaware

SCHEDULE IV - AMENDED AND RESTATED CREDIT AGREEMENT
(Camden Property Trust)                                                   PAGE 3

                                   SCHEDULE IV

                     CAMDEN PROPERTY TRUST CA DTD 8/15/2002

                 OUTSTANDING LETTERS OF CREDIT AS OF 01/07/2005

LC NUMBER           BENEFICIARY                    LC AMOUNT ($)           ISSUE DATE       EXPIRY DATE
---------           -----------                    -------------           ----------       -----------
 3052588    Davis-Penn Mortgage                   $    255,636.00          11/22/2002        02/18/2005
 3054218    Davis-Penn Mortgage                   $    228,260.00          02/20/2003        07/17/2005
 0940696    Fannie Mae Multifamily                $    368,738.00          03/03/2003        06/10/2005
 3025800    Zurich Insurance Company              $    975,000.00          03/03/2003        04/15/2005
 3058548    St. Paul Fire and Ma                  $  5,000,000.00          08/28/2003        08/29/2005
 3058786    Davis-Penn Mortgage                   $    235,307.00          09/12/2003        07/29/2005
 3058899    U.S. Dept. of Housing                 $     25,014.44          09/16/2003        07/29/2005
 3062824    St. Paul Fire and Ma                  $  5,000,000.00          04/26/2004        05/02/2005
 3064437    Hartford Fire Insurance               $    785,000.00          07/19/2004        04/15/2005
 3065551    Davis-Penn Mortgage                   $  1,095,922.42          09/17/2004        08/15/2005
 3071534    Real Estate Collateral                $    285,851.98          11/05/2004        07/29/2005
 3071917    Fairfax County Department             $     65,400.00          11/30/2004        07/29/2005
                                                  ---------------
                                                  $ 14,320,129.84
                                                  ===============

SCHEDULE IV - AMENDED AND RESTATED CREDIT AGREEMENT
(Camden Property Trust)                                                   PAGE 1

                                   EXHIBIT A-1

                            REVOLVING PROMISSORY NOTE

$ ________________                   Dallas, Texas                ________, 2005

      FOR VALUE RECEIVED, CAMDEN PROPERTY TRUST, a Texas real estate investment trust ("Maker"), hereby promises to pay to the order of __________, a ____________ ("Lender"), in care of Administrative Agent, at its banking house in the City of Dallas, Dallas County, Texas, or at such other address given to Maker by Administrative Agent, the principal sum of _______________ and ___/100 Dollars ($________.), or so much thereof as may be advanced and outstanding, together with interest, as hereinafter described.

      This Note has been executed and delivered pursuant to the terms of that certain Amended and Restated Credit Agreement (as the same may be modified, amended, supplemented, extended or restated from time to time, the "Credit Agreement") dated January 14, 2005, executed by and among Maker, Bank of America, N.A., as Administrative Agent ("Administrative Agent"), JPMorgan Chase Bank, N.A., as Syndication Agent, Wachovia Bank, N.A. and Wells Fargo Bank, N.A., as Documentation Agents and the Lenders (which includes the payee of this Note), and is one of the notes defined therein as a "Note", the terms and provisions of the Credit Agreement related to this Note being incorporated herein by reference for all purposes. Each capitalized term used but not defined herein shall have the meaning given to such term in the Credit Agreement. The terms of the Credit Agreement shall govern in the case of any inconsistency between such terms and the terms hereof.

      Payment and performance of this Note is guaranteed by the Guarantor Subsidiaries pursuant to each Guaranty Agreement. Any holder hereof shall be entitled to all benefits and remedies and security set forth in the Credit Agreement, the Guaranty Agreements and all the other Loan Documents.

      1.    Interest and Payment.

            (a) Maturity. The principal of this Note and all accrued but unpaid interest hereon shall be due and payable in full on the Termination Date as in effect under the Credit Agreement.

            (b) Accrual of Interest. Subject to Paragraph 1(f) below, interest on this Note shall accrue at a rate per annum equal to the lesser of (i) at Maker's option, the Variable Rate or the Adjusted LIBOR Rate, subject, however, to the provisions of the Credit Agreement, or (ii) the Maximum Lawful Rate; provided, however, that as to any portion of the outstanding principal balance hereof that is not subject to an effective election of or conversion to the Adjusted LIBOR Rate in accordance with the terms of the Credit Agreement, interest on such portion of this Note shall accrue interest at the lesser of (i) the Variable Rate or (ii) the Maximum Lawful Rate. Interest on this Note shall be calculated at a daily rate equal to 1/360 of the annual percentage rate which this Note bears, subject to the provisions hereof limiting interest to the

EXHIBIT A-1 - REVOLVING PROMISSORY NOTE (Camden Property Trust)           PAGE 1

Maximum Lawful Rate. Without notice to Maker or any other Person, the Variable Rate and the Maximum Lawful Rate shall each automatically fluctuate upward and downward as and in the amount by which the Base Rate and the Maximum Lawful Rate, respectively, fluctuate, subject always to limitations contained in this Note and the Credit Agreement.

            (c) Agreements Concerning Pricing Election. Reference should be made to the provisions of Section 3.5 of the Credit Agreement concerning the terms, manner and agreements related to the interest rate elections available to Maker under this Note.

            (d) Interest Payments. Accrued interest hereon shall be due and payable as is provided in Article III of the Credit Agreement, which provides, in part, for (i) monthly payments of interest on the tenth (10th ) day of each calendar month, commencing on February 10, 2005, and continuing thereafter on the tenth (10th) day of each month during the Credit Period, and (ii) to the extent applicable, payment on the last day of each Interest Period.

            (e) Costs Due to Regulatory Changes. Maker shall indemnify Lender against and reimburse Lender for costs to Lender, as a result of any Regulatory Change, in the maintaining of any LIBOR Rate Advance as provided in the Credit Agreement.

            (f) Default Rate. After maturity of this Note or the occurrence of an Event of Default, the outstanding principal balance of this Note shall, at the option of the Lenders, bear interest at the Default Rate. Any past due principal, and to the extent permitted by law, past due interest on this Note shall bear interest, payable as it accrues on demand, for each day until paid at the Default Rate. Such interest shall continue to accrue at the Default Rate notwithstanding the entry of a judgment with respect to any of the Obligations or any other event, unless otherwise provided by law.

            (g) Maximum Lawful Rate Adjustments. If at any time the Applicable Rate shall be limited to the Maximum Lawful Rate, any subsequent reductions in the Applicable Rate shall not reduce the rate of interest on this Note below the Maximum Lawful Rate until the total amount of interest accrued equals the amount of interest which would have accrued if the Applicable Rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at the final payment of the Credit Facility, the total amount of interest paid or accrued on the Credit Facility is less than the amount of interest which would have accrued if the Applicable Rate had at all times been in effect with respect thereto, then at such time, to the extent permitted by law, Maker shall pay to Administrative Agent, for the ratable benefit of the Lenders, an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if the Applicable Rate had at all times been in effect and the amount of interest which would have accrued if the Maximum Lawful Rate had at all times been in effect, and (b) the amount of interest actually paid on the Credit Facility.

      2. Default. The occurrence of a Default or an Event of Default, under and as defined in the Credit Agreement, shall constitute, respectively, a Default or an Event of Default under this Note.

EXHIBIT A-1 - REVOLVING PROMISSORY NOTE (Camden Property Trust)           PAGE 2

      3.    Remedies.

            (a) All Remedies Available. Upon the occurrence of an Event of Default, the holder hereof, acting by and through Administrative Agent in accordance with the terms of Articles IX and X of the Credit Agreement, shall have the right to declare the entire unpaid principal balance of, and all accrued unpaid interest on, this Note at once due and payable (and upon such declaration, the same shall be at once due and payable), to foreclose any liens and security interests securing payment hereof (if any), to offset against this Note any sum or sums owed by it to Maker, and to exercise any of its other rights, powers and remedies under this Note, under the Credit Agreement or any other Loan Document, or at law or in equity.

            (b) No Waiver. Neither the failure by the holder hereof to exercise, nor delay by the holder hereof in exercising, the right to accelerate the maturity of this Note or any other right, power or remedy upon any Default or Event of Default shall be construed as a waiver of such Default or Event of Default or as a waiver of the right to exercise any such right, power or remedy at any time. No single or partial exercise by the holder hereof of any right, power or remedy shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy may be exercised at any time and from time to time. All rights and remedies provided for in this Note and in any other Loan Document are cumulative of each other and of any and all other rights and remedies existing at law or in equity, and the holder hereof shall, in addition to the rights and remedies provided herein or in any other Loan Document, be entitled to avail itself of all such other rights and remedies as may now or hereafter exist at law or in equity for the collection of the indebtedness owing hereunder, and the resort to any right or remedy provided for hereunder or under any such other Loan Document or provided for by law or in equity shall not prevent the concurrent or subsequent employment of any other appropriate rights or remedies. Without limiting the generality of the foregoing provisions, the acceptance by the holder hereof from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the rights of the holder hereof to accelerate the maturity of this Note or to exercise any other right, power or remedy at the time or at any subsequent time, or nullify any prior exercise of any such right, power or remedy, or (ii) constitute a waiver of the requirement of punctual payment and performance, or a novation in any respect.

      4.    Usury Savings Provisions.

            (a) General Limitation. Notwithstanding anything herein or in any other Loan Document, expressed or implied, to the contrary, in no event shall any interest rate charged hereunder or under any of the other Loan Documents, or any interest contracted for, collected or received by Lender or any holder hereof, exceed the Maximum Lawful Rate or the maximum amount permitted under law.

            (b) Intent of Parties. It is expressly stipulated and agreed to be the intent of Maker and Lender at all times to comply with the applicable law governing the maximum rate or amount of interest payable on or in connection with this Note. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or under any

EXHIBIT A-1 - REVOLVING PROMISSORY NOTE (Camden Property Trust)           PAGE 3
of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to this Note, or if acceleration of the maturity of this Note, any prepayment by Maker, or any other circumstance whatsoever, results in Lender having been paid any interest in excess of that permitted by applicable law, then it is the express intent of Maker and Lender that all excess amounts theretofore collected by Lender be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to Maker), and the provisions of this Note and the other applicable Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate the maturity of this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness evidenced hereby or by any other Loan Document shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Lawful Rate. The term "applicable law" as used herein shall mean the laws of the State of Texas, or DIDMCA or any other applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under the laws of the state which governs the Credit Agreement. The provisions of this paragraph shall control all agreements between Maker and Lender.

      5.    General Provisions.

            (a) Business Days. Whenever any payment shall be due under this Note on a day which is not a Business Day, the date on which such payment is due shall be extended to the next succeeding Business Day, and such extension of time shall be included in the computation of the amount of interest then payable.

            (b) Manner of Payment. The manner in which payments are to be made on this Note shall be governed by the provisions hereof and the Credit Agreement, including without limitation Article III of the Credit Agreement.

            (c) Prepayments. Voluntary prepayments may be made on this Note subject to and in accordance with Section 3.6 of the Credit Agreement. A principal payment may be required on this Note from time to time subject to and in accordance with Section 3.2(b) of the Credit Agreement.

            (d) Application of Payments. All payments made on this Note shall be applied in accordance with Sections 3.6, 3.9 and 9.9 of the Credit Agreement, as applicable. Nothing herein shall limit or impair any rights of any holder hereof to apply as provided in the Loan Documents any past due payments or other collections after default. Except to the extent specific provisions are set forth in this Note or another Loan Document with respect to application of payments, all payments received by the holder hereof shall be applied, to the extent thereof, to the indebtedness owing by Maker to the holder hereof in such order and

EXHIBIT A-1 - REVOLVING PROMISSORY NOTE (Camden Property Trust)           PAGE 4
manner as the Lenders shall deem appropriate, any instructions from Maker or anyone else to the contrary notwithstanding.

            (e) Costs of Collection. If any holder of this Note retains an attorney in connection with any default or at maturity or to collect, enforce or defend this Note or any other Loan Document in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Maker sues any holder of this Note in connection with this Note or any other Loan Document and does not prevail, then Maker agrees to pay to each such holder, in addition to principal and interest, all costs and expenses incurred by such holder in trying to collect this Note or in any such suit or proceeding, including reasonable attorneys' fees.

            (f) Waivers and Acknowledgments. Maker and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally (i) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notice (except only for any notice that is specifically required by the terms of the Credit Agreement or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any security herefor; (ii) agree to any substitution, subordination, exchange or release of any party primarily or secondarily liable hereon or any security that may ever be given; (iii) agree that the holder hereof shall not be required first to institute suit or exhaust its remedies against Maker or others liable or to become liable hereon or to enforce its rights against them or any security herefor; (iv) consent to any extension or postponement of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and (v) submit (and waive all rights to object) to personal jurisdiction in the State of Texas, and venue in Harris County, Texas, for the enforcement of any and all obligations under the Loan Documents.

            (g) Amendments in Writing. This Note may not be changed, amended or modified except in a writing expressly intended for such purpose and executed by the party against whom enforcement of the change, amendment or modification is sought.

            (h) Notices. Any notice required or which any party desires to give under this Note shall be given and effective as provided in Section 11.2 of the Credit Agreement.

            (i) Assignments/Participations. Maker acknowledges and agrees that the holder of this Note may, at any time and from time to time, assign all or a portion of its interest in the Credit Facility or transfer to any Person a participation interest in the Credit Facility, subject to and in accordance with the terms and conditions of the Credit Agreement, including Section 11.10 thereof.

            (j) Successors and Assigns. All of the covenants, stipulations, promises and agreements contained in this Note by or on behalf of Maker shall bind its successors and assigns and shall be for the benefit of Lender and any holder hereof, and its successors and assigns, whether so expressed or not, subject, however, to the provisions of Section 11.10 of the Credit Agreement.

EXHIBIT A-1 - REVOLVING PROMISSORY NOTE (Camden Property Trust)           PAGE 5

            (k) Time of the Essence. Time shall be of the essence in this Note with respect to all of Maker's obligations hereunder.

            (l) GOVERNING LAW. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY TEXAS LAW, EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW APPLIES PURSUANT TO SECTION 11.8 OF THE CREDIT AGREEMENT OR OTHERWISE.

            (m) INTEGRATION. THIS NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      IN WITNESS WHEREOF, Maker has duly executed this Note as of the date first above written.

                                     MAKER:

                                     CAMDEN PROPERTY TRUST, a Texas real estate investment trust

                                     By: _______________________________________
                                     Name: _____________________________________
                                     Title: ____________________________________

EXHIBIT A-1 - REVOLVING PROMISSORY NOTE (Camden Property Trust)           PAGE 6

                                   EXHIBIT A-2

$____________                       Dallas, Texas                         (Date)

                              COMPETITIVE BID NOTE

      FOR VALUE RECEIVED, CAMDEN PROPERTY TRUST, a Texas real estate investment trust ("Maker") hereby promises to pay to the order of ________________________ ("Lender") the aggregate unpaid principal amount of all Competitive Bid Loans made by Lender to Maker pursuant to each Competitive Bid Acceptance Notice, in immediately available funds at the main Dallas, Texas office of Bank of America, N.A., a national banking association, as Administrative Agent under the Credit Agreement (hereinafter defined), together with interest on the unpaid principal amount hereof at the rates and on the dates included in each Competitive Bid Acceptance Notice. Maker shall pay the principal of and accrued and unpaid interest on each Competitive Bid Loan as indicated in each Competitive Bid Acceptance Notice and Section 2.3 of the Credit Agreement.

      This Note is being executed and delivered pursuant to the terms of that certain Amended and Restated Credit Agreement (as the same may be modified, amended, supplemented, extended or restated from time to time, the "Credit Agreement"), dated January 14, 2005, executed by and among Maker, Bank of America, N.A., as Administrative Agent ("Administrative Agent"), JPMorgan Chase Bank, N.A., as Syndication Agent, Wachovia Bank, N.A. and Wells Fargo Bank, N.A., as Documentation Agents, and the Lenders (which includes the payee of this Note), and is one of the notes defined therein as a "Competitive Bid Note", the terms and provisions of the Credit Agreement related to this Note being incorporated herein by reference for all purposes. Each capitalized term used but not defined herein shall have the meaning given to such term in the Credit Agreement. The terms of the Credit Agreement shall govern in the case of any inconsistency between such terms and the terms hereof.

      Lender may from time to time submit to Maker a Competitive Bid Quote pursuant to Section 2.3 of the Credit Agreement. In the event that Maker accepts all or a portion of the offer reflected in any such Competitive Bid Quote pursuant to the terms of a Competitive Bid Acceptance Notice, this Note shall evidence the indebtedness created by the applicable Competitive Bid Loan and Maker's obligations to pay same in accordance with the terms of the respective Competitive Bid Acceptance Notice and the Credit Agreement.

      Lender shall, and is hereby authorized to, record on each Schedule attached hereto for each Competitive Bid Loan made by Lender, or to otherwise record in accordance with its usual practice, the date and amount of each Competitive Bid Loan made by Lender and the date and amount of each principal and/or interest payment thereon, provided that Lender's failure to do so shall not absolve Maker of its obligations hereunder or under any other Loan Document or in any way affect Maker's obligations to pay all principal of and accrued interest on each Competitive Bid Loan.

EXHIBIT A-2 - COMPETITIVE BID NOTE (Camden Property Trust)                PAGE 1

      Payment and performance of this Note is guaranteed pursuant to each Guaranty Agreement. Any holder shall be entitled to all benefits and remedies set forth in the Credit Agreement, the Guaranty Agreements and all the other Loan Documents.

      1. Default. The occurrence of a Default or an Event of Default, under and as defined in the Credit Agreement, shall constitute, respectively, a Default or an Event of Default under this Note.

      2.    Remedies.

            (a) All Remedies Available. Upon the occurrence of an Event of Default, the holder hereof, acting by and through Administrative Agent in accordance with the terms of Articles IX and X of the Credit Agreement, shall have the right to declare the entire unpaid principal balance of, and all accrued unpaid interest on, this Note at once due and payable (and upon such declaration, the same shall be at once due and payable), to foreclose any liens and security interests securing payment hereof (if any), to offset against this Note any sum or sums owed by it to Maker, and to exercise any of its other rights, powers and remedies under this Note, under the Credit Agreement or any other Loan Document, or at law or in equity.

            (b) No Waiver. Neither the failure by the holder hereof to exercise, nor delay by the holder hereof in exercising, the right to accelerate the maturity of this Note or any other right, power or remedy upon any Default or Event of Default shall be construed as a waiver of such Default or Event of Default or as a waiver of the right to exercise any such right, power or remedy at any time. No single or partial exercise by the holder hereof of any right, power or remedy shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy may be exercised at any time and from time to time. All rights and remedies provided for in this Note and in any other Loan Document are cumulative of each other and of any and all other rights and remedies existing at law or in equity, and the holder hereof shall, in addition to the rights and remedies provided herein or in any other Loan Document, be entitled to avail itself of all such other rights and remedies as may now or hereafter exist at law or in equity for the collection of the indebtedness owing hereunder, and the resort to any right or remedy provided for hereunder or under any such other Loan Document or provided for by law or in equity shall not prevent the concurrent or subsequent employment of any other appropriate rights or remedies. Without limiting the generality of the foregoing provisions, the acceptance by the holder hereof from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the rights of the holder hereof to accelerate the maturity of this Note or to exercise any other right, power or remedy at the time or at any subsequent time, or nullify any prior exercise of any such right, power or remedy, or (ii) constitute a waiver of the requirement of punctual payment and performance, or a novation in any respect.

      3.    Usury Savings Provisions.

            (a) General Limitation. Notwithstanding anything herein or in any other Loan Document, expressed or implied, to the contrary, in no event shall any interest rate charged

EXHIBIT A-2 - COMPETITIVE BID NOTE (Camden Property Trust)                PAGE 2
hereunder or under any of the other Loan Documents, or any interest contracted for, collected or received by Lender or any holder hereof, exceed the Maximum Lawful Rate or the maximum amount permitted under law.

            (b) Intent of Parties. It is expressly stipulated and agreed to be the intent of Maker and Lender at all times to comply with the applicable law governing the maximum rate or amount of interest payable on or in connection with this Note. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to this Note, or if acceleration of the maturity of this Note, any prepayment by Maker, or any other circumstance whatsoever, results in Lender having been paid any interest in excess of that permitted by applicable law, then it is the express intent of Maker and Lender that all excess amounts theretofore collected by Lender be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to Maker), and the provisions of this Note and the other applicable Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate the maturity of this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness evidenced hereby or by any other Loan Document shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Lawful Rate. The term "applicable law" as used herein shall mean the laws of the State of Texas, or DIDMCA or any other applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under the laws of the state which governs the Credit Agreement. The provisions of this paragraph shall control all agreements between Maker and Lender.

      4. Costs of Collection. If any holder of this Note retains an attorney in connection with any default or at maturity or to collect, enforce or defend this Note or any other Loan Document in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Maker sues any holder of this Note in connection with this Note or any other Loan Document and does not prevail, then Maker agrees to pay to each such holder, in addition to principal and interest, all costs and expenses incurred by such holder in trying to collect this Note or in any such suit or proceeding, including reasonable attorneys' fees.

      5. Amendments in Writing. This Note may not be changed, amended or modified except in a writing expressly intended for such purpose and executed by the party against whom enforcement of the change, amendment or modification is sought.

      6. Assignments/Participations. Maker acknowledges and agrees that the holder of this Note may, at any time and from time to time, assign all or a portion of its interest in the Credit Facility or transfer to any Person a participation interest in the Credit Facility, subject to

EXHIBIT A-2 - COMPETITIVE BID NOTE (Camden Property Trust)                PAGE 3
and in accordance with the terms and conditions of the Credit Agreement, including Section 11.10 thereof.

      7. Successors and Assigns. All of the covenants, stipulations, promises and agreements contained in this Note by or on behalf of Maker shall bind its successors and assigns and shall be for the benefit of Lender and any holder hereof, and its successors and assigns, whether so expressed or not, subject, however, to the provisions of Section 11.10 of the Credit Agreement.

      THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY TEXAS LAW, EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW APPLIES PURSUANT TO SECTION
11.8 OF THE CREDIT AGREEMENT OR OTHERWISE.

      Time shall be of the essence in this Note with respect to all of Maker's obligations hereunder.

      THIS NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

      THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      IN WITNESS WHEREOF, Maker has duly executed this Note as of the date first above written.

                                     MAKER:

                                     CAMDEN PROPERTY TRUST, a Texas real estate investment trust

                                     By: _______________________________________
                                     Name: _____________________________________
                                     Title: ____________________________________

EXHIBIT A-2 - COMPETITIVE BID NOTE (Camden Property Trust)                PAGE 4

                                  SCHEDULE [I]
                                       TO
                 COMPETITIVE BID NOTE OF CAMDEN PROPERTY TRUST,
                               PAYABLE TO [LENDER]
                           DATED ____________, _______

_____ Competitive Bid Pricing Loan/_____ Competitive Bid Fixed Rate Loan (check one)

         Made on ___________, _______.      Principal Amount $_____________

Payment Date      Principal Amount Paid        Interest Paid      Unpaid Balance
------------      ---------------------        -------------      --------------

EXHIBIT A-2 - COMPETITIVE BID NOTE (Camden Property Trust)                PAGE 5

                                   EXHIBIT A-3
                                 SWINGLINE NOTE

$______________                                                     ___(Date)___

      CAMDEN PROPERTY TRUST (the "Borrower"), promises to pay to the order of BANK OF AMERICA, N.A., a national banking association (the "Lender"), the lesser of the principal sum of ___________________ and No/100 Dollars ($____________)
or the aggregate principal amount of all Swingline Advances made by Lender to the Borrower pursuant to the Credit Agreement (as hereinafter defined), in immediately available funds at the main Dallas, Texas office of the Administrative Agent (as defined in the Credit Agreement), together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Credit Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Swingline Advances in full on demand by Lender, but in any event on or before the Termination Date.

      The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Swingline Advance and the date and amount of each principal payment hereunder, provided that its failure to do so shall not absolve the Borrower of its obligations hereunder or under any other Loan Document.

      This Note is the Swingline Note issued pursuant to, and is entitled to the benefits of, the Amended and Restated Credit Agreement dated as of January 14, 2005 (which, as it may be amended or modified and in effect from time to time, is herein called the "Credit Agreement"), among the Borrower, the lenders parties thereto, including without limitation the Lender, Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, Wachovia Bank, N.A. and Wells Fargo Bank, N.A., as Documentation Agents, to which Credit Agreement reference is hereby made for a statement of terms and conditions governing this Note, including, without limitation, the interest rate to be paid hereunder and the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is guaranteed pursuant to the Guaranty Agreements. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Credit Agreement.

      THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF TEXAS, BUT GIVING EFFECT TO FEDERAL LAW APPLICABLE TO NATIONAL BANKS.

EXHIBIT A-3 - SWINGLINE NOTE (Camden Property Trust)                      PAGE 1

                                     MAKER:

                                     CAMDEN PROPERTY TRUST, a Texas real estate investment trust

                                     By: _______________________________________
                                     Name: _____________________________________
                                     Title: ____________________________________

EXHIBIT A-3 - SWINGLINE NOTE (Camden Property Trust)                      PAGE 2

                 SCHEDULE OF ADVANCES AND PAYMENTS OF PRINCIPAL
                                       TO
                    SWINGLING NOTE OF CAMDEN PROPERTY TRUST.

              Principal Amount of      Principal Amount          Unpaid
Date            Swingline Loan              Paid                 Balance
----          -------------------      ----------------          -------

EXHIBIT A-3 - SWINGLINE NOTE (Camden Property Trust)                      PAGE 3

                                    EXHIBIT B

                      REQUEST FOR ADVANCE/LETTER OF CREDIT

      This Request for Advance/Letter of Credit is being delivered by Camden Property Trust ("Borrower") pursuant to that certain Amended and Restated Credit Agreement (the "Credit Agreement"), dated as of January 14, 2005, executed by Borrower, Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, Wachovia Bank, N.A. and Wells Fargo Bank, N.A., as Documentation Agents, and the Lenders, as therein defined. Unless defined herein or indicated otherwise, each capitalized term used herein shall have the meaning given to such term in the Credit Agreement.

            1.    Advance.

                  (a) The aggregate Advance requested hereby is for an amount equal to $_______________. Borrower requests that the proceeds of such Advance be wired to ___________________ or deposited in ___________________. Borrower represents and warrants to Lenders that the Advance herein requested does not exceed the amount which Borrower is entitled to receive pursuant to Section 2.1 (or any other provisions) of the Credit Agreement.

                  (b) Borrower requests that of the Advance requested hereby, $_____________ bear the Applicable LIBOR Rate. With respect to the LIBOR Rate Advance, the Interest Period shall be _____ months, with the Effective Date being
                        ____________________.

            2. Swingline Advance. Borrower hereby requests a Swingline Advance in an amount equal to $____________.

            3. Letter of Credit. Borrower hereby requests that the Fronting Bank issue a Letter of Credit in the amount of $____________, with a term of __________, and ____________ as the beneficiary thereof.

            4. Representations and Warranties. Borrower hereby certifies, represents and warrants to Administrative Agent and the Lenders that:

                  (a) This Request for Advance has been duly authorized by all necessary action on the part of Borrower.

                  (b) The representations and warranties contained in the Credit Agreement and the other Loan Documents remain true and correct on and as of the date hereof with the same force and effect as though made on the date hereof (except with respect to those representations and warranties which are made as of a particular date).

EXHIBIT B - REQUEST FOR ADVANCE (Camden Property Trust)                   PAGE 1

                  (c) No Default or Event of Default has occurred and is continuing, and the making of the Advance, Swingline Advance and/or Letter of Credit requested hereby shall not constitute a Default or Event of Default.

                  (d) The proceeds of the Advance, Swingline Advance and/or Letter of Credit herein requested will not be used in violation of any provision of the Credit Agreement or any other Loan Document.

            5. Non-Waiver. Borrower acknowledges and agrees that the making of the Advance or Swingline Advance or issuance of Letter of Credit requested hereby shall not (a) constitute a waiver of any condition precedent to the obligation of the Lenders to make further Advances or Swingline Advances or issue Letters of Credit or (b) preclude the Lenders from thereafter declaring the failure of Borrower to satisfy all such conditions precedent to be a Default.

            6. Maximum Available Amount. Attached hereto is a true and correct schedule showing the Maximum Available Amount after giving effect to the Advance, Swingline Advance and/or Letter of Credit requested hereby.

EXECUTED as of _____________, _____.

                                            BORROWER:

                                            CAMDEN PROPERTY TRUST, a Texas real
                                            estate investment trust

                                            By: ______________________________
                                            Name: ____________________________
                                            Title: ___________________________

EXHIBIT B - REQUEST FOR ADVANCE (Camden Property Trust)                   PAGE 2

                                    EXHIBIT C

                            CERTIFICATE OF COMPLIANCE

      This Certificate is being delivered pursuant to that certain Amended and Restated Credit Agreement dated as of January 14, 2005 (the "Credit Agreement"), among Camden Property Trust ("Borrower), Bank of America, N.A., as administrative agent ("Administrative Agent"), JPMorgan Chase Bank, N.A., as syndication agent, Wachovia Bank, N.A. and Wells Fargo Bank, N.A., as documentation agents, and the lenders (the "Lenders") named in the Credit Agreement. All terms used but not defined herein shall have the meanings set forth in the Credit Agreement. This Certificate is submitted on a quarterly basis on or before the fiftieth (50th) day following the end of Borrower's fiscal quarter for the period ended ___________ ___, _______. The undersigned hereby further certifies to the following as of the date set forth below:

      1. The representations and warranties of Borrower and the Guarantor Subsidiaries under the Credit Agreement are true and complete in all material respects as of the date hereof (except with respect to those representations and warranties which are made as of a particular date).

      2. No event has occurred which constitutes a Default or Event of Default.

      3. As of __________________, _____ (being the last day of Borrower's most recently ended fiscal quarter), Borrower and its Consolidated Subsidiaries are in compliance with the financial covenants contained in Sections 5.1, 8.1, 8.2, 8.3 and 8.4 of the Credit Agreement, and the following information is true, accurate and complete as of such date:

            A.    Pertinent Information

                  1.    Gross Asset Value of Unencumbered Properties is $______.

                  2.    Total Unsecured Debt is $__________.

                  3.    Unencumbered Adjusted NOI is $_________.

                  4. Consolidated Interest Expense attributable solely to Total Unsecured Debt is $______.

                  5.    Total Consolidated Debt is $_________.

                  6.    Gross Asset Value is $________.

                  7.    Secured Indebtedness is $________.

                  8.    Secured Recourse Debt is $________.

                  9.    Consolidated EBITDA is $________.

EXHIBIT C - CERTIFICATE OF COMPLIANCE (Camden Property Trust)             PAGE 1

                  10.   Fixed Charges are $_________.

                  11. Attached hereto is a list of the Unencumbered Properties showing total units, occupancy rate, Unencumbered Adjusted NOI, and Gross Asset Value among other information.

            B.    Covenants

                  1.    The aggregate amount of Liens described in subsection
                        (h) of the definition of Permitted Liens that the Pool has is $________.

                  2. The aggregate occupancy level of the Unencumbered Properties in the Pool, other than the Development Properties, based on bona fide tenant leases requiring current rent payments is ______%.

                  3. The Gross Asset Value of Unencumbered Properties is ______% of the Total Unsecured Debt.

                  4. The percent of Gross Asset Value of Unencumbered Properties attributable to Development Properties is ______%.

                  5. The ratio of (a) Unencumbered Adjusted NOI to (b) the portion of the Consolidated Interest Expense attributable solely to Total Unsecured Debt is ____ to 1.00.

                  6.    The Consolidated Net Worth is $_______.

                  7. The ratio of (a) Total Consolidated Debt excluding Debentures to (b) Gross Asset Value is _____ to 1.0.

                  8. The ratio of (a) Secured Indebtedness to (b) Gross Asset Value is ____ to 1.0.

                  9. The ratio of (a) Secured Recourse Debt to (b) Secured Indebtedness is ____ to 1.0.

                  10. The ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense is ____ to 1.00.

                  11. The ratio of (a) Consolidated EBITDA to (b) Fixed Charges is ____ to 1.00.

      4. I hereby certify that I am the duly elected Chief Financial Officer (or other duly Authorized Officer permitted under the Credit Agreement) of Borrower. I hereby further certify, in my capacity as the Chief Financial Officer (or such other Authorized Officer as indicated below) of Borrower, that the information set forth herein and on the attachments hereto is true

EXHIBIT C - CERTIFICATE OF COMPLIANCE (Camden Property Trust)             PAGE 2
and correct in all material respects to the best of my knowledge and prepared in accordance with GAAP.

      5. If this Certificate is being delivered in connection with the fiscal year-end financial statements of Borrower, I hereby certify that, to the best of my knowledge and belief, the financial statements of Borrower being delivered herewith fairly reflect the financial condition of Borrower and its Consolidated Subsidiaries and the results of Borrower's and its Consolidated Subsidiaries' operations as of the date of delivery of such financial statements.

      IN WITNESS WHEREOF, I have executed this Certificate as of the ______ day of _________________, _______.

                                        _____________________________
                                        Title:

EXHIBIT C - CERTIFICATE OF COMPLIANCE (Camden Property Trust)             PAGE 3

                                    EXHIBIT D

                            ASSIGNMENT AND ACCEPTANCE

      This ASSIGNMENT AND ACCEPTANCE is made and entered into effective as of the __ day of ____________, _____, by and between ________________ ("Assignor"), and ________________ ("Assignee").

                                R E C I T A L S:

      I. Pursuant to the terms and provisions of that certain Amended and Restated Credit Agreement (as amended from time to time, the "Credit Agreement") dated as of January 14, 2005, executed by and among Camden Property Trust, a Texas real estate investment trust ("Borrower"), Bank of America, N.A., a national banking association, as Administrative Agent ("Administrative Agent"), JPMorgan Chase Bank, N.A., as Syndication Agent, Wachovia Bank, N.A. and Wells Fargo Bank, N.A., as Documentation Agents, and the lenders (collectively, the `Lenders") from time to time party to the Credit Agreement, a revolving credit facility (the "Credit Facility") was made available to Borrower. Each capitalized term defined in the Credit Agreement and used herein without definition shall have the same meaning assigned to such term in the Credit Agreement.

      II. Assignor has a Commitment under the Credit Facility in the amount of $________, and owns and holds a ____ % Commitment Percentage in the Credit Facility, and, therefore, has an interest the Credit Agreement, and all of the other Loan Documents, as one of the Lenders thereunder, as more particularly set forth therein.

      III. Assignor desires to assign to Assignee a _____________ percent (_________%) interest in all of Assignor's right, title and interest in, to and under the Credit Facility, and a proportionate interest in the Credit Agreement and all of the other Loan Documents.

      NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Assignor and Assignee hereby covenant and agree as follows:

      1. Assignor has SOLD, ASSIGNED, TRANSFERRED and CONVEYED, and by these presents does hereby SELL, ASSIGN, TRANSFER and CONVEY, unto Assignee as of the Assignment Date (hereinafter defined) a _________
            percent (     %) interest in all of Assignor's rights, interests and
            obligations as a Lender under the Credit Agreement and all of the other Loan Documents (the "Assigned Interest").

Assignee hereby assumes all obligations of Assignor with respect to the Assigned Interest.

Assignor hereby represents and warrants to Assignee that Assignor (a) is the legal and beneficial owner of the Assigned Interest and (b) is legally authorized to enter into this Assignment and Acceptance.

EXHIBIT D - ASSIGNMENT AND ACCEPTANCE (Camden Property Trust)             PAGE 1

Assignee hereby confirms and acknowledges that, except as specifically set forth herein, Assignor: (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant thereto, other than that Assignor is the legal and beneficial owner of the Assigned Interest and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to the value or condition of, or title to, any of the Property, or the financial condition of Borrower or any of the Guarantor Subsidiaries; and (iii) makes no representation or warranty and assumes no responsibility with respect to the performance or observance by Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto.

Assignor hereby requests that Administrative Agent exchange Assignor's Note and Competitive Bid Note, respectively, as follows:

                     NOTE

                Note Payable to
                 the Order of:                   Amount of Note
                   [Assignor]                     $___________

                   [Assignee]                     $___________

                           COMPETITIVE BID NOTE

                   [Assignor]                     $___________

                   [Assignee]                     $___________

Assignee hereby represents and warrants that Assignee (a) is legally authorized to enter into this Assignment and Acceptance, and (b) is an Eligible Assignee.

Assignee hereby: (i) appoints Administrative Agent as the Administrative Agent under the Credit Agreement and the other Loan Documents and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to Administrative Agent by the terms thereof; (ii) confirms that it has received a copy of the Credit Agreement and other Loan Documents, together with copies of such financial statements of Borrower and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon Assignor, any other Lender, Administrative Agent or any other Person, and based on such

EXHIBIT D - ASSIGNMENT AND ACCEPTANCE (Camden Property Trust)             PAGE 2
documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, subject to and in accordance with Article X of the Credit Agreement;
(iv) agrees with Assignor for the benefit of Administrative Agent, each other Lender and Borrower and any other Person that it will perform all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender thereunder, and that it shall be liable directly to Assignor, Administrative Agent, Borrower, each other Lender or any other Person for the performance of such obligations; and (v) agrees not to disclose any financial information of the Borrower or other confidential information regarding the Credit Facility as and to the extent provided in Section 7.3 of the Credit Agreement.

The effective date of this Assignment and Acceptance shall be ________ __, ____ (the "Assignment Date"), determined in accordance with Section 11.10(c) of the Credit Agreement. Following the execution of this Assignment and Acceptance, each party hereto and each Person consenting hereto shall deliver its duly executed counterpart hereof to Administrative Agent for acceptance and recording in the Register by Administrative Agent.

As of the Assignment Date, (i) Assignee shall be a "Lender" under the Loan Documents and, to the extent provided in this Assignment and Acceptance and subject to the terms of Article X of the Credit Agreement, shall have the rights and obligations of a Lender thereunder, and (ii) Assignor shall, with respect only to the Assigned Interest, relinquish its rights and be released from its obligations under the Loan Documents, subject to Section 11.10 of the Credit Agreement.

In accordance with Section 11.10 (a) (iv) of the Credit Agreement, Assignor and Assignee agree to pay Administrative Agent a processing fee in the sum of $3,500.00, together with any legal fees of Administrative Agent incurred in connection with this Assignment.

Upon acceptance and recording of this Assignment and Acceptance, from and after the Assignment Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to Assignee.

If Assignee is organized under the laws of a jurisdiction outside the United States, it hereby represents that it has delivered to Assignor and Administrative Agent completed and signed copies of any forms that may be required by the United States Internal Revenue Service in order to certify Assignee's exemption from United States withholding taxes with respect to any payment or distributions made or to be made to Assignee with respect to the Credit Facilities or under the Credit Agreement or such other documents as are necessary to indicate that all such payments or distributions are subject to such taxes at a rate reduced by an applicable tax treaty.

This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Texas, without giving effect to the conflict of laws principles thereof.

This Assignment and Acceptance may be executed in any number of counterparts which shall together constitute but one and the same agreement.

EXHIBIT D - ASSIGNMENT AND ACCEPTANCE (Camden Property Trust)             PAGE 3

                         [REMAINDER OF PAGE LEFT BLANK -

                              SIGNATURES TO FOLLOW]

EXHIBIT D - ASSIGNMENT AND ACCEPTANCE (Camden Property Trust)             PAGE 4

      IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Acceptance as of the date first above written.

                                            ASSIGNOR:

                                            By: ________________________________
                                            Name: ______________________________
                                            Title: _____________________________

Address of Assignee:                        ASSIGNEE:

____________________________________        By: ________________________________
____________________________________        Name: ______________________________
Fax No.: ___________________________        Title: _____________________________

ACKNOWLEDGED and ACCEPTED as of

the _____ day of _________, ____.

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.,
as Administrative Agent

By: ________________________________
Name: ______________________________
Title: _____________________________

BORROWER:

CAMDEN PROPERTY TRUST, a Texas real estate investment trust

By: ________________________________
Name: ______________________________
Title: _____________________________

EXHIBIT D - ASSIGNMENT AND ACCEPTANCE (Camden Property Trust)             PAGE 5

                                   EXHIBIT E-1

                          COMPETITIVE BID QUOTE REQUEST
                                (Section 2.3(b))

                                                               _________________
                                                                          (Date)

To:   Bank of America, N.A.., as
      administrative agent (the "Administrative Agent")

From: Camden Property Trust ("Borrower")

Re: Amended and Restated Credit Agreement (as the same may be modified, amended, supplemented, extended or restated from time to time, the "Credit Agreement") dated January 14, 2005, executed by and among Borrower, Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, Wachovia Bank, N.A. and Wells Fargo Bank, N.A., as Documentation Agents, and the Lenders.

      1. Capitalized terms used herein have the meanings assigned to them in the Credit Agreement.

We hereby give notice pursuant to Section 2.3(b) of the Credit Agreement that we request Competitive Bid Quotes for the following proposed Competitive Bid Advance(s):

            A.    _________ Competitive Bid Pricing Loan [check if applicable]

                  Borrowing Date:

                  Principal Amount(1)                 Interest Period(2)

            B. _________ Competitive Bid Fixed Rate Loan [check if applicable]

                  Borrowing Date: _______________, _______

                  Principal Amount(1)                 Term(3)

Competitive Bid Quotes for a Competitive Bid Pricing Loan should offer a Competitive Bid Margin. Competitive Bid Quotes for a Competitive Bid Fixed Rate Loan should offer a fixed rate of interest for the term.

----------------------

(1) Amount must be at least US $10,000,000 and an integral multiple of US $1,000,000.

(2) Fourteen days or one, two, three, four, five or six months, subject to the provisions of the definition of Interest Period

(3)   Not longer than six months.

EXHIBIT E-1 - COMPETITIVE BID QUOTE REQUEST (Camden Property Trust)       PAGE 1

Upon acceptance by the undersigned of any or all of the Competitive Bid Advances offered by any of the Lenders in response to this request, the undersigned shall be deemed to affirm as of the Borrowing Date thereof the representations and warranties made in Article VI of the Credit Agreement and that all conditions specified in Section 4.2 of the Credit Agreement have been satisfied.

                                      CAMDEN PROPERTY TRUST,
                                      a Texas real estate investment trust

                                      By: _____________________________
                                      Name: ___________________________
                                      Title: __________________________

EXHIBIT E-1 - COMPETITIVE BID QUOTE REQUEST (Camden Property Trust)       PAGE 2

                                   EXHIBIT E-2

                      INVITATION FOR COMPETITIVE BID QUOTES
                                (Section 2.3(c))

                                                      __________________________
                                                                          (Date)

To:   Each of the Lenders party to the
      Credit Agreement referred to below

Re:   Invitation for Competitive Bid Quotes to
      Camden Property Trust ("Borrower")

      Pursuant to Section 2.3 of that certain Amended and Restated Credit Agreement (as the same may be modified, amended, supplemented, extended or restated from time to time, the "Credit Agreement") dated January 14, 2005, executed by and among Borrower, Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, Wachovia Bank, N.A. and Wells Fargo Bank, N.A., as Documentation Agents, and the Lenders, (defined therein) we are pleased on behalf of the Borrower to invite you to submit Competitive Bid Quotes to the Borrower for the following proposed Competitive Bid Advance(s):

      A.    _____ Competitive Bid Pricing Loan [check if applicable]

            Borrowing Date: _______________, ______,

Principal Amount                     Interest Period
----------------                     ---------------

      B.    _____ Competitive Bid Fixed Rate Loan [check if applicable]

            Borrower Date: ________________, ______

Principal Amount                     Term
---------------                      ----

      Such Competitive Bid Quotes should offer a Competitive Bid Margin or a fixed interest rate, as applicable. Your Competitive Bid Quote must comply with
Section 2.3(d) of the Credit Agreement and the foregoing.

      Capitalized terms used herein have the meanings assigned to them in the Credit Agreement

      Please respond to this invitation by no later than [____ p.m.] [_____.m.] (Dallas, Texas time) on , .

EXHIBIT E-2 - INVITATION FOR COMPETITIVE BID QUOTES
(Camden Property Trust)                                                   PAGE 1

                                            BANK OF AMERICA, N.A.,
                                            as Administrative Agent

                                            By: ____________________________
                                            Name: __________________________
                                            Title: _________________________

EXHIBIT E-2 - INVITATION FOR COMPETITIVE BID QUOTES
(Camden Property Trust)                                                   PAGE 2

                                   EXHIBIT E-3

                              COMPETITIVE BID QUOTE
                                (Section 2.3(d))

To:   Bank of America, N.A.,
      as Administrative Agent

Re:   Competitive Bid Quote to Camden Property Trust ("Borrower")

      In response to your invitation on behalf of the Borrower dated _________ we hereby make the following Competitive Bid Quote pursuant to Section 2.3(d) of the Credit Agreement hereinafter referred to and on the following terms:

1.    Quoting Lender:

2.    Person to contact at Quoting Lender:

3.    Borrowing Date: _____________________________(1)

4.    A.    We hereby offer to make Competitive Bid Pricing Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

Principal            Interest              Competitive
Amount(2)            Period(3)            Bid Margin(4)
---------            ---------            -------------

      B. We hereby offer to make Competitive Bid Fixed Rate Loan(s) in the following principal amounts, for the following term at the following rates:

Principal            Term/Maturity
Amount(2)                Date(5)          Interest Rate(6)
---------            --------------       ----------------

-------------------------

(1)   As specified in the related Invitation For Competitive Bid Quotes.

(2) Principal amount bid for each Interest Period or term may not exceed the principal amount requested. Bids must be made for at least $5,000,000 and an integral multiple of $1,000,000.

(3) Fourteen days, one, two, three, four, five or six months, as specified in the related Invitation for Competitive Bid Quotes.

(4) Competitive Bid Margin over or under the Applicable LIBOR Rate (excluding the LIBOR Margin) determined for the applicable Interest Period. Specify percentage (rounded to the nearest 1/100 of 1%) and specify whether "PLUS" or "MINUS".

(5)   Any period of days up to six months

(6)   Specify fixed per annum interest rate.

EXHIBIT E-3 - COMPETITIVE BID QUOTES (Camden Property Trust)              PAGE 1

      We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in that certain Amended and Restated Credit Agreement (as the same may be modified, amended, supplemented, extended or restated from time to time, the "Credit Agreement") dated , executed by and among Borrower, Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, Wachovia Bank, N.A. and Wells Fargo Bank, N.A., as Documentation Agents, and the Lenders, irrevocably obligates us to make the Competitive Bid Loan(s) for which any offer(s) are accepted, in whole or in part. Capitalized terms used herein and not otherwise defined herein shall have their meanings as defined in the Credit Agreement.

                                              Very truly yours,

                                              [NAME OF LENDER]

                                              By: _____________________________
                                              Title: __________________________

EXHIBIT E-3 - COMPETITIVE BID QUOTES (Camden Property Trust)              PAGE 2

                                    EXHIBIT F

                                    Guaranty

EXHIBIT F - CONTRIBUTION AND INDEMNIFICATION AGREEMENT
(Camden Property Trust)                                            PAGE 1

                                    EXHIBIT G

                   CONTRIBUTION AND INDEMNIFICATION AGREEMENT

      THIS CONTRIBUTION AND INDEMNIFICATION AGREEMENT (this "Agreement"), dated as of January 14, 2005, is made and executed by and among CAMDEN PROPERTY TRUST, a Texas real estate investment trust ("Borrower"), each of the GUARANTOR SUBSIDIARIES of Borrower listed on the signature pages hereof or on any supplements or amendments to this Agreement as listed on Schedule A hereto, as Schedule A is amended and supplemented at any time and from time to time to include additional Guarantor Subsidiaries of Borrower as a party hereto (each such Guarantor Subsidiary now or hereafter becoming a party to this Agreement being referred to herein individually as a "Guarantor Subsidiary" and collectively as the "Guarantor Subsidiaries"), and Bank of America, N.A., a national banking association ("Administrative Agent"), as Administrative Agent for and on behalf of all Lenders from time to time party to that certain Credit Agreement (as modified, amended, supplemented or restated from time to time, the "Credit Agreement") of even date herewith, by and among Borrower, Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, Wachovia Bank, N.A. and Wells Fargo Bank, N.A., as Documentation Agents, and various lenders from time to time party thereto (the "Lenders"). Each of the Guarantor Subsidiaries and Borrower are hereinafter sometimes referred to individually as a "Credit Party," and collectively as the "Credit Parties." Capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

                                   WITNESSETH:

      WHEREAS, each of the Guarantor Subsidiaries desires to protect itself against any event whereby it would be held liable under its guaranty thereof or otherwise for the indebtedness and obligations of any one or more of the Credit Parties under the Credit Agreement and the other Loan Documents, other than to the extent of the benefit received by it thereunder, and to provide by this Agreement an agreement to contribute and indemnify by and to each other to accomplish such result; and

      WHEREAS, the Credit Parties have determined that valuable benefits will be derived by the Credit Parties as a result of the extensions of credit to be made available to or for the use of the Credit Parties pursuant to the Credit Agreement.

      NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, each of the Credit Parties agrees as follows:

                                   ARTICLE I.

                         DEFINITIONS AND INTERPRETATION

      1.01 Defined Terms. As used in this Agreement, each of the following terms shall have the meaning assigned to such term below in this Section 1.01:

EXHIBIT G - CONTRIBUTION AND INDEMNIFICATION AGREEMENT
(Camden Property Trust)                                                   PAGE 1

      "Contribution Percentage" means for each Indemnitor the percentage obtained by dividing such Indemnitor's Obtained Benefit by the aggregate Obtained Benefit of all Guarantor Subsidiaries.

      "Excess Payments" has the meaning assigned to such term in Section 2.01.

      "Indemnitee" has the meaning assigned to such term in Section 2.01.

      "Indemnitor" has the meaning assigned to such term in Section 2.01.

      "Obtained Benefit" has the meaning assigned to such term in Section 2.01.

      1.02 References. References in this Agreement to Article or Section numbers shall be to Articles or Sections of this Agreement, unless expressly stated to the contrary. References in this Agreement to "hereby," "herein," "hereinafter," "hereinabove," "hereinbelow," "hereof," "hereunder" and words of similar import shall be to this Agreement in its entirety and not only to the particular Article or Section in which such reference appears. References in this Agreement to "includes" or "including" shall mean "includes, without limitation," or "including, without limitation," as the case may be. References in this Agreement to statutes, sections or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending, replacing, succeeding or supplementing the statute, section or regulation to which reference is made.

      1.03 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting gender shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.

                                   ARTICLE II.

                    TERMS OF CONTRIBUTION AND INDEMNIFICATION

      2.01 Contribution and Indemnification. Pursuant to the terms of the Credit Agreement, Borrower has been extended credit. In connection with such Credit Facilities, and as a condition to Administrative Agent and Lenders entering into the Credit Agreement and making Advances or Swingline Advance or issuing Letters of Credit thereunder, the Guarantor Subsidiaries have jointly and severally guaranteed payment in full of the Obligations (as defined in the Credit Agreement). The board of directors, managers or partners, as the case may be, of each Guarantor Subsidiary has determined that such Guarantor Subsidiary will receive direct and/or indirect benefits from the making of the Advances or Swingline Advances or issuance of Letters of Credit pursuant to the Credit Agreement. The aggregate amount of benefits obtained directly or indirectly by any Credit Party, and not repaid by Borrower or another Credit Party, is referred to herein as the "Obtained Benefit." In the event that any Guarantor Subsidiary (in such capacity, an "Indemnitee") pays (whether through direct payments or as a result of providing collateral for the Obligations) any amounts on the Obligations in excess of such Guarantor Subsidiary's

EXHIBIT G - CONTRIBUTION AND INDEMNIFICATION AGREEMENT
(Camden Property Trust)                                                   PAGE 2

Obtained Benefit (the "Excess Payments"), the Indemnitee shall be entitled to make demand on Borrower for such Excess Payments, and, to the extent not recovered from Borrower, to receive from each other Guarantor Subsidiary that received an Obtained Benefit (in such capacity, "Indemnitor"), such Indemnitor's Contribution Percentage of the Excess Payment. If any Indemnitor is unable to pay the Contribution Percentage of the Excess Payment, each Guarantor Subsidiary agrees to make a contribution to the Indemnitee to the extent necessary so that each Guarantor Subsidiary shares equally the liability for such Excess Payment in relation to the relative Obtained Benefit received by such Guarantor Subsidiary. IN SUCH REGARD, TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH GUARANTOR SUBSIDIARY SHALL INDEMNIFY, DEFEND, AND HOLD HARMLESS THE OTHER GUARANTOR SUBSIDIARIES FROM AND AGAINST ANY AND ALL LIABILITY, CLAIMS, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES AND EXPENSES) ARISING WITH RESPECT TO THE OBLIGATIONS AND EXCEEDING THE INDEMNITEE'S OBTAINED BENEFIT OR CONTRIBUTION PERCENTAGE THEREOF AS PROVIDED HEREIN.

      2.02 Payments. Any amount due to an Indemnitee by an Indemnitor or Credit Party under this Agreement shall be due and payable within ten (10) days of demand therefore by the relevant Indemnitee. All payments to be made by any Indemnitor under this Agreement shall be made to such Indemnitee at Borrower's principal office in Dallas, Texas, in immediately available funds, not later than 2:00 p.m., Dallas, Texas time, on the date on which such payment shall come due.

      2.03 Non-Exclusive Remedy. The remedies available to any Indemnitee pursuant to the provisions of this Article II are not exclusive and, in such regard, any Indemnitee shall be entitled to join any Indemnitor as a party to any proceeding involving such Indemnitee, any Indemnitor or Administrative Agent or the Lenders, including for purposes of enforcement of the provisions of this Agreement.

      2.04 Term. The term of this Agreement shall commence as of the date hereof and continue in effect until all Obligations are terminated or extinguished (but not by reason of the payment of the Obligations by any party hereto in a proportion other than as specified in Section 2.01).

      2.05 Subordination. Any amounts owed by any Credit Party to any other Credit Party under this Agreement shall be subordinate to the Obligations as more particularly set forth in Section 5 of each of the Guaranty Agreements executed by Guarantors pursuant to the Credit Agreement.

                                  ARTICLE III.

                            MISCELLANEOUS PROVISIONS

      3.01 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the Lenders, and their respective heirs, legal representatives, and assigns of any of them.

EXHIBIT G - CONTRIBUTION AND INDEMNIFICATION AGREEMENT
(Camden Property Trust)                                                   PAGE 3

      3.02 Amendments Waivers. Subject to Section 3.13 hereof, neither this Agreement nor any provision hereof may be amended, waived, discharged, or terminated verbally, but rather, only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge, or termination is sought.

      3.03 Non-Waiver. It is understood and agreed that any delay, waiver, or omission by any party hereto to exercise any right or power arising hereunder shall not be construed to be a waiver by such party of any subsequently arising right or power hereunder.

      3.04 No Impairment of Guaranties or Primary Liability. This Agreement shall not in any way be deemed to limit, alter or otherwise affect the terms and provisions of the Guaranty of the Guarantor Subsidiaries or any other Guaranty of the Obligations, or to affect the Guarantor Subsidiaries' obligations and agreements thereunder in favor of Administrative Agent and the Lenders; or to affect or impair in any way the Borrower's primary liability for the Obligations or any of the Guarantor Subsidiaries' rights of contribution and indemnity as against the Borrower, or any common law or other rights of contribution and indemnity as against other Guarantor Subsidiaries.

      3.05 Notices. Any notice, demand, offer, or other written instrument required or permitted to be given pursuant to this Agreement shall be in writing signed by the party giving such notice and shall be hand delivered or sent by overnight courier, certified mail (return receipt requested), or telefax to the other party(ies) at the relevant address set forth in the Credit Agreement. Any party shall have the right to change the address to which notice shall be sent or delivered to it hereunder by similar notice sent in like manner to the other parties. A notice shall be deemed to be duly received (a) if sent by hand, on the date when left with a responsible person at the address of the recipient;
(b) if sent by certified mail or overnight courier, on the date of receipt by a responsible person at the address of the recipient; or (c) if sent by telefax, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the telefax was sent indicating that the telefax was sent in its entirety to the recipient's telefax number.

      3.06 Attorneys' Fees. In the event any dispute between any of the parties to this Agreement should result in litigation or any other proceeding (including arbitration and mediation), the prevailing party shall be reimbursed by the nonprevailing party for all reasonable costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with such litigation or other proceeding and any appeal or enforcement thereof.

      3.07 Severability. If any term or provision of this Agreement or application thereof to any Person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by applicable law.

      3.08 Time of the Essence. The parties to this Agreement agree that time is of the essence to the performance of the obligations of the parties hereunder.

EXHIBIT G - CONTRIBUTION AND INDEMNIFICATION AGREEMENT
(Camden Property Trust)                                                   PAGE 4

      3.09 ENTIRE AGREEMENT. THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT OF THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS, BOTH WRITTEN AND VERBAL, BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF.

      3.10 JURISDICTION AND VENUE. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS AGREEMENT SHALL BE LITIGATED IN COURTS HAVING SITUS IN HOUSTON, HARRIS COUNTY, TEXAS, AND EACH PARTY HERETO HEREBY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH ACTION AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT IN ACCORDANCE WITH THIS SECTION 3.10.

      3.11 GOVERNING LAW. TO THE EXTENT THAT THE CREDIT AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS ARE TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, THIS AGREEMENT, TOO, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES OF SUCH LAWS.

      3.12 Counterparts. This Agreement and all amendments hereto may be executed in any number of original counterparts, each of which when so executed and delivered shall be an original, and all of which, collectively, shall constitute one and the same agreement, it being understood and agreed that the signature pages may be detached from one or more counterparts and combined with the signature pages from any other counterpart in order that one or more fully executed originals may be assembled.

      3.13 Agreement to Supplement. The Credit Parties acknowledge and agree that this Agreement will be amended and supplemented from time to time to add additional Guarantor Subsidiaries of Borrower as Guarantor Subsidiaries party to this Agreement, and Administrative Agent shall be entitled to supplement this Agreement, the signature pages hereof and Schedule A hereto, without action or joinder of any other parties hereto, to reflect the addition hereto of such additional Guarantor Subsidiaries, whereby any such Guarantor Subsidiary shall become a Guarantor Subsidiary and a Credit Party hereunder for all purposes.

EXHIBIT G - CONTRIBUTION AND INDEMNIFICATION AGREEMENT
(Camden Property Trust)                                                   PAGE 5

      IN WITNESS WHEREOF, the parties hereto have executed this Contribution and Indemnification Agreement to be effective as of the date first hereinabove written.

                                        BORROWER:

                                        CAMDEN PROPERTY TRUST,
                                        a Texas real estate investment trust

                                        By: _______________________________
                                        Name: _____________________________
                                        Title: ____________________________

                                        GUARANTOR SUBSIDIARIES:

                                        CAMDEN USA, INC., a Delaware corporation

                                        By: _______________________________
                                        Name: _____________________________
                                        Title: ____________________________

                                        CAMDEN OPERATING, L.P., a Delaware
                                        limited partnership

                                        By: CPT-GP, INC., a Delaware
                                            corporation, General Partner

                                            By: ___________________________
                                            Name: _________________________
                                            Title: ________________________

                                        CAMDEN REALTY, INC., a Delaware
                                        corporation

                                        By: _______________________________
                                        Name: _____________________________
                                        Title: ____________________________

EXHIBIT G - CONTRIBUTION AND INDEMNIFICATION AGREEMENT
(Camden Property Trust)                                                   PAGE 6

                                        ADMINISTRATIVE AGENT:

                                        BANK OF AMERICA, N.A.,
                                        as Administrative Agent

                                        By: _______________________________
                                        Name: _____________________________
                                        Title: ____________________________

EXHIBIT G - CONTRIBUTION AND INDEMNIFICATION AGREEMENT
(Camden Property Trust)                                                   PAGE 7

                                   SCHEDULE A

                             GUARANTOR SUBSIDIARIES

CAMDEN USA, INC., a Delaware corporation

CAMDEN OPERATING, L.P., a Delaware limited partnership

CAMDEN REALTY, INC., a Delaware corporation

EXHIBIT G - CONTRIBUTION AND INDEMNIFICATION AGREEMENT
(Camden Property Trust)                                                   PAGE 8